Collaboration and Distribution Agreement

(Roflumilast in the USA)

By and between

Nycomed GmbH
Byk Gulden-Strasse 2
78467 Konstanz
Federal Republic of Germany

and

Forest Laboratories Holdings Limited
Milner House
18 Parliament Street
Hamilton, HM11
Bermuda

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Table of Contents

Page
Recitals

Article 1	Definitions

Article 2	Grant of Rights

Article 3	Consideration

Article 4	Governance

Article 5	Regulatory Affairs

Article 6	Transfer of Know-How and Development

Article 7	Intellectual Property

Article 8	Trademark

Article 9	Commercialization

Article 10	Manufacturing and Supply

Article 11	Financial Terms of Commercialization

Article 12	Compliance with Law, Pharmacovigilance and Product Recall

Article 13	Representations and Warranties

Article 14	Indemnification, Liability and Insurance

Article 15	Reports, Records and Audits

Article 16	Confidentiality; Publications

Article 17	Competition

Article 18	Term and Termination

Article 19	Rights and Duties upon Termination

Article 20	Governing Law, Dispute Resolution and Arbitration

Article 21	Force Majeure

Article 22	Coming into Force and Antitrust Clearance Requirements

Article 23	Miscellaneous

List of Schedules

Schedule 1.1 (Bulk Product Specifications)
Schedule 1.3 (Nycomed Licensed Patents)
Schedule 1.4 (Partner Patents)
Schedule 1.5 (Product Specifications)
Schedule 1.6 (Draft Toll Packaging Agreement)
Schedule 1.7 (Trademark)
Schedule 9.5.4.1 (Daxas® Extension Program)
Schedule 9.6.1.1 [***]
Schedule 10.2.3 (Quality Agreement)
Schedule 10.3.4 (Batch Size)
Schedule 12.4 (Roflumilast Pre- and Post Marketing Surveillance {SOP})

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COLLABORATION AND DISTRIBUTION AGREEMENT

This collaboration and distribution agreement, dated as of the 7th day of August, 2009 (the “Effective Date”), relating to the pharmaceutical compound roflumilast is being entered into by and between Nycomed GmbH, a corporation organized and existing under the laws of Germany and having its principal office at Byk-Gulden-Strasse 2, 78467 Konstanz, Federal Republic of Germany, and Forest Laboratories Holdings Limited, a corporation organized and existing under the laws of the Republic of Ireland, with its principal offices located at Milner House, 18 Parliament Street, Hamilton, HM11, Bermuda, and a wholly-owned subsidiary of Forest Laboratories, Inc.

WITNESSETH

WHEREAS, Nycomed and its Affiliates control certain Nycomed patents and Nycomed know-how relating to Nycomed’s proprietary Compound;

WHEREAS, the Parties wish to Commercialize Products, including the Original Product, for use in the Field and in the Territory;

WHEREAS, the Parties each have experience in researching, developing and commercializing pharmaceutical products for the treatment of various diseases;

WHEREAS, Nycomed wishes to grant to Partner certain rights and licenses under the Nycomed Technology for the purpose of enabling Partner to Commercialize Products (including the Original Product) in the Territory and in the Field and, to the extent applicable, Develop Products in (or for purposes of) the Territory and in the Field;

WHEREAS, Partner wishes to accept such rights and licenses to Commercialize and, to the extent applicable, Develop Products, and Nycomed wishes to supply Bulk Product for Packaging and commercialization by Partner, in each case in the Territory and in the Field; and

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties to this Agreement mutually agree as follows:

Article 1
Definitions

For purposes of this Agreement, the following initially capitalized terms in this Agreement, whether used in the singular or plural, shall have the following meanings:

“Act” means the Federal Food, Drug and Cosmetic Act of the United States, as amended from time to time.

“Adjusted Relative Value Ratio” shall have the meaning set forth in Section 2.1.2.2.3.

“ADR” or “Adverse Drug Reaction” shall have the meaning set forth in Section 2.2.2 of Schedule 12.4.

“Advance Report” shall have the meaning set forth in Section 9.5.2.1.1.

“AE” or “Adverse Event” shall have the meaning set forth in Section 2.2.1 of Schedule 12.4.

“Affiliate” of a Person means any corporation, firm, partnership, organization or entity, whether de jure or de facto, which such Person directly or indirectly controls, is controlled by or is under common control with.  For the purpose of this definition, the term “control” means (i) direct or indirect ownership of fifty percent (50%) or more of the outstanding equity voting stock (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of a Person or (ii) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” means this collaboration and distribution agreement including all schedules thereto.

“Alliance Manager” shall have the meaning set forth in Section 4.9.

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“Alternate Trademark” shall have the meaning set forth in Section 8.2.1.

“ANDA” means an abbreviated new drug application filed pursuant to 21 U.S.C. § 355 by a Third Party for a generic equivalent of Product under the Waxman Hatch Act (codified as amended 21 U.S.C. §§ 301 et seq.).

“A&P Expenses” means (a) all reasonable internal costs in respect of work which is typically performed externally (e. g., by independent agencies), however not exceeding reasonable benchmark costs for comparable services (including proportional allocations of direct overheads) and Out-of-Pocket Costs incurred (i. e., paid to Third Parties or accrued therefor) by Partner after the Effective Date in connection with the advertising, marketing and promotion of the Product in the Territory pursuant to a Marketing Plan and in accordance with Legal Requirements, including (without limitation) costs incurred for: [***]; (b) always (i) only to the extent directly directed at the sales promotion of Product and (ii) only to the extent conforming with applicable US codes of ethics and all other applicable Legal Requirements.

Notwithstanding the foregoing, A&P Expenses shall not include (u) salaries or other variable costs of Details; (v) any general or administrative overheads incurred by Partner; (w) distribution and stocking allowances paid to wholesalers, distributors, and retail accounts, all rebates paid to managed care, all rebates or comparable compensation paid to patients, whether directly or indirectly, on account of crediting patients any self-retained costs of medical treatment not covered by medical insurance; and (x)  costs and expenses of Partner arising in connection with the implementation by Partner of the Daxas® Extension Program.

“A&P Expense Report” shall have the meaning set forth in Section 15.1.1.

“Approval Requirements” shall have the meaning set forth in Section 3.3.3.2.1.

“Arbitration” shall have the meaning set forth in Section 20.3.

“Arbitration Expert” shall have the meaning set forth in Section 3.3.3.2.5.1.

“Assumptions” shall have the meaning set forth in Section 9.6.2.1.

“Auditing Company” shall have the meaning set forth in Section 11.2.2.3.

“Audited Party” shall have the meaning set forth in Section 15.3.2.

“Auditing Party” shall have the meaning set forth in Section 15.3.2.

“Auditor” shall have the meaning set forth in Section 15.3.2.

“Bottling Tooling” shall have the meaning set forth in Section 10.1.2.3.2.

“Bottling Tooling Agreement” means the agreement by and between Nycomed and the Toll Packager dated April 29, 2009 pursuant to which the Toll Packager has purchased, installed and validated (technical transfer) a bottling machine for Nycomed and has granted Nycomed a purchase option regarding such bottling machine in consideration of a purchase option fee paid by Nycomed, as attached to the Toll Packaging Agreement as Appendix 4.

“Breach” shall have the meaning set forth in Section 18.2.1.

“Bulk Product” means Original Product, Line Extensions and, to the extent included into this Agreement in accordance with Section 2.4, any Improved Product (whether for use as commercial Product, as Promotional Samples, as Clinical Samples or as Phase IV Study Samples), in bulk tablet form as further described in the Bulk Product Specifications, for use in the Territory and in the Field for sales on the prescription market or as Promotional Samples, Phase IV Study Samples and Clinical Samples.

“Bulk Original Product” means Original Product in the form of Bulk Product.

“Bulk Product Specifications” means, as of the Effective Date, the quality release and quality assurance specifications of the Bulk Product as described in Schedule 1.1 and, after the Effective Date, as approved by the FDA and as amended by mutual agreement of the Parties from time to time subject to the provisions hereof, together with the specifications of any Line Extensions and Improved Products included into this Agreement pursuant to Section 2.4, if and when relevant.

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“Business Day” means any day on which banking institutions in Bermuda, United States and Constance, Germany are open for business.

“Call” means a personal visit by a Sales Representative to a person legally permitted to prescribe prescription drugs in the Territory during which such Sales Representative Details no more than three (3) products as Primary, Secondary and Tertiary Detail, one of them being the Product as Primary or Secondary Detail.

“cGCP” means the then current Good Clinical Practices required for the Clinical Development of Product as promulgated by the FDA under the Act, and the foreign equivalents in countries in which a Party is actively performing Clinical Development.

“cGMP” means the then current Good Manufacturing Practices (i) in the country where such manufacture occurs and (ii) in the Territory where Partner is actively Commercializing Product, as promulgated by the FDA under the Act, and the foreign equivalents, as applicable.

“Change of Control” with respect to Partner means (i) the acquisition (directly or indirectly, whether by merger, consolidation, purchase and sale, share exchange or otherwise, e. g., affecting Partner’s parent company) by any Third Party (other than an Affiliate or any trust or fund created under a profit-sharing or other benefit plan for employees of Partner) of a beneficial interest in the securities of Partner representing more than fifty percent (50%) of the combined voting power of Partner’s then outstanding securities; or (ii) the transfer, sale or assignment of more than fifty percent (50%) of the assets of Partner to a Third Party other than an Affiliate of Partner; or (iii) any other transfer to a Third Party of the power to control Partner.

“Claims” shall have the meaning set forth in Section 14.1.1.

“Clinical Development” means, with respect to the Original Product, a Line Extension or an Improved Product that has been included into this Agreement in accordance with Section 2.4, the performance pursuant to a Clinical Development Plan of all pre-clinical, clinical and regulatory activities required to obtain Regulatory Approvals of such Product in the Territory in the Field (including, but not limited to, Phase IIIa clinical trials), as well as the performance of any Phase IIIb studies required for, or as a condition of, Regulatory Approval of the NDA for such Product (including the preparation of common technical document CTD), all in accordance with the applicable Clinical Development Plan.  For clarity, Clinical Development shall not include Phase IV Studies or related activities (except as specifically provided above).

“Clinical Development Plan” means the plan designed to achieve the Clinical Development of the Original Product, a Line Extension or an Improved Product that has been included into this Agreement in accordance with Section 2.4, including, without limitation, (i) the budget and nature, number and schedule of Clinical Development activities, (ii) the Clinical Development responsibilities to be undertaken by each Party, (iii) a time schedule for the implementation of the Clinical Development activities concerned, (iv) the financial responsibilities to be assumed by each Party in relation to the Clinical Development activities assigned to it, (v) all such other issues as may reasonably have to be addressed under such Clinical Development Plan, as it may be agreed and amended by the Parties from time to time in accordance with this Agreement.

“Clinical Development Costs” means for all studies or activities performed in accordance with a Clinical Development Plan for the Original Product, a Line Extension or an Improved Product that has been included into this Agreement in accordance with Section 2.4 in the Territory, the following: (a) all Out-of-Pocket Costs incurred (i. e., paid to Third Parties or accrued therefor) by the applicable Party or Parties or any of their permitted designees including, without limitation, the costs of clinical trial insurance, [***].

“Clinical Samples” means Product for purposes of the Clinical Development pursuant to a Clinical Development Plan, a Phase IV Development Plan and of the Daxas® Extension Program, Packaged by or for Partner on the basis of Bulk Product supplied by Nycomed in accordance with the terms of this Agreement.

“Clinical Supplies” means (i) comparator drug, and (ii) placebo, both for purposes of the Clinical Development pursuant to a Clinical Development Plan, of the Daxas® Extension Program and of Phase IV Development.

“Co-Chairperson” shall have the meaning set forth in Section 4.3.1.

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“Commercialization” means any and all activities directed to importing Bulk Product, marketing, promoting, advertising, Detailing, distributing, storing, offering for sale, using and selling Product, including, without limitation, the distribution of Promotional Samples to targeted prescribers (to the extent applicable), in the Territory and in the Field, and, Section 9.5.4.1 notwithstanding, conducting Phase IV Studies of Product. When used as a verb, “Commercialize” means to engage in Commercialization.

“Commercially Reasonable Efforts” mean efforts and resources used for a product of a market potential similar to the market potential of the applicable Product at a similar stage of its product life, taking into account the establishment of the product in the marketplace, the competitiveness of the marketplace, the proprietary position of the product, the regulatory status involved, the profitability of the product, the remaining period of commercial exclusivity of the product, as well as other relevant factors, and corresponding at least to the same type (quality and quantity) of channels, methods, investments and staff (including, without limitation, sales force), which are used by reputable pharmaceutical companies of similar size and scope as the Parties that are engaged in the pharmaceutical business in the marketing of their own products with a similar potential in the Territory.

“Committee” shall have the meaning set forth in Section 4.2.3.

“Competing Product” shall have the meaning set forth in Section 17.2.

"Compound" means the compound roflumilast (INN) (3-cyclopropylmethoxy-4-difluoromethoxy-N-[3,5-dichloropyrid-4-yl]benzamide) and its metabolites, prodrugs (if any), and  isomers, and any hydrates, salts and polymorphs of any of the foregoing.

“Compound Supply Failure” shall have the meaning set forth in Section 10.2.4.2.2.3.1.

“Confidential Information” shall have the meaning set forth bin Section 16.1.

“Confidentiality Agreement” means the confidentiality agreement entered by and between the Parties dated February 14, 2009 (as amended).

“Contract Quarter” means the calendar quarter or, where applicable, the relevant part of a calendar quarter covered by the Term.

“Contract Year” means the calendar year or, where applicable, the relevant part of a calendar year covered by the Term.

“Control” or “Controlled” means with respect to any (i) material, invention, item of information, method, data or other Know-How, or (ii) intellectual property right, the possession (whether by ownership or license, other than pursuant to this Agreement) by a Party or its Affiliates of the ability to grant to the other Party access and/or a license as provided herein under such material, invention, item of information, method, data or other Know-How or intellectual property right (without violating Legal Requirements or the terms of any agreement or other arrangement with any Third Party).

“Cooperation Partners” means the Affiliates, Third Party licensees and Third Party distributors engaged by Nycomed in the development and commercialization of Product and other products incorporating the Compound, whether alone or in combination with one or several other active ingredients, to the exclusion of Partner and its permitted sublicensees and subcontractors.

“Core Partner Promotional Materials” shall have the meaning set forth in Section 9.2.1.1.

“Costs of Nationalization” means, with respect to the importation of Bulk Product in the Territory, governmental duties and levies and non-governmental fees and charges accruing in the course of such importation including, without limitation, customs duties, costs of customs clearance, value added tax on importation of goods and handling charges.

“Creditor” shall have the meaning set forth in Section 11.5.1.

“Date of Initiation of Phase III Clinical Trials” means, with respect to an Improved Product, the date when the first patient has been included in the first Phase III clinical trial for the relevant Improved Product.

“Daxas® Extension Program” means the program set out in Schedule 9.5.4.1 designed to achieve the clinical studies and other activities referred to in such Schedule 9.5.4.1, including, without limitation, (i) the budget and nature, number and schedule of Clinical Development activities, (ii) the Clinical Development responsibilities to be undertaken by each Party, (iii) a time schedule for the implementation of the Clinical Development activities concerned, (iv) the financial responsibilities to be assumed by each Party in relation to the Clinical Development activities assigned to it, (v) all such other issues as may reasonably have to be addressed under such Daxas® Extension Program, as it may be agreed and amended by the Parties from time to time in accordance with this Agreement.

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“Daxas® Extension Program Costs” means for all studies or activities performed in accordance with the Daxas® Extension Program, the following: (a) All Out-of-Pocket Costs incurred (i. e., paid to Third Parties or accrued therefor) by the applicable Party or Parties or any of their permitted designees including, without limitation, the costs of clinical trial insurance [***].

“Debtor” shall have the meaning set forth in Section 11.5.1.

“Defect” means, with respect to Bulk Product supplied by Nycomed or its appointee to Partner, the failure of the Bulk Product to comply with the related Bulk Product Specifications, in all cases at the time of dispatch by Nycomed or its appointee, and in all cases as determined on the basis of the pertaining Methods of Analysis.

“Deficiency” shall have the meaning set forth in Section 10.4.1(v).

“Deficient” shall have the meaning set forth in Section 10.4.1(v).

“Deficient Bulk Product” shall have the meaning set forth in Section 10.4.1(v).

“Detail” means that part of an in person, face-to-face sales Call during which a Sales Representative, who is fully trained and knowledgeable with respect to the applicable Product, including its label and package insert or outsert, and the use of the applicable promotional materials, makes a presentation of such Product to a medical professional with prescribing authority. Any activities performed by medical information scientists, market development specialists, managed care account directors and other personnel who are not conducting face-to-face sales Calls as provided in the preceding sentence shall not constitute a “Detail”. Further, E-details and presentations made at conventions or similar gatherings shall not constitute a “Detail”. Sample drops and reminder details shall not constitute a “Detail”. When used as a verb, “Detail” means to engage in Detailing activities.

“Detailing Expenses” means, with respect to the relevant period, the detail cost spent by Partner for the aggregate Details for Product performed by Partner in such relevant period for Product.

“Detailing Report” shall have the meaning set forth in Section 15.1.2.

“Developing Party” means, with respect to an Improved Product, the Party that conducts the Development of such Improved Product in accordance with the terms of this Agreement and the applicable Improved Product Inclusion Agreement.

“Development” means the scientific, medical, technical, clinical, regulatory and other activities necessary to obtain Regulatory Approval to Commercialize the Original Product, any Line Extension or, to the extent included into this Agreement pursuant to Section 2.4, any Improved Product, in the Territory and in the Field, including, without limitation, Technical Development, Clinical Development and the preparation, filing, prosecution and administration of INDs and NDAs, in accordance with a Development Plan that has been agreed pursuant to the terms and conditions of this Agreement.  When used as a verb, “Develop” means to engage in Development.

“Development Costs” means (i) Technical Development Costs and (ii) Clinical Development Costs, collectively.

“Development Data” means all information and data resulting from the Development of the Original Product, any Line Extension and any Improved Product included in this Agreement pursuant to Section 2.4, including, without limitation, the results of pre-clinical and clinical studies, and all other pre-clinical and clinical data referring to Product and/or the Compound such as clinical protocols, registration applications and other substantive regulatory documents including, but not limited to, all toxicological and clinical data, and all information and data filed with Regulatory Authorities related to Product for use in the Field. The term Development Data shall be deemed to include all information and data resulting from the implementation of the Daxas® Extension Program.

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“Development Milestone” shall have the meaning set forth in Section 3.3.1.

“Development Milestone Fee” shall have the meaning set forth in Section 3.3.1.

“Development Plan” means, for a specific Product, the Technical Development Plan and the Clinical Development Plan, as required, and as coordinated in accordance with Article 4.

“Dispute” shall have the meaning set forth in Section 20.2.

“Disputed Patent” means a Third Party Patent with respect to which an assertion is made by a Third Party, including its licensee, that the use, offer to sell, sale in the Territory, or importation into the Territory, of Compound, Bulk Product or Product, in each case in the Field, or the manufacturing of Compound, Bulk Product or Product outside the Territory for purposes of importation to and use in the Territory, infringes, induces the infringement of or contributorily infringes such Third Party Patent.

“Dispute Resolution” shall have the meaning set forth in Section 20.2.

“Dispute Resolution Procedure” shall have the meaning set forth in Section 20.2.

“DOJ” shall have the meaning set forth in Section 22.1.3.

“Draft Marketing Plan” shall have the meaning set forth in Section 9.5.2.1.1.

“EC” or “EEC” means the European Community.

“Effective Date” shall have the meaning set forth in the preamble to this Agreement.

“EMEA” means the European Medicines Evaluation Agency and any successor agency thereto.

“EU” means the European Union.

“Exclusive” shall mean that a right which is granted by a Party hereto (the “Licensor”) to the other Party (the “Licensee”) under this Agreement may only be exercised by Licensee and any of its present and future permitted sub-licensees, and must not be granted to, entered into with, or executed by any other Person (for clarity, including the Licensor and its Affiliates).

“Execution Payment” shall have the meaning set forth in Section 3.2.1.

“Expert” shall have the meaning set forth in Section 20.4.

“Extended Remedy Period” shall have the meaning set forth in Section 18.2.1.2(a).

“FDA” means the U.S. Food and Drug Administration and any successor agency thereto.

“Field” means the prevention, treatment or control of all respiratory diseases or conditions and for sales on the prescription (Rx) market only.

“Field Alert” means an “NDA Field Alert Report” pursuant to 21 CFR 314.81(b)(1) resulting from an incident that causes Product or its labeling to be mistaken for or applied to another article, bacterial contamination, a significant chemical, physical, or other change, deterioration in distributed Product, or failure of one or more distributed Batches of finished Product to meet the specifications established for it in the application for Regulatory Approval.

“First Commercial Sale” shall mean the first sale or other disposition for value of the Original Product in the Territory, in a final dosage form Packaged for the ultimate consumer, to an independent Third Party following applicable Regulatory Approval, by Partner, its Affiliates or permitted sublicensees.

“Follow-Up Term” shall have the meaning set forth in Section 18.1.2.

“Force Majeure Event” shall have the meaning set forth in Section 21.4.

“Forest Laboratories, Inc.” means Forest Laboratories, Inc., a corporation organized and existing under the laws of the state of Delaware and having its principal office at 909 Third Avenue, New York, NY 10022, the parent company of Partner.

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“FTE” means a full time equivalent person year, based upon a total of [***] weeks or [***] hours per year of scientific, technical or managerial work, on or directly related to Technical Development or Clinical Development.

“FTE Cost” means the product of (i) the number of FTEs, which are documented using a reasonably reliable tracking system, actually used by Nycomed or Partner in performing activities in accordance with this Agreement and (ii) an FTE rate to be agreed by and between the Parties, if and when relevant.

“FTE Rate” means US [***] per FTE with respect to activities performed in the United States and US$ [***] per FTE with respect to activities performed outside the United States. This rate is inclusive of salary, overtime, benefits and other personnel costs associated with the applicable FTE; general laboratory supplies; laboratory space; office supplies; IS hardware and software; maintenance and repairs, and all reasonable travel and entertainment costs. Such rate shall be adjusted each Contract Year for inflation (i) with respect to activities in the United States, based on changes in the Bureau of Labor Statistics Consumer Price Index for Urban Wage Earners – U.S. city average, from the prior January 1st, and (ii) with respect to activities performed outside of the United States, based on the European Index of Consumer Prices (EICP=EU-15) as published by Eurostat based on the average Harmonized Indices of Consumer Prices (HICPs) of every European Union member state, from the prior January 1st.

“FTC” shall have the meaning set forth in Section 22.1.3.

“Further Clinical Trials” shall have the meaning set forth in Section 19.1.3.

“GAAP” means the “United States Generally Accepted Accounting Principles” as determined by the US Financial Accounting Standards Board (FASB).

[***] means [***], a corporation organized and existing under the laws of [***] and having its principal office at [***].

“[***] Agreement” means the License and Collaboration Agreement, dated as of [***] between [***] and Forest Laboratories Holdings Limited (formerly known as Forest Laboratories Ireland Limited, a wholly-owned subsidiary of Forest Laboratories, Inc.), as amended.

“Gross Sales” means, with respect to any applicable period and any Product, the gross amounts invoiced by Partner, its permitted Affiliates and permitted sublicensees to unrelated Third Parties (whether an end-user, wholesaler, distributor or otherwise) in the Territory for sales of such Product.

“HSR Act” shall have the meaning set forth in Section 22.1.1.

“ICC” means the International Chamber of Commerce based in Paris.

“ICC Rules” shall have the meaning set forth in Section 20.3.

“Improved Product” means any product in the Field, other than the Original Product and Line Extensions thereof, (i) that incorporates the Compound (either alone or in combination with one or more other active ingredients), and (ii) that has been included into this Agreement in accordance with Section 2.4.

“Improved Product Inclusion Agreement” shall have the meaning set forth in Section 2.4.3.

“Improvement Technology” means all Know-How that is developed and all inventions that are conceived and reduced to practice, always to the extent related to Product or Compound, by one or more employees, agents, sublicensees, subcontractors or consultants of Nycomed and/or one or more employees, agents, sublicensees, subcontractors or consultants of Partner during the Term as a result of the cooperation of the Parties pursuant to this Agreement including, without limitation, all Know-How and inventions generated in connection with the performance of the Technical Development, Clinical Development and the Commercialization of Product and improvements thereof, together with any Patents that claim any such Know-How and/or inventions.

“IND” means an investigational new drug application submitted to the FDA in respect of a new drug.

“Indemnified Party” shall have the meaning set forth in Section 14.1.3.

“Indemnifying Party” shall have the meaning set forth in Section 14.1.3.

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“Infringement Claim” shall have the meaning set forth in Section 7.3.1.

“Initial Development Cost Sharing” shall have the meaning set forth in Section 2.1.2.2.2.

“Initial Term” shall have the meaning set forth in Section 18.1.1.

“Initiating Party” means that Party initiating an infringement or other appropriate suit pursuant to Section 7.2.2, Section 7.2.3 or Section 7.2.5 (as the case may be).

“Insolvency Event” shall have the meaning set forth in Section 18.2.2.

“Installment” shall have the meaning set forth in Section 3.1.

“IP Litigation Working Group” shall have the meaning set forth in Section 4.2.5.

“IP Prosecution Working Group” shall have the meaning set forth in Section 4.2.5.

“JCC” or “Joint Commercialization Committee” means the Committee established and operated in accordance with the procedures set forth in Section 4.2.2.

“JDC” or “Joint Development Committee” means the Committee established and operated in accordance with the procedures set forth in Section 4.2.1.

“JSC” or “Joint Steering Committee” means the Committee established and operated in accordance with the procedures set forth in Section 4.2.4.

“Jointly-Owned Improvement Technology” shall have the meaning set forth in Section 7.1.1.1.

“Jointly-Owned Patents” shall have the meaning set forth in Section 7.2.3.

“Know-How” means any and all confidential information, data or materials, including but not limited to scientific, medical, technical, clinical, regulatory, marketing and other information to the extent relating to the Compound or the Product that is Controlled by a Party hereto, and that is in existence as of the Effective Date or coming into existence during the Term.

“Latent Deficiency” means a Deficiency of Bulk Product that is not readily discoverable upon reasonable visual inspection of a shipment of Bulk Product and visual examination of sample tablets drawn from such shipment at random in quantities specified in the Quality Agreement.

“Launch Date” means, with respect to the Original Product, the date of the First Commercial Sale of such Product in the Territory.

“Launch Period” shall have the meaning set forth in Section 10.3.2.

“Launch Period Net Requirements Plan” shall have the meaning set forth in Section 10.3.2.

“Launch Quantities” shall have the meaning set forth in Section 10.3.2.

“Legal Requirements” means (i) any and all acts of the legislative bodies of the US or other jurisdictions (to the extent applicable), and any and all regulations, instruments, rules, orders, codes of practice and guidance made under such acts having legal force in the Territory or such other jurisdictions (to the extent applicable) without further enactment, and (ii) any decrees and orders of competent governmental authorities in the US or other jurisdictions (to the extent applicable) including, without limitation, the FDA, and in each case being applicable to or having application to Bulk Product and Product including, without limitation, the manner in which Partner Develops, Packages and Commercializes Bulk Product and Product, and the manner in which Nycomed manufactures Bulk Product for Partner.

"LIBOR" shall have the meaning set forth in Section 11.4.3.

“Line Extension” means a new form of Packaging or a new Package size of (i) Original Product or (ii) an Improved Product that has been included into this Agreement in accordance with Section 2.4, in each case for which Regulatory Approval (other than the first Regulatory Approval of the NDA for the Original Product or such Improved Product, respectively) is not required in order for Partner to commercialize such product in its Territory.

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“Losses” shall have the meaning set forth in Section 14.1.1.

“Major Market Country” means each of the countries Canada, Germany, France, Italy, Spain, the United Kingdom, the United States and Japan.

"Major Market Countries" means the Major Market Countries, collectively.

“Manufacturing Compensation” shall have the meaning set forth in Section 11.2.1.

“Margin Payment” shall have the meaning set forth in Section 11.3.1.

“Market Withdrawal” shall have the meaning set forth in Section 12.5.1 of this Agreement.

“Market Withdrawal Notice” shall have the meaning set forth in Section 12.7.1.

“Marketing Plan” shall have the meaning set forth in Section 9.5.2.1.3.

“Material Adverse Impact” shall have the meaning set forth in Section 3.3.3.2.2.

“Methods of Analysis” shall mean the methods of analysis established by Nycomed, on the basis of which the compliance of Bulk Product with the related Product Specifications and Legal Requirements is determined and that shall form part of the Product Specifications.

"Milestone" shall mean a Development Milestone or a Sales Milestone, as applicable in the given context.

[***] shall have the meaning set forth in Section 9.6.1.1 and Schedule 9.6.1.1.

[***] shall have the meaning set forth in Section 9.6.1.1 and Schedule 9.6.1.1.

[***] shall have the meaning set forth in Section 9.6.1.1 and Schedule 9.6.1.1.

“Minutes” shall have the meaning set forth in Section 4.6.

“Monthly Sales Report” shall have the meaning set forth in Section 15.1.3.1.

“Multiplier” shall shave the meaning set forth in Section 11.4.5.2.

“NDA” means (a) a New Drug Application submitted to the FDA pursuant to 21 U.S.C. Section 355(b)(1), and/or Section 355(b)(2) or any successor application or procedure and (b) all supplements and amendments, including supplemental New Drug Applications that may be filed with respect to the foregoing (each, an “SNDA”).

“Net Sales” means, with respect to any period, the Gross Sales of the Product, less the following deductions to the extent included in the gross invoiced sales price for the Product or otherwise directly paid or incurred by Partner, its permitted Affiliates and its permitted sublicensees with respect to the sale of the Product in the Territory and not otherwise recoverable by such Person: (a) trade, quantity, or cash discounts, chargebacks, returns, allowances or rebates to the extent actually allowed, given or accrued as a result of a rebating strategy communicated in advance to Nycomed through the JCC in the ordinary course of business (including, but not limited to, cash, governmental and managed care rebates, hospital or other buying group chargebacks); (b) adjustments, rejections, Recalls and returns to the extent made in the ordinary course of trading, to the extent the customer has been credited the original sales price or a portion thereof; (c) sales, excise, turnover, inventory, value-added, customs duties and similar taxes and governmental charges assessed on the sale of the Product; (d) the portion of any management fees paid in the ordinary course of business during the relevant time period to group purchasing organizations that relate specifically to the sale of such Product to such organizations, (e) service fees paid or allowances conceded in the ordinary course of business to wholesalers pursuant to Distribution Services Agreements or similar contracts by and between Partner and wholesalers for logistic and other services such as, without limitation, stock-keeping; (f) actual bad debts, which shall however be accounted for in the then current Net Sales calculation if later paid; provided that Net Sales shall be determined in accordance with GAAP, as consistently applied by Partner in its business.

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Sales, transfers or dispositions of Product for charitable, promotional (including samples), pre-clinical, clinical, or regulatory purposes shall be excluded from Net Sales, as shall sales or transfers of Product among a Party and its Affiliates.

Subject to the preceding paragraph, upon any sale or other disposal of any Product for any consideration other than an exclusively monetary consideration on bona fide arm’s length terms then, for the purposes of calculating the Net Sales under this Agreement, such Product shall be deemed to be sold exclusively for money at the fair market price generally achieved for such Product in the Territory. Notwithstanding the foregoing, if direct or indirect discounts are provided to customers as a result of selling Product in combination with other Partner products (so called “package deals”), then only the portion of any such discount attributable to Product shall be deducted from Gross Sales for purposes for determining Net Sales.

“Non-Branded Generic” shall have the meaning set forth in Section 2.1.1.6.1.

“Non-Developing Party” means, with respect to an Improved Product, the Party that is not the Developing Party.

“Non-Exclusive” means that a right which is granted by a Party hereto (the “Licensor”) to the other Party (the “Licensee”) under this Agreement may be exercised by Licensor and any of its present and future licensees and their sub-licensees, which may be Affiliates of the Licensor or Third Parties and may, in addition, be exercised by Licensee and, to the extent sub-licenses are permitted, its sub-licensees.

“Non-Initiating Party” shall have the meaning set forth in Section 7.2.4.1.

“Non-Owning Party” shall have the meaning set forth in Section 7.2.3.

“Notification” shall have the meaning set forth in Section 20.2.

“Nycomed” means Nycomed GmbH, Byk-Gulden-Strasse 2, 78467 Konstanz, Federal Republic of Germany.

“Nycomed Company Trademark” means “Nycomed”, used as a trademark, service mark, trade name or domain name and/or any accompanying design or logo of Nycomed or its Affiliates, which may or may not be registered or pending in the Territory.

“Nycomed Improvement Technology” means (i) Nycomed’s Solely-Owned Improvement Technology and (ii) Nycomed’s rights and interest in any Jointly Owned Improvement Technology.

“Nycomed Indemnified Persons” shall have the meaning set forth in Section 14.1.2.

"Nycomed Know-How" means all Know-How Controlled by Nycomed at any time during the Term to the extent such Know-How is necessary or useful for the Development, use or Commercialization of the Product in the Territory and in the Field. For clarity, Nycomed Know-How shall not include any Know-How for use outside the Field or outside the Territory except to the extent useful for purposes of the Field or the Territory.

“Nycomed Licensed Patents” means the Nycomed Patents and the Nycomed Manufacturing Patents, collectively.

“Nycomed Manufacturing Patents” means any and all Patents Controlled by Nycomed as of the Effective Date covering the manufacture of Bulk Product from Compound in the Republic of Ireland or covering the manufacture of Compound in Germany, France, Italy and Switzerland. Such Patents existing on the Effective Date are identified in Section 2 of Schedule 1.3 (Nycomed Licensed Patents), which Section shall be amended if and when any additional Patent Controlled by Nycomed is issued that covers the manufacture of Bulk Product from Compound in the Republic of Ireland or the manufacture of Compound in Germany, France, Italy and Switzerland, which newly added Patents, as of such amendment time, shall be considered Nycomed Manufacturing Patents.

“Nycomed Manufacturing Technology” means all Know-How Controlled by Nycomed at any time during the Term to the extent such Know-How is necessary or useful for the manufacture of Bulk Product from Compound, and the Nycomed Manufacturing Patents, collectively.

“Nycomed Material Adverse Effect” shall have the meaning set forth in Section 18.3.1.1.

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“Nycomed Patents” means any and all Patents Controlled by Nycomed as of the Effective Date in the Territory and in the Field with a claim relating to the Compound and/or the Original Product or a component of either of them, or a method of manufacture of any of the forgoing, or a method of treatment using any of the foregoing. Such Nycomed Patents existing on the Effective Date are identified in Section 1 of Schedule 1.3 as may be amended from time to time, which newly added patents, as of such amendment time, shall be considered Nycomed Patents.

Such Schedule 1.3 shall be amended, and the applicable additional Nycomed Patents shall be added to Section 1 of such Schedule 1.3, if and when any additional Patent of Nycomed is issued in the Territory that either (i) covers the Original Product and/or (ii) that covers any Line Extension, and/or (iii) that covers any Improved Product that has been included into this Agreement in accordance with Section 2.4.

“Nycomed Promotional Materials” shall have the meaning set forth in Section 9.2.3.1.

“Nycomed's Solely-Owned Improvement Technology” shall have the meaning set forth in Section 7.1.1.1.

“Nycomed Technology” means the Nycomed Patents and the Nycomed Know-How, including the Nycomed Improvement Technology, included into this Agreement in accordance with Section 2.1.1.5 or Section 2.4, collectively.

“Objection Notice” shall have the meaning set forth in Section 18.2.1.2(d).

“Objection Notification” shall have the meaning set forth in Section 3.3.3.2.4.

“Officers” shall have the meaning set forth in Section 20.2.

[***]

[***] shall have the meaning set forth in Section 17.4.5.

[***] shall have the meaning set forth in Section 17.4.5.

“Organs” shall mean the individual natural persons directly representing a legal person as its organs by operation of law (organs within the meaning of § 31 German civil code and their foreign equivalents).

“Original Product” means the oral solid (tablet) pharmaceutical formulation that contains Compound as the sole active ingredient, as approved by the FDA for Commercialization and use in the Field and in the Territory and as set out in the Product Specifications attached to this Agreement as Schedule 1.5, and, for the purposes of supplies by Nycomed and Nycomed’s related obligations, in the form of Bulk Product as set out in Schedule 1.1.

“Original Product Year” shall have the meaning set forth in Section 9.6.2.3.

“Out-of-Pocket Costs” means costs and expenses paid to Third Parties (or payable to Third Parties and accrued in accordance with GAAP), other than Affiliates or employees, by either Party.

“Ownership Rights” shall mean any and all right, title and interest under patent, copyright, trade secret and trademark law, or any other intellectual property or other law, in and to any Know-How, design, domain or Patent Rights.

“Owning Party” shall have the meaning set forth in Section 7.2.2.

“Packaging” means filling, inspecting, labeling, packaging and packing of Bulk Product including, without limitation, the packaging of package outserts and the performance of related quality control and testing of Bulk Product and finished Product as set out in the Toll Packaging Agreement. The terms "Package", "Packaged" and "Packaging" in this Agreement shall have the identical meaning.

“Packaging Materials” shall have the meaning set forth in Section 9.3.1.

“Partner” means Forest Laboratories Holdings Limited, a corporation organized and existing under the laws of the Republic of Ireland, with its principal offices located at Milner House, 18 Parliament Street, Hamilton, HM11, Bermuda, and a wholly-owned subsidiary of Forest Laboratories, Inc.

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“Partner Acquisition” shall have the meaning set forth in Section 18.3.2.1.

“Partner Company Trademark” means "Forest Laboratories", used as a trademark, service mark, trade name or domain name and/or any accompanying design or logo of Partner or its Affiliates, which may or may not be registered or pending in the Territory.

“Partner Financial Year” means the financial year of Partner that commences April 1st and ends March 31st.

“Partner Improvement Technology” means (i) Partner’s Solely-Owned Improvement Technology and (ii) Partner’s rights and interest in any Jointly-Owned Improvement Technology.

“Partner Indemnified Persons” shall have the meaning set forth in Section 14.1.1.

“Partner Know-How” means all Know-How generated by or for and Controlled by Partner, which constitutes Improvement Technology.

“Partner Merger Notice” shall have the meaning set forth in Section 18.3.2.3.

“Partner Objection Notification” shall have the meaning set forth in Section 11.2.2.3.

“Partner Patents” means any and all Patents Controlled by Partner at any time during the Term with a claim relating to an invention which constitutes Improvement Technology, including, without limitation, a method of manufacture of, or a method of treatment using, the Compound or Product.  Such Partner Patents shall, if and when relevant, be identified on Schedule 1.4 as may be amended from time to time.

“Partner Promotional Materials” shall have the meaning set forth in Section 9.2.1.2.

“Partner's Net Profit” means, with respect to any Non-Branded Generic, (a) in the case that Partner is itself selling and distributing such Non-Branded Generic, the Net Sales of such Non-Branded Generic less: (i) the related Manufacturing Compensation paid to Nycomed and Partner’s related costs of Packaging Bulk Product supplied by Nycomed, and (ii) Partner’s related distribution costs that shall in no event exceed [***] of Net Sales, and (iii) Partner’s reasonable, reasonably documented Out-Of-Pocket Costs and internal costs in respect of work which is typically performed externally (e. g., by independent agencies), however not exceeding reasonable benchmark costs for comparable services, for marketing and promoting the Non-Branded Generic; or (b) in the case that a Third Party is selling and distributing such Non-Branded Generic on behalf of Partner, the net amount paid to Partner by such Third Party in respect of such distribution and sale.

“Partner's Solely-Owned Improvement Technology” shall have the meaning set forth in Section 7.1.1.1.

“Partner Technology” means the Partner Patents and the Partner Know-How, including, without limitation, the Partner Improvement Technology, collectively.

“Party” or “Parties” means either Nycomed or Partner, or both Nycomed and Partner, as the context requires.

“Patent Deficiency” means a Deficiency of Bulk Product that may be readily discovered upon reasonable visual inspection of a shipment of Bulk Product and visual examination of sample tablets drawn from such shipment at random in quantities specified in the Quality Agreement.

“Patents” shall mean all patents and patent applications, including, without limitation, any continuations, continuations-in-part, divisions, utility models, design patents, provisionals or substitute applications, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal, amendment or extension (including any supplementary protection certificate and any patent term extension) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.

“Patent Right(s)” means any right, title or interest in a Patent.

“PDE” or “Primary Detail Equivalent” means (i) one Primary Detail or (ii) two Secondary Details.

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[***] shall have the meaning set forth in Schedule 9.6.1.1.

“PDE4 Inhibitor” means a pharmaceutical product for human use, the primary mechanism of pharmacologic action of which is inhibition of the phosphodiesterase 4 (PDE4) enzyme.

"Person" means any natural person or legal person including, without limitation, any corporation, general partnership, limited partnership, joint venture, or other business organization.

“Phase IV Study” means a clinical study (including a Phase IIIb study) of a Product conducted following the submission to the FDA of an NDA for such Product for marketing purposes or to further characterize such Product (and not for purposes of obtaining or maintaining Regulatory Approval).

“Phase IV Development” shall have the meaning set forth in Section 9.5.3.2.

“Phase IV Development Plan” shall have the meaning set forth in Section 9.5.3.1.

“Phase IV Study Samples” means Product for purposes of Phase IV Studies pursuant to a Phase IV Development Plan, Packaged by or for Partner on the basis of Bulk Product supplied by Nycomed in accordance with the terms of this Agreement.

“Phase-Out Period” shall have the meaning set forth in Section 18.3.2.3.

“Preliminary Replacement Delivery” shall have the meaning set forth in Section 10.4.2.4.

“Primary Detail” means a Detail that is in the first position and receives the most emphasis or focus during a Call (i. e., no other product receives more emphasis or focus during the Call).

“Primary Detail Equivalent” or “PDE” means (i) one Primary Detail or (ii) two Secondary Details.

“Product” means, collectively, (i) the Original Product, (ii) any Line Extensions thereof, (iii) any Improved Product, and (iv) any Line Extensions of an Improved Product.  For the avoidance of doubt, any Improved Product shall only be a “Product” for the purposes of this Agreement if included into this Agreement in accordance with Section 2.4

“Product Specifications” means, as of the Effective Date, the quality release and quality assurance specifications of the Original Product as described in Schedule 1.5 and, after the Effective Date, as approved by the FDA and as amended by mutual agreement of the Parties from time to time subject to the provisions hereof, together with the specifications of any Line Extensions and Improved Products included into this Agreement pursuant to Section 2.4, if and when relevant.

“Promotional Samples” means Product for distribution as samples in the form of Units of Product in the Territory, Packaged by or for Partner on the basis of Bulk Product supplied by Nycomed in accordance with the terms of this Agreement.

“Proposal” shall have the meaning set forth in Section 20.4.2.

“Purchase Option” shall have the meaning set forth in Section 10.1.2.3.2.

“Purchase Option Fee” shall have the meaning set forth in Section 10.1.2.3.2.

“Quality Agreement” means the agreement on the pharmaceutical responsibilities of the Parties to be attached to this Agreement as Schedule 10.2.3, and as may be amended by mutual agreement of the Parties.

“Quarterly Payment Report” shall have the meaning set forth in Section 15.1.4.

“Quarterly Sales Report” shall have the meaning set forth in Section 15.1.3.2.

“Recall” means a recall of Product pursuant to Sections 12.5.2.1, 12.5.2.2 or 12.5.2.3.

“Reconciliation Rate” shall shave the meaning set forth in Section 11.4.5.2.

“Refusing Party” shall have the meaning set forth in Section 2.1.2.2.3.

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“Regulatory Approval” means approval and authorization granted by the FDA in the Territory for a specific disease indication or method of treatment with respect to the Product upon a relating IND, NDA or SNDA in order to enable the Development or Commercialization (as applicable) of Product in the Territory including, without limitation, any price and reimbursement and advertising approvals for Product.

“Regulatory Authority” means, with respect to the Territory, the FDA or any equivalent or additional governmental or regulatory agencies in the Territory, and with respect to countries other than the Territory, the foreign equivalents of such governmental or regulatory agencies.

“Regulatory Rights” shall have the meaning set forth in Section 19.1.2.

“Rejection Notice” shall have the meaning set forth in Section 18.2.1.2(c).

“Relative Value Ratio” shall have the meaning set forth in Section 2.1.2.2.2.

“Relevant Price Adjustment Factors” shall have the meaning set forth in Section 11.2.2.2.1.

“Remedy Period” shall have the meaning set forth in Section 18.2.1.2.

“Remedy Plan” shall have the meaning set forth in Section 18.2.1.2(a).

“Reminder” shall have the meaning set forth in Section 18.2.1.2.

“REMS Program” means a Risk Evaluation and Mitigation Strategy Program according to the FDA Amendments Act of 2007 (FDAAA).

“Representatives" shall have the meaning set forth in Section 16.2.

“Respective Economic Shares” shall have the meaning set forth in Section 7.3.4.3.

“Responsible Regulatory Party” shall have the meaning set forth in Section 5.1.1.

“Rolling Monthly Net Requirements Plan” or “NRP” shall have the meaning set forth in Section 10.3.3.

“Rough Cut Capacity Plan” shall have the meaning set forth in Section 10.3.1.

“Rough Cut Capacity Planning” shall have the meaning set forth in Section 10.3.1.

“ROW” means all countries and territories outside the Territory.

 [***] shall have the meaning set forth in Section 13.1.6.

“Sales Reports” shall mean the Monthly Sales Reports and the Quartely Sales Reports, collectively.

“Sales Representative” means an individual who engages in Detailing and other promotional efforts with respect to Product and who has been trained by a trainer of Partner.

“Sales Force” means the Sales Representatives Detailing Product in the Territory, collectively.

“Sales Milestone(s)” shall have the meaning set forth in Section 3.4.1.

“Sales Milestone Fee(s)” shall have the meaning set forth in Section 3.4.1.

“Secondary Detail” means a Detail that is in the second position and receives the second most emphasis or focus during a Call (i. e., only the Product or, if a Primary Detail is performed for a product other than the Product, such other product receives more emphasis or focus during the Call).

“Secretary” shall have the meaning set forth in Section 4.3.1.

"Semi-Exclusive" means that a right granted by Nycomed to Partner with respect to the Product may be exercised only by Nycomed and Partner or, in each case, one of its Affiliates.

“Shipment Samples” shall have the meaning set forth in Section 10.3.8.

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“Shipping Costs” shall have the meaning set forth in Section 10.3.7.

“Shipping Documentation” shall have the meaning set forth in Section 10.3.9.

“sNDA” means a supplemental NDA.

“SOP” means at any time during the Term a Party’s standard operating procedure in its then current version.

“Special Stability Testing” shall have the meaning set forth in Section 10.3.10.

“Special Stability Testing Report” shall have the meaning set forth in Section 10.3.10.

“Stability Testing” shall have the meaning set forth in Section 10.3.10.

“Subcommittee” shall have the meaning set forth in Section 4.2.3.

“Subsequent Development Cost Sharing” shall have the meaning set forth in Section 2.1.2.2.3.

“Substance Patent” means the United States composition of matter Patent US 5,712,298 listed as number 1 in Section 1 of Schedule 1.3.

“Substantiated Notification” shall have the meaning set forth in Section 3.3.3.2.3.

“Supplier” means any Affiliate of Nycomed or any Third Party appointed in accordance with the terms and conditions of this Agreement to manufacture and perform the quality control of Compound, Bulk Product or any part thereof.

“Supply Chain Working Group” shall have the meaning set forth in Section 4.2.5.

“Supply Price” shall have the meaning set forth in Section 11.1.

“Supply Price of Compound” shall have the meaning set forth in Section 10.2.4.2.2.2.4.

“Technical Development” means the process development activities, other than clinical studies or supporting pre-clinical studies, which directly relate to the technical development of the Original Product, Line Extension or an Improved Product that has been included into this Agreement in accordance with Section 2.4.

“Technical Development Costs” means, for any Technical Development of the Original Product, a Line Extension or an Improved Product that has been included into this Agreement in accordance with Section 2.4, the documented Out-of-Pocket Costs incurred pursuant to a Development Plan and actually paid to Third Parties and/or the Cost of FTEs to the extent dedicated to such Technical Development.  For the purposes of clarity, Technical Development Costs do not include capital expenditures.

“Technical Development Plan” means a plan designed to achieve the Technical Development of the Original Product, a specific Line Extension or a specific Improved Product that has been included into this Agreement in accordance with Section 2.4, including, without limitation, (i) the budget and nature, number and schedule of Technical Development activities, (ii) the Technical Development responsibilities to be undertaken by the relevant Party, (iii) a time schedule for the implementation of the Technical Development activities concerned, (iv) the financial responsibilities to be assumed by the relevant Party or Parties in relation to the Technical Development activities as may be assigned to a Party, and (v) all such other issues as may reasonably have to be addressed under such Technical Development Plan, as it may be agreed and amended by mutual agreement of the Parties from time to time in accordance with this Agreement.

“Term” shall have the meaning set forth in Section 18.1.2.

“Termination Notice” shall have the meaning set forth in Section 18.2.1.2(c).

“Territory” or “US” means the United States of America, its territories and possessions, including, without limitation, the Commonwealth of Puerto Rico.

“Third Party” shall mean any Person other than the Parties and their Affiliates.

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“Third Party Expert Arbitration” shall have the meaning set forth in Section 3.3.3.2.4.

“Third Party Expert Determination” shall have the meaning set forth in Section 20.4.

“Toll Packager” means [***].

“Toll Packaging Agreement” means the Agreement by and between Nycomed and the Toll Packager for the Packaging of Partner’s requirements of Product for the Territory attached hereto as Schedule 1.5 that is assigned to Partner with effect from the Effective Date of this Agreement in accordance with Section 23.8.2 and Section 10.1.2.3 hereof.

“Trademark” means (i) the trademark Daxas® as further described on Schedule 1.7, or (ii) an Alternate Trademark designated for use with the Product in the Territory in accordance with Section 8.2.

“Tribunal” shall have the meaning set forth in Section 20.3.

“Unit” shall mean, for each dosage and package size of Product in the Territory (including Promotional Samples, Clinical Samples and Phase IV Study Samples), one (1) package of the finished Product for resale to the customer or, in case of Promotional Samples, for distribution as sample, and, in case of Clinical Samples, Clinical Supplies and Phase IV Study Samples, for each dosage and package size of Product, placebo or comparator drug, one (1) package of the finished Product, placebo or comparator drug for use in clinical trials or in Phase IV Development.

“United States” or “US” means the United States of America, its territories and possessions, including, without limitation, the Commonwealth of Puerto Rico.

“Valid Claim” means a claim of an issued Patent which claim has not been held invalid or unenforceable by final decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which is not admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

“Waiting Period” shall have the meaning set forth in Section 18.2.4.

“Waxman Hatch Act” means the United States Drug Price Competition and Patent Term Restoration Act of 1984, as amended.

“Working Group” shall have the meaning set forth in Section 4.2.5.

Article 2
Grant of Rights

2.1            Grant of Rights and Licenses

2.1.1                      Grant of Rights and Licenses by Nycomed to Partner. Subject to all terms and conditions of this Agreement, Nycomed hereby grants to Partner, and Partner accepts, for the Term the following rights and licenses in the Territory (and in the ROW only to the extent expressly set out in this Section 2.1.1) and in the Field:

2.1.1.1                   Grant of Right and License under Nycomed Technology to Commercialize Original Product and Line Extensions and to Manufacture Bulk Product from Compound under Nycomed Manufacturing Technology. (i) An Exclusive right and license under the Nycomed Technology to import Bulk Product and Commercialize the Original Product and, subject to coordination pursuant to Section 2.3, Line Extensions thereof in the Field and in the Territory and under the Trademark, and (ii) a Non-Exclusive right and license to manufacture Bulk Product from Compound under the Nycomed Manufacturing Technology in the Republic of Ireland and to manufacture Bulk Product from Compound through Nycomed or its Cooperation Partners in countries in which Nycomed or its Cooperation Partners are manufacturing Bulk Product, for purposes of Development of the Original Product and, subject to coordination pursuant to Section 2.3, Line Extensions thereof in the Field and in the Territory and (to the extent permitted by this Agreement) the ROW, and Commercialization of the Original Product and, subject to coordination pursuant to Section 2.3, Line Extensions thereof in the Field and in the Territory (which right and license may only be used as set forth in this Agreement), in each case with the limited right pursuant to Sections 2.2 and 10.2.4.2.2 to sublicense and subcontract;

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2.1.1.2                   Grant of Right and License under Nycomed Technology to Develop Original Product and Line Extensions. A Semi-Exclusive right and license under the Nycomed Technology to Develop the Original Product and, subject to coordination pursuant to Section 2.3, Line Extensions thereof in the Territory and in the Field, and, subject to agreement pursuant to Sections 6.2 and 6.3 and Sections 9.5.3.1 and 9.5.4.1 (as applicable), to perform any such Development in the ROW;

2.1.1.3                   Grant of Right and License under Nycomed Technology to Package Original Product and Line Extensions. An Exclusive right and license under the Nycomed Technology and the Trademark, with the limited right to subcontract pursuant to Section 2.2.1.3 and Section 10.1.2.2, to Package or have Packaged its requirements of the Original Product and, subject to coordination pursuant to Section 2.3, Line Extensions thereof, in the Territory and the ROW (for purposes of Development in the Territory and (to the extent permitted by this Agreement) the ROW and Commercialization in the Territory), and in the Field, on the basis of Bulk Product supplied by Nycomed under this Agreement or otherwise acquired by Partner pursuant to the terms and conditions of this Agreement;  and

2.1.1.4                   Grant of Rights under Nycomed Trademark. Subject to Article 8, Sections 9.2 and 9.3, an Exclusive right, license and, except as permitted by Section 2.1.1.6, obligation to Commercialize the Original Product under the Trademark and, subject to coordination pursuant to Section 2.3, Line Extensions thereof, in the Territory and in the Field.

2.1.1.5                  Rights of Partner to Nycomed Improvement Technology Covering Original Product or Line Extensions.

2.1.1.5.1               Rights of Partner to Nycomed Improvement Technology Covering Original Product. The license grants to Partner pursuant to Section 2.1.1 shall include a license under any Improvement Technology Controlled by Nycomed covering the Original Product, and Schedule 1.3 shall be amended accordingly.

2.1.1.5.2                Rights of Partner to Nycomed Improvement Technology Covering Line Extensions. Partner’s rights to Development Data pursuant to Section 6.8.1 and Partner’s rights to Improvement Technology pursuant to Section 7.1 notwithstanding, the license grants to Partner pursuant to Section 2.1.1 shall include a license under any Nycomed Technology and the Improvement Technology Controlled by Nycomed covering any Line Extension, and Schedule 1.3 shall be amended accordingly with respect to the relevant Nycomed Improvement Technology.

2.1.1.5.3                Rights of Partner to Nycomed Technology Covering Improved Products.  If an Improved Product is included in this Agreement in accordance with Section 2.4, then each of Partner’s rights and licenses set forth in Section 2.1 with respect to the Original Product or Line Extensions shall apply, subject to the terms of the Improved Product Inclusion Agreement as agreed in accordance with Section 2.4.3. with respect to such Improved Product.

2.1.1.6                   Commercialization of Non-Branded Rx Generic.

2.1.1.6.1                General Principle. Partner shall have the right, subject to the provisions of this Section 2.1.1.6, to commercialize (either itself or through a Third Party distributor) a non-branded prescription generic version of each Product (a “Non-Branded Generic”). At Partner’s request, the Parties agree that reasonably prior to the earlier to occur of (a) expiry of the Substance Patent (for clarity, including any patent term extension thereof) in the Territory (or analogous Patent with respect to another Product, as the case may be), (b) any loss of data exclusivity regarding the Regulatory Approval of the NDA for the Original Product or other Product (as the case may be), and (c) the reasonably anticipated date of the launch by a Third Party of a generic version of a Product (e. g., upon expiration of a statutory stay of an ANDA approval imposed by filing a suit for patent infringement under the Waxman Hatch Act), they shall, in good faith, agree on the timing for launch of a Non-Branded Generic of the relevant Product such that a non-branded generic Rx version of the applicable Product may be commercialized in the Territory reasonably prior to the market entry of generic competitors. The Parties acknowledge that none of the Parties have the obligation to agree to the launch of a Non-Branded Generic before the occurrence of (a) above.

2.1.1.6.2                 Commercial Conditions of Commercialization of Non-Branded Generic.  Nycomed shall, for the remaining part of the Term, supply such Non-Branded Generic as Bulk Product for a compensation calculated as the aggregate of (y) the Manufacturing Compensation for Non-Branded Generic supplied as Bulk Product and (z) a share in Partner’s Net Profit resulting from the commercialization of such Non-Branded Generic of thirty percent (30%) that shall be calculated and payable on a Contract Quarterly basis; provided that if such Manufacturing Compensation exceeds the price charged by a comparable Third Party manufacturing source in a bona fide offer for Bulk Product of comparable quality, then Partner shall be permitted to purchase Bulk Product for such Non-Branded Generic from such Third Party manufacturer unless Nycomed reduces the Manufacturing Compensation to the price charged by such Third Party.

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2.1.2                      Grant of Rights and Licenses by Partner to Nycomed. Nycomed’s rights to regulatory data pursuant to Section 5.4, Nycomed’s rights to Development Data pursuant to Section 6.8.2, Nycomed’s rights to Phase IV Development Data pursuant to Section 9.5.3.6, Nycomed’s rights to Development Data resulting from the Daxas® Extension Program pursuant to Section 9.5.4.8, Nycomed’s rights to Partner Promotional Materials pursuant to Section 9.2.3, and Nycomed’s rights to Improvement Technology pursuant to Section 7.1 notwithstanding, Partner shall grant Nycomed rights and licenses under the Partner Technology in accordance with this Section 2.1.2.

2.1.2.1                    Original Product and Line Extensions.  Nycomed, its Affiliates and Cooperation Partners shall have, subject to the terms and conditions of this Agreement, a right and license (including the right to sublicense) to practice, free of charge (except where there is agreed Development Cost sharing pursuant to the second sub-paragraph of Section 6.2.1 or pursuant to the second sub-paragraph of Section 6.3.3), any and all Partner Technology incorporated in the Original Product or any Line Extension (i) during and following the Term, outside of the Territory, (ii) during the Term, within the Territory and outside the Field, (iii) following the Term, within the Territory inside and outside the Field and (iv) during the Term, within the Territory and in the Field solely to perform development activities, in each case referred to in sub-paragraphs (i) to (iv), solely in connection with the development or commercialization of products containing the Compound, whether alone or in combination with one or several other active ingredients. Such right and license (x) shall be Exclusive with respect to development and commercialization for purposes of the ROW, (y) shall be Non-Exclusive with respect to development and commercialization for purposes of the Territory, and (z) to the extent covering any of Partner’s proprietary formulation technology or any compounds (other than Compound) developed by Partner, in each case independently from this Agreement and without reliance on and without reference to any Nycomed Technology, or to the extent covering compounds (other than Compound) or formulation technology acquired by Partner from a Third Party outside of this Agreement, shall continue following the Term only with respect to Products and any other products containing Compound that are being developed or commercialized as of the date of termination.

2.1.2.2                     Improved Products.

2.1.2.2.1                  License Grants.  Nycomed, its Affiliates and Cooperation Partners shall have, subject to the terms and conditions of this Agreement, a right and license (including the right to sublicense) to practice, free of charge except for Initial Development Cost Sharing pursuant to Section 2.1.2.2.1, Subsequent Development Cost Sharing pursuant to Section 2.1.2.2.2 (as applicable) and the compensation owed by Nycomed pursuant to 7.1.1.2 and 7.1.1.3, any and all Partner Technology incorporated in any Improved Product (i) during and following the Term, outside of the Territory, (ii) during the Term, within the Territory and outside the Field, (iii) following the Term, within the Territory inside and outside the Field and (iv) during the Term, within the Territory and in the Field solely to perform development activities, in each case referred to in sub-paragraphs (i) to (iv), solely in connection with the development or commercialization of products containing the Compound, whether alone or, if relevant pursuant to Section 2.4, in combination with one or several other active ingredients.  Such right and license (x) shall be Exclusive with respect to development and commercialization for purposes of the ROW, (y) shall be Non-Exclusive with respect to development and commercialization for purposes of the Territory, and (z) to the extent covering any of Partner’s proprietary formulation technology or any compounds (other than Compound) developed by Partner, in each case independently from this Agreement and without reliance on and without reference to any Nycomed Technology, or to the extent covering compounds (other than Compound) or formulation technology acquired by Partner from a Third Party outside of this Agreement, shall continue following the Term only with respect to Products and any other products containing Compound that are being developed or commercialized as of the date of termination.

2.1.2.2.2                   Initial Development Cost Sharing as Condition to Access Rights to Technology Incorporated in Improved Product.  If the Parties agree to include an Improved Product into this Agreement, then the rights of the Non-Developing Party to the Developing Party’s Technology incorporated in any such Improved Product (and not in the Original Product or a Line Extension) shall be subject to the Parties sharing the related Development Costs (the “Initial Development Cost Sharing”) in accordance with the following ratio (the “Relative Value Ratio”), provided that the Non-Developing Party agrees on a sharing of such Development Costs from the inception of related Development activities:

Execution copy

Developing Party: [***]
Non-Developing Party: [***]

provided, however, that if Nycomed is the Non-Developing Party and Nycomed determines in good faith that such Improved Product is beneficial for the Territory, then the Parties shall discuss an appropriate cost-sharing arrangement with respect to the Development of such Improved Product within the JDC, provided however that Nycomed may at any time and within its sole discretion withdraw from such cost-sharing discussions and Nycomed shall notwithstanding such discussion having taken place or not, not be obliged  (i) to exercise its rights and license under Section 2.1.2.2.1 with respect to such Improved Product for purposes of the ROW and (ii) to share Partner’s related Development Costs if Partner elects to perform the Development of the applicable Improved Product for the Territory.

Subject to Section 2.1.2.2.3, pursuant to the applicable Improved Product Inclusion Agreement and unless otherwise agreed, a Party shall not be required to bear a share of the Development Costs of the relevant Improved Product that would exceed such Party’s share of the Relative Value Ratio as determined pursuant to this Section 2.1.2.2.2, without prejudice of the right of each Party to negotiate the terms and conditions of the commercial supply of the relevant Improved Product and other terms and conditions regarding the inclusion of the relevant Improved Product in accordance with Section 2.4.3.

2.1.2.2.3                    Subsequent Development Cost Sharing as Condition to Access Rights to Technology Incorporated in an Improved Product.  If (i) an Improved Product is included into this Agreement but the Non-Developing Party does not agree to Initial Development Cost Sharing pursuant to Section 2.1.2.2.2, or if (ii) an Improved Product is not included into this Agreement, but Nycomed, at its own cost, expense and risk, conducts autonomous development activities regarding such Improved Product, then the Non-Developing that has initially rejected to conduct a joint Development of the relevant Improved Product (the “Refusing Party”) may provide the Developing Party with notice that it wishes to include such Improved Product in this Agreement for Commercialization in the Territory, or, in case of Nycomed being the Refusing Party, that it wishes to exercise its rights and license under Section 2.1.2.2.1 and co-finance Development as set out herein.

Upon such request, in case of Partner or Nycomed being the Refusing Party that wishes inclusion of the relevant Improved Product for Commercialization in the Territory under this Agreement, the Parties shall negotiate an inclusion of such Improved Product in accordance with Section 2.4 and this Section 2.1.2.2.3.

Further, upon such request, in case of Nycomed being the Refusing Party, the Parties shall agree on a development cost sharing in accordance with the terms of this Agreement, or, if requested by Nycomed (and commercially reasonable at the time), a co-Development of the applicable Improved Product in accordance with Section 6.4, thereby amending the pertaining Improved Product Inclusion Agreement.

In the event that the Refusing Party exercises such rights before the Date of Initiation of Phase III Clinical Trials for the applicable Improved Product, Development Costs shall be shared in accordance with the Relative Value Ratio pursuant to Section 2.1.2.2.2.

However, in the event that the Refusing Party should exercise such rights after the Date of Initiation of Phase III Clinical Trials for the applicable Improved Product, Development Costs related to such Improved Product shall be shared (the “Subsequent Development Cost Sharing”) in accordance with an adjusted Relative Value Ratio (the “Adjusted Relative Value Ratio”) as follows:

Developing Party: Share to be borne pursuant to Relative Value Ratio less an adjustment of [***] of entire Development Costs
Refusing Party: Share to be borne pursuant to Relative Value Ratio plus an adjustment of [***] of entire Development Costs

The determination of such Adjusted Relative Value Ratio is based in the Relative Value Ratio pursuant to Section 2.1.2.2.2 plus an adjustment consisting of an additional amount to the Developing Party, calculated as a percentage of [***] of the entire Development Costs (i.e., from the inception of related Development activities) as compensation for the additional risk undertaken by the Developing Party in view of its initial sole development of the relevant Improved Product).

Pursuant to the applicable Improved Product Inclusion Agreement and unless otherwise agreed, a Party shall not be required to bear a share of the Development Costs of the relevant Improved Product that would exceed such Party’s share of the Adjusted Relative Value Ratio as determined pursuant to this Section 2.1.2.2.3, without prejudice of the right of each Party to negotiate the terms and conditions of the commercial supply of the relevant Improved Product and other terms and conditions regarding the inclusion of the relevant Improved Product in accordance with Section 2.4.3.

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2.1.2.3                        Partner Improvement Technology.  Nycomed, its Affiliates and Cooperation Partners shall have, subject to the terms and conditions of this Agreement (including, without limitation, Sections 2.1.2.2, 6.3.3 and 7.1.1.2), a right and license (including the right to sublicense) to practice any and all Partner Improvement Technology (i) during and following the Term, outside of the Territory, (ii) during the Term, within the Territory and outside the Field, (iii) following the Term, within the Territory inside and outside the Field and (iv) during the Term, within the Territory and in the Field solely to perform Development activities, in each case referred to in sub-paragraphs (i) to (iv), solely in connection with the development, manufacturing or commercialization of products containing the Compound, whether alone or in combination with one or several other active ingredients.  Such right and license (x) shall be Exclusive with respect to development and commercialization for purposes of the ROW, (y) shall be Non-Exclusive with respect to development and commercialization for purposes of the Territory, and (z) to the extent covering any of Partner’s proprietary formulation technology or any compounds (other than Compound) developed by Partner, in each case independently from this Agreement and without reliance on and without reference to any Nycomed Technology, or to the extent covering compounds (other than Compound) or formulation technology acquired by Partner from a Third Party outside of this Agreement, shall continue following the Term only with respect to Products and any other products containing Compound that are being developed or commercialized as of the date of termination.

2.2            Appointment of Sublicensees and Subcontractors.

2.2.1                            Sublicensing and Subcontracting by Partner.

2.2.1.1                         General Principle. Partner shall be permitted to sublicense or subcontract its rights and obligations under this Agreement, whether in whole or in part, to an Affiliate of Partner with prior written notice to Nycomed. Unless expressly authorized by this Agreement (including without limitation Section 2.1.1.2), Partner shall neither sublicense nor subcontract its rights and obligations under this Agreement, whether in whole or in part, to a Third Party, without the prior written consent of Nycomed, such consent to be given or withheld within Nycomed’s sole discretion.

2.2.1.2                        Development. Partner may subcontract Development work relating to the Product, however, in all cases: (i) Partner shall maintain close oversight of and direct responsibility for such work; (ii) Partner shall consider any reasonable suggestions from the JDC with regard to CRO selection and (iii) Partner shall inform Nycomed of any such subcontractors and the activities that have been subcontracted prior to subcontracting.

2.2.1.3                        Packaging.  Partner shall have the Toll Packager Package Bulk Product for Partner, unless Partner decides to package Bulk Product by itself, which Partner shall be permitted to do, subject to the terms of the Toll Packaging Agreement. Partner may have another Person appointed by Partner, Package Bulk Product for Partner.  Any such appointment of a Person other than the Toll Packager for Packaging Bulk Product shall be subject to the terms of the Toll Packaging Agreement.

2.2.2                            Sublicensing and Subcontracting by Nycomed.

2.2.2.1                       General Principle. Except as expressly restricted hereinafter, Nycomed may sublicense or subcontract its rights and obligations under this Agreement, whether to an Affiliate of Nycomed or a Third Party, without the prior written consent of Partner.

2.2.2.2                       Appointment of Subcontractors for Manufacturing of Bulk Product. Nycomed may subcontract the manufacturing of Bulk Product and Compound or components thereof to Affiliates or, with Partner’s prior written consent (such consent not to be unreasonably withheld or delayed) Third Parties. Nycomed may replace or appoint additional subcontractors for the manufacturing of Bulk Product and Compound with the prior written consent of Partner, such consent not to be unreasonably withheld or delayed.  Any change of the initial manufacturers or subcontractors appointed for the manufacturing of Bulk Product and Compound shall also be subject to the change control provisions of the Quality Agreement.

2.2.3                         Vicarious Liability. Unless provided otherwise herein, a Party sublicensing, subcontracting or designating Development, manufacturing or Commercialization activities to an Affiliate or any Third Party designee in accordance with the provisions of this Article 2 shall be liable for the performance of any responsibilities so delegated as if they had been performed by the delegating Party.

2.3            Inclusion of Line Extensions.  Partner may at any time Develop a Line Extension in the Field and in the Territory and the ROW, and Commercialize such Line Extension in the Field and in the Territory, subject to Section 6.3, prior notification of Nycomed and coordination with Nycomed through the JDC and the JCC (as applicable).

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2.4             Inclusion of Improved Products.

2.4.1                       Proposal for Inclusion. If a Party believes that any Improved Product, whether Controlled by such Party or by the other Party, is suitable for Commercialization in the Territory in the Field and therefore wishes to evaluate the Development and Commercialization of such Improved Product in the Territory and in the Field, such Party shall give the other Party reasonable advance notice in writing, thereby submitting to the other Party, subject to its obligations of confidentiality and non-use pursuant to Article 16 of this Agreement, reasonably detailed information on the applicable Improved Product. In addition, Nycomed shall give Partner (subject to Partner’s obligations of confidentiality and non-use pursuant to Article 16 of this Agreement) reasonable advance notice in writing of any Improved Product that Nycomed intends to develop for commercialization in the ROW and in the Field, together with reasonably detailed information on the applicable Improved Product, in order for Partner to determine whether it wishes to participate in the Development of such Improved Product for purposes of commercialization in the Territory, in accordance with the provisions of this Section 2.4 and Section 2.1.2.2.

2.4.2                       Inclusion Resolution of JDC. Within a reasonable period of time of receipt of such request (but in no event more than 60 days), the JDC shall evaluate the proposed Improved Product and shall submit to each Party a reasonable resolution regarding an inclusion.  If the Party submitting such proposal is Partner, then the JDC shall approve such Improved Product for inclusion in this Agreement unless the JDC reasonably determines that the Development and Commercialization of such Improved Product in the Territory would expose either Party to unreasonable risks including, without limitation, if such Development or Commercialization (i) would have a material adverse safety, regulatory or financial impact on the development and commercialization of Product in the Territory and/or the ROW; and/or (ii) would expose Partner or Nycomed to conflicts regarding Third Party Disputed Patents, and (iii) always provided that such inclusion resolution affords Nycomed the opportunity to supply the applicable Improved Product to Partner at economic terms and conditions substantially similar to those applying to the Original Product pursuant to this Agreement or, in case Nycomed elects not to supply the applicable Improved Product in the form of Bulk Product (which election Nycomed could only make if the Improved Product would be different from the Original Product supplied as of that point of time) and to supply only Compound for the manufacturing of the applicable Improved Product by Partner, that Nycomed receives a compensation for the Commercialization of such Improved Product by Partner substantially reflecting the profit that Nycomed would have generated if Nycomed would have supplied the applicable Improved Product in the form of Bulk Product.  If the Party submitting such proposal is Nycomed, then the JDC shall discuss and approve such inclusion subject to and taking into account the factors listed as sub-paragraphs (i), (ii) and (iii) above, provided however that there shall be no inclusion should Partner not agree thereto.

2.4.3                      Negotiation and Execution of Improved Product Inclusion Agreement. If the JDC recommends that a proposed Improved Product be included in this Agreement, then, upon receipt of such JDC recommendation, the Parties shall negotiate with each other, consistent with the terms of this Agreement (i. e., making only those modifications to the terms of this Agreement as are reasonably required to address the differences between the Original Product and the applicable Improved Product), the terms and conditions of the inclusion of the applicable Improved Product into this Agreement for Development by Partner in the Field (in the Territory and, subject to the terms of this Agreement, in the ROW) and Commercialization by Partner under the relevant Trademark in the Territory and in the Field (in each case, an “Improved Product Inclusion Agreement”).

Subject to the provisions of this Agreement, each Party may determine, within its sole discretion, whether and, if so, upon which terms and conditions, it wishes to include an Improved Product always provided that, pursuant to the applicable Improved Product Inclusion Agreement and unless otherwise agreed, a Party shall not be required to bear a share of the Development Costs of the relevant Improved Product that would exceed such Party’s share of the Relative Value Ratio as determined pursuant to Section 2.1.2.2.2 or of the Adjusted Relative Value Ratio as determined pursuant to Section 2.1.2.2.3, as applicable, without prejudice of the right of each Party to negotiate the terms and conditions of the commercial supply of the relevant Improved Product and other terms and conditions regarding the inclusion of the relevant Improved Product in accordance with this Section 2.4.3.

2.4.4                     Failure to Timely Execute Improved Product Inclusion Agreement. For as long as the Parties should not have agreed on an Improved Product Inclusion Agreement, then, Section 17.2 notwithstanding, neither Party may Commercialize the relevant Improved Product in the Territory and in the Field during the Term.

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2.5            Construction of Rights and Licenses. Nothing in this Agreement shall be construed as giving a Party any right to use or otherwise deal with the other Party’s Patent’s or Know-How except as explicitly granted hereunder.

Article 3
Consideration

3.1                       Consideration for Grant of Rights. As part of the consideration for the grant of rights by Nycomed to Partner under this Agreement, Partner agrees to make payment to Nycomed of an Execution Payment, the Development Milestone Fee, and the Sales Milestone Fees (individually, each an “Installment” and collectively, the “Installments”), in accordance with this Article 3.

3.2                       Execution Payment.

3.2.1                   General. Partner agrees to make payment to Nycomed of an execution payment totaling

US dollars one hundred million (US$100 million)

(the “Execution Payment”).

3.2.2                   Due Date of Execution Payment. Partner shall make payment of the Execution Payment in accordance with Section 3.5 within ten (10) Business Days from the Effective Date.

3.3             Development Milestone Fee.

3.3.1                   General. Further, upon the achievement of the Milestone referred to in Section 3.3.2 and always subject to reductions pursuant to Section 3.3.3, Partner agrees to make payment to Nycomed of the following related Milestone Fee (the “Development Milestone” and the pertaining “Development Milestone Fee”) set forth in Section 3.3.2.

3.3.2                   Development Milestone and Fee. Within ten (10) Business Days from the date of the grant of the first Regulatory Approval of the NDA for the Original Product in the Field and in the Territory and always subject to reductions pursuant to Section 3.3.3, Partner shall make payment to Nycomed of a Development Milestone Fee of

US dollars [***]

3.3.3                   Reduction of Development Milestone Fee.

3.3.3.1                General Principle.  The Development Milestone Fee shall be reduced upon the occurrence of any of the conditions referred to in Sections 3.3.3.2 to 3.3.3.5, provided, however, that, except as set forth in Section 3.3.3.3, an eventual cumulative occurrence of any of these conditions notwithstanding, the overall reduction of the Development Milestone Fee shall not exceed US dollars [***], meaning that a minimum Development Milestone Fee of US dollars [***] will be payable even if the accumulated reductions pursuant to Sections 3.3.3.2, 3.3.3.4 and 3.3.3.5 should exceed US dollars [***].

3.3.3.2                [***].

3.3.3.2.1             Rights of Partner.  In the event that the first Regulatory Approval of the NDA for the Original Product in the Field and in the Territory is granted (i) [***]  and/or (ii) with the [***]  ((i) and (ii) individually and collectively being the “Approval Requirements”), and any of such Approval Requirements having a Material Adverse Impact on the commercial potential of the Original Product in the Territory as set out in Section 3.3.3.2.2, then Partner may either (a) reduce the Development Milestone Fee by an amount equal to

US dollars [***]

or (b) [***].

3.3.3.2.2             Material Adverse Impact on Commercial Potential of Original Product. An Approval Requirement pursuant to Section 3.3.3.2.1 shall only be deemed to have a material adverse impact (the “Material Adverse Impact”) on the commercial potential of the Original Product in the Territory, [***]

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3.3.3.2.3             Partner Notification. If Regulatory Approval for the Original Product has been granted with an Approval Requirement and if Partner believes that such Approval Requirement has a Material Adverse Impact on the commercial potential of the Original Product in the Territory as set out in Section 3.3.3.2.2, then Partner shall notify Nycomed, if Partner elects to exercise any of its rights pursuant to Section 3.3.3.2.1, such notification to be received by Nycomed no later than fifteen (15) Business Days from the date of the grant of the Regulatory Approval of the Original Product in the Territory. Such notification shall be accompanied by a reasonably detailed and documented statement outlining the reasons (the “Substantiated Notification”) for which Partner believes that a Material Adverse Impact pursuant to Section 3.3.3.2.2 will occur, and a specification by Partner which of its rights pursuant to Section 3.3.3.2.1 elects to exercise. If Nycomed should not timely receive such Substantiated Notification by Partner, Partner shall be deemed to have waived its rights pursuant to Section 3.3.3.2.1.

3.3.3.2.4             Nycomed Objection. Nycomed may object against Partner’s Substantiated Notification pursuant to Section 3.3.3.2.3 within a period of fifteen (15) Business Days from receipt by Nycomed of such Substantiated Notification. Subject to timely receipt by Partner of Nycomed’s reasonably detailed and documented objection notification summarizing the reasons for which Nycomed believes that a Material Adverse Impact pursuant to Section 3.3.3.2.2 will not occur (the “Objection Notification”), the issue whether or not the occurrence of an Approval Requirement has a Material Adverse Impact pursuant to Section 3.3.3.2.2 shall be determined by Third Party expert arbitration pursuant to Section 3.3.3.2.5 (the “Third Party Expert Arbitration”).

3.3.3.2.5             Third Party Expert Arbitration. Third Party Expert Arbitration shall be conducted as follows:

3.3.3.2.5.1          Nomination. The Third Party expert (the “Arbitration Expert”) shall be agreed by the Parties within 10 days from the date of Nycomed’s objection pursuant to Section 3.3.3.2.4, failing which as nominated by the International Center for Expertise of the International Chamber of Commerce (the “ICC”) in Paris (internet link http://www.iccwbo.org/court/expertise/id4595/index.html). The nomination shall be subject to the conditions that (i) the Arbitration Expert shall undertake to render his or her opinion within two (2) calendar months of the date of the submission of the request for Third Party Expert Arbitration pursuant to Section 3.3.3.2.5.2, and (ii) the Arbitration Expert shall undertake to deliver a written opinion evidencing the basis of his or her decision.

3.3.3.2.5.2          Arbitration Request. Within in a period of thirty (30) days from the nomination by such Arbitration Expert by the Parties or the ICC, the Parties shall submit to such Arbitration Expert the Substantiated Notification together with Nycomed’s Objection Notification.

3.3.3.2.5.3          Expert Decision and Obligations Pending Expert Decision. The Arbitration Expert shall determine the procedure for reaching his or her decision as he or she thinks fit, provided that he provides each of Nycomed and Partner with at least one opportunity to present their views in person and aims to reach a decision within the period referred to in Section 3.3.3.2.5.1(i). With respect to the costs of Third Party Expert Determination, Section 20.6 shall apply. Pending the decision of the Arbitration Expert, Partner shall not be obliged (i) to make payment to Nycomed corresponding to the reduction amount of the Development Milestone Fee set out in Section 3.3.3.2.1, if it has opted for such reduction, or (ii) in addition to the right to withhold the payment in accordance with the aforesaid, to launch the Product in accordance with the applicable terms set out in this Agreement, if it has elected to terminate this Agreement pursuant to Section 18.4.

3.3.3.2.6              Regulatory Approval without Material Adverse Impact. In the event that the first Regulatory Approval of the NDA for the Original Product in the Field and in the Territory is granted with an Approval Requirement pursuant to Section 3.3.3.2.1 that would not have a Material Adverse Impact pursuant to Section 3.3.3.2.2, then the costs of any risk mitigation strategy (including, without limitation, the cost of any related clinical studies) required to be performed as a consequence of such Approval Requirement, [***].

3.3.3.3                  Label without [***]. In the event that the first Regulatory Approval of the NDA for the Original Product in the Field and in the Territory is granted without [***], then Partner may either (a) reduce the Development Milestone Fee, to the exclusion of any further reduction if any additional reduction events pursuant to Sections 3.3.3.2, 3.3.3.4 and 3.3.3.5 should occur and subject to Section 3.3.3.1, by an amount equal to

US dollars [***]

or (b) [***]

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3.3.3.4                  Limitation to [***]. In the event that the first Regulatory Approval of the NDA for the Original Product in the Field and in the Territory is limited to [***], the Development Milestone Fee shall, always subject to Section 3.3.3.1, be reduced by an amount corresponding to

US dollars [***].

3.3.3.5                  Delay of Grant of First Regulatory Approval.  In the event that the grant of the first Regulatory Approval of the NDA for the Original Product in the Field and in the Territory, regardless of its scope, should occur after [***], then, for each complete month of delay after [***] and always subject to Section 3.3.3.1, the Development Milestone Fee shall be reduced by an amount of

US dollars [***]

for each such month of delay, pro-rated for a partial month of delay.

3.3.4                      Due Date of Development Milestone Fee. Partner shall promptly notify Nycomed of the occurrence of the Development Milestone, and Partner shall make payment of the Development Milestone Fee in accordance with Section 3.5 within ten (10) Business Days from the date as of which the relevant Development Milestone has been so accomplished, provided that Partner has not given a notice of termination of this Agreement within such ten (10) Business Day period to the extent permitted by and in accordance with Section 18.4.  For clarity, the Development Milestone Fee shall not be due or payable if Partner has given notice of termination of this Agreement, even if the Development Milestone has been achieved prior to the effective date of termination.

3.4            Sales Milestone Fees.

3.4.1                     General. Section 17.4.5 notwithstanding, upon the achievement of the Milestones referred to in Sections 3.4.2 to 3.4.6, Partner agrees to make payment to Nycomed of the related Milestone Fees set out below (each, a “Sales Milestone” and a pertaining “Sales Milestone Fee”). Thereby and for the avoidance of doubt, it is understood that any Sales Milestone that has been achieved and triggered a Sales Milestone Fee in any given Contract Year shall not trigger another corresponding Sales Milestone Fee if such Sales Milestone is again achieved in any following Contract Year. Also and for clarity, if Partner should achieve, in any Contract Year and in each case for the first time, more than one Sales Milestone, all related Sales Milestone Fees shall become due and payable.

3.4.2                      First Sales Milestone.  Section 17.4.5 notwithstanding, upon the first time the Net Sales of Product in the Territory equal or exceed, in any consecutive (twelve) 12-month period within the [***] Original Product Years, [***], Partner shall make payment to Nycomed of a Sales Milestone Fee of

[***]

3.4.3                      Second Sales Milestone.  Section 17.4.5 notwithstanding, upon the first time the Net Sales of Product in the Territory equal or exceed, in any consecutive (twelve) 12-month period within the [***] Original Product Years, [***], Partner shall make payment to Nycomed of a Sales Milestone Fee of

[***]

3.4.4                      Third Sales Milestone.  Section 17.4.5 notwithstanding, upon the first time the Net Sales of Product in the Territory equal or exceed, in any calendar year, [***], Partner shall make payment to Nycomed of a Sales Milestone Fee of

[***]

, provided that, at such time,  the Substance Patent (as extended) is reasonably expected to provide market exclusivity for the Original Product for a period of at least [***] months following the end of the Contract Quarter in which such Sales Milestone is achieved.  If such market exclusivity condition is not met, then such Sales Milestone Fee shall be reduced to US dollars [***].

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3.4.5                      Fourth Sales Milestone.  Section 17.4.5 notwithstanding, upon the first time the Net Sales of Product in the Territory equal or exceed, in any calendar year, [***], Partner shall make payment to Nycomed of a Sales Milestone Fee of

[***]

, provided that, at such time, the Substance Patent (as extended) is reasonably expected to provide market exclusivity for the Original Product for a period of at least [***] months following the end of the Contract Quarter in which such Sales Milestone is achieved.  If such market exclusivity condition is not met, then such Sales Milestone Fee shall be reduced to [***]

3.4.6                      Fifth Sales Milestone.  Section 17.4.5 notwithstanding, upon the first time the Net Sales of Product in the Territory equal or exceed, in any calendar year, [***], Partner shall make payment to Nycomed of a Sales Milestone Fee of

[***].

3.4.7                      Due Date of Sales Milestone Fees.  Partner shall make payment of any such Sales Milestone Fee in accordance with Section 3.5 within forty-five (45) calendar days from the end of the Contract Quarter within which the applicable Sales Milestone has been achieved. For clarity, any Sales Milestone Fees shall become due and payable whether or not a Party has given notice of termination of this Agreement and whether or not this Agreement expires, if the applicable Sales Milestone has been achieved prior to the effective date of termination or expiration.

3.5            Payment of Execution Payment, Development Milestone Fee and Sales Milestone Fees.

3.5.1                      Period of Payment. Payment of the Execution Payment, the Development Milestone Fee, and each Sales Milestone Fee shall be due and be made within the periods referred to in Sections 3.2.2, 3.3.4 and 3.4.7.

3.5.2                      Value Added Tax, Invoicing.  Nycomed shall issue Partner an invoice for each Installment. With respect to each Installment, Partner shall make any deductions or withholding as required by Legal Requirements, and shall not be required to compensate Nycomed or gross up any Installment with respect to any such deductions or withholdings.  If an existing Double Taxation Treaty (“Treaty”) applies to any such Installment, Partner agrees that it shall take into account Nycomed’s status under the Treaty in determining any required deductions or withholdings, provided that Nycomed provides such further evidence or documentation of such status as may be requested by Partner from time to time or as may be required under Legal Requirements.  Partner shall procure proper tax receipts, and shall forward these tax receipts to Nycomed in order to enable Nycomed to obtain any available withholding tax credit. Should any tax exemption for withholding tax purposes then be available under the Legal Requirements of the relevant country, a Treaty or any similar arrangement in force at that time, Partner shall use commercially reasonable efforts to enable Nycomed to obtain such exemption.

3.5.3                      Payment. Partner shall make payment of each Installment by means of bank wire transfer in immediately available funds to the following bank account of Nycomed, whereby each Party shall bear bank charges arising on its side associated with any such transfer:

[***]

In the event that Partner should fail to make timely payment of any Installment pursuant to this Agreement, Section 11.4.3 shall apply.

3.6            No Refund of Execution Payment, Development Milestone Fee and Sales Milestone Fees. It is expressly understood that the Execution Payment, the Development Milestone Fee and each Sales Milestone Fee paid by Partner shall neither be refundable nor refunded for any reason whatsoever.

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Article 4
Governance and Oversight

4.1            General. During the Term, the Development, to the extent applicable pursuant to Sections 2.3, 2.4, 6.2, 6.3 and 6.4, and Commercialization of the Product in the Territory shall be managed, coordinated and overseen by the Committees described below. The Parties anticipate that the Committees shall perform the functions described below; however, the functions and operations of the Committees may be altered from time to time during the Term by the mutual written agreement of the Parties. For clarity, the Committees established pursuant to this Agreement shall in no event have any power to modify or amend this Agreement.

4.2             Establishment and Responsibilities of Joint Development Committee, Joint Commercialization Committee, Joint Steering Committee, Subcommittees and Working Groups, Respectively.

4.2.1                      Joint Development Committee.

4.2.1.1                   Establishment of Joint Development Committee. Promptly following the Effective Date, the Parties shall establish a Joint Development Committee (the “JDC”) that shall consist of an equal number of representatives appointed by each Party employed by the applicable Party. Initially, the JDC shall consist of six (6) or eight (8) individuals, as the JDC may determine; three (3) or four (4), as applicable, of whom shall be nominated by Partner; and three (3) or four (4), as applicable, of whom shall be nominated by Nycomed.  Any member of the JDC may designate a substitute to attend and perform the functions of that member at any meeting of the JDC.

4.2.1.2                   Responsibilities of Joint Development Committee. The JDC shall perform the following responsibilities:

(i)            Oversee and coordinate the overall strategy for the development of products containing the Compound, in the Territory including, without limitation, the coordination (in consultation with the JCC) of Phase IV Studies conducted by Partner in the Territory;

(ii)             Facilitate communication between the Parties and provide a forum to review the development of the Product, including with the objective of coordinating Phase IV Studies (in consultation with the JCC) of the Product in the Field and in the Territory and the ROW;

(iii)            Coordinate scientific, technical, clinical and regulatory issues regarding the Product in the Territory and in the Field and facilitate communication regarding scientific, clinical and regulatory issues regarding Product in the ROW and in the Field and to the extent relevant in relation to the Product outside the Field;

(iv)             Review and approve and perform at reasonable intervals a review of the status of any Development Plan for Product and any amendments or modifications thereto, monitor its implementation, and provide direction to the conduct of any such the Development Plan for Product;

(v)               Review, approve and perform at reasonable intervals a review of the status of the Daxas® Extension Program, the Daxas® Extension Program Costs and related budgets foreseen in the Daxas® Extension Program, and any amendments or modifications thereto, monitor its implementation, and provide direction to the conduct of any such the Daxas® Extension Program;

(vi)              Development and implementation of a publication strategy regarding the Product in the Territory and coordination of a worldwide publication strategy (in consultation with the JCC) and activities related to scientific conferences;

(vii)             Coordinate, oversee and delegate the activities of any Subcommittee established by the JDC pursuant to this Agreement;

(viii)            Resolve disputes, disagreements and deadlocks unresolved by any Subcommittee established by the JDC pursuant to this Agreement, always subject to Sections 4.4 and 4.5; and

(ix)               Perform such other responsibilities as may be assigned to the JDC by mutual written agreement of the Parties from time to time.

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4.2.2                      Joint Commercialization Committee.

4.2.2.1                   Establishment of Joint Commercialization Committee. Promptly following the Effective Date, the Parties shall establish a Joint Development Committee (the “JCC”) that shall consist of an equal number of representatives appointed by each Party employed by the applicable Party. Initially, the JCC shall consist of six (6) or eight (8) individuals, as the JCC may determine; three (3) or four (4), as applicable, of whom shall be nominated by Partner; and three (3) or four (4), as applicable of whom shall be nominated by Nycomed.  Any member of the JCC may designate a substitute to attend and perform the functions of that member at any meeting of the JCC.

4.2.2.2                   Responsibilities of Joint Commercialization Committee. The JCC shall perform the following responsibilities:

(i)             Coordinate the overall strategy for the Commercialization of Product in the Territory, including, without limitation, the Daxas® Extension Program (in consultation with the JDC);

(ii)            Facilitate communication between the Parties and provide a forum to review the Commercialization of the Product, including with the objective of coordinating Phase IV Studies (in consultation with the JDC) of the Product in the Field and in the Territory and the ROW;

(iii)           Perform at reasonable intervals a review of the status of each Marketing Plan and of its implementation, including, without limitation, applicable time lines, and provide direction to the conduct of the Marketing Plan;

(iv)            [***] pursuant to Section 9.6.1;

(v)              Review and discuss the strategy for Commercialization proposed by Partner for Product in the Territory;

(vi)             Development and implementation of a publication strategy regarding the Product in the Territory and coordination of a worldwide publication strategy (in consultation with the JDC) and activities related to scientific conferences;

(vii)           Coordinate, oversee and delegate the activities of any Subcommittee established by the JCC pursuant to this Agreement;

(viii)           Resolve disputes, disagreements and deadlocks unresolved by any Subcommittee established by the JCC pursuant to this Agreement, always subject to Sections 4.4 and 4.5; and

(ix)             Perform such other responsibilities as may be assigned to the JCC by mutual written agreement of the Parties from time to time.

4.2.3                      Establishment of Subcommittees. From time to time, each of the JDC and JCC may establish one or more subcommittees to oversee particular projects or activities within the scope of authority of the JDC and JCC, respectively, as it deems necessary or advisable (each, a “Subcommittee” and, collectively with the JDC, the JCC and the JSC, the “Committees” and, individually, each a “Committee”).  Save as set out otherwise hereinafter, Section 4.2.1.1 shall apply accordingly.

If one Party expressly requires that a Subcommittee be appointed, then each Party shall exercise its voting rights such that the JDC or JCC (as the case may be) shall promptly establish such additional Subcommittee.

Each Subcommittee shall consist of such equal number of representatives of each Party as the JDC or JCC (as the case may be) determines is appropriate from time to time.  As regards the quorum for meetings of a Subcommittee and decision-making, Sections 4.3.3 and 4.4 shall apply, meaning that all decisions of each Subcommittee shall be made by unanimous vote or written consent, with the representatives of each Partner and Nycomed, in each case collectively, having one vote in all decisions.

If, with respect to a matter that is subject to a Subcommittee’s decision-making authority, the Subcommittee cannot reach unanimity within a period of thirty (30) calendar days from the date of the meeting when a resolution of the matter has first been attempted, the matter shall be referred to the JDC or JCC (as applicable) for resolution.

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4.2.4                      Joint Steering Committee. The activities of the JDC and the JCC shall be reviewed and coordinated by a Joint Steering Committee (the “JSC”) which shall consist of the members of the JDC and the JCC. Any member of the JSC may designate a substitute to attend and perform the functions of that member at any meeting of the JSC. The JSC shall have the following responsibilities:

(i)            Oversee and coordinate the activities, including the resolution of conflicts of competence of the JDC and the JCC;

(ii)           Oversee and coordinate the Daxas® Extension Program, including without limitation the Daxas® Extension Program Costs and provide direction to the conduct of the Daxas® Extension Program;

(iii)          Provide a platform for communication between the Parties regarding issues relating to the Original Product, Line Extensions and Improved Product in the Territory and in the ROW which are not within the responsibility of the JDC and the JCC or any of the Subcommittees.

4.2.5                     Joint Working Groups. From time to time, the Parties may establish one or more working groups to oversee and coordinate particular activities as they deem necessary or advisable (each, a “Working Group”). The members of the Working Groups shall consist of an appropriate number of representatives of each Party with the required expertise. Such members shall make the information available which is required to accomplish the objectives of the respective Working Groups. Without limitation, a Working Group regarding intellectual property matters related to the maintenance and prosecution of the Nycomed Licensed Patents and the Partner Patents (the “IP Prosecution Working Group”), related to the Disputed Patents, infringement and ANDA issues and Third Party licenses (the “IP Litigation Working Group”) and a Working Group regarding manufacturing and supply chain issues (the “Supply Chain Working Group”) shall be established.  The IP Prosecution Working Group and the IP Litigation Working Group shall be formed of members of Nycomed’s and Partner’s legal and/or intellectual property departments. Each Working Group shall only act in an advisory function in preparation of decisions to be taken by the Parties. Each Working Group shall meet at a place and at dates as agreed by its members.

4.2.5.1                   Intellectual Property Working Groups.  The IP Prosecution Working Group shall coordinate and oversee issues regarding ownership, assignment, prosecution and maintenance of Patents pursuant to Section 7.1.  The IP Litigation Working Group shall coordinate and oversee issues regarding the enforcement and defense of Ownership Rights regarding Nycomed Technology in the Territory, Partner Technology or Improvement Technology pursuant to Section 7.2, issues regarding Disputed Patents pursuant to Section 7.3 including, without limitation, ANDA issues and litigation, and issues regarding Third Party licenses pursuant to Section 7.4.

4.2.5.2                   Manufacturing and Supply Chain Working Group.  The Supply Chain Working Group shall oversee and coordinate supply chain issues.

4.3            General Principles Applying to Committees.

4.3.1                      Officers. Each Committee shall be co-chaired by a representative of Partner and a representative of Nycomed (each a “Co-Chairperson”).  Each Party shall, on an alternate Contract Yearly basis designate the secretary of each Committee (the “Secretary”).  The initial Secretary shall be designated by Partner.

4.3.2                      Meetings.

4.3.2.1                   Regular Meetings. All Committee meetings shall be as often as the members may determine, but in any event JDC and JCC regular meetings shall occur not less than twice per calendar year. Unless determined otherwise by its members, the JSC shall convene twice in the first Contract Year and once per Contract Year thereafter.

4.3.2.2                   Special Meetings. Either Party may convene a special meeting of a Committee by providing good reason and at least ten (10) Business Days written notice to the other Party specifying the date, time, place and proposed agenda.

4.3.2.3                   Participation in Meetings. Such meetings may be held in person, or any means of telecommunications or videoconference, as the members of the Committee may deem necessary or appropriate; provided, however, that at least one JDC and JCC meeting per year shall be held in person and the location of such in person meeting shall alternate between Partner’s and Nycomed’s offices.  On reasonable advance notice to the other Party, a Party may bring to any Committee meeting guests with appropriate expertise to facilitate discussions and decision-making which are subject to obligations of confidentiality and non-use substantially similar to those applying to this Agreement.

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4.3.3                      Quorum. A quorum for any meeting of a Committee shall only be given if, for each Party, at least two (2) members delegated by each such Party participate in the relevant meeting. Any decision made by a Committee without a quorum shall be null and void, unless subsequently ratified by all of the members of the Committee concerned.

4.4            Decision-Making by Committees.

4.4.1                      Voting Rights. Each Party shall have one vote on each Committee, regardless of the number of members appointed by such Party for such Committee, on all matters that are within the responsibility of such Committee. Section 4.3.3 notwithstanding, both Parties must vote in the affirmative to allow a Committee to take any action that is contemplated by this Agreement that requires the vote of such Committee.

4.4.2                      Decision-Making Principles. The members of each committee shall use Commercially Reasonable Efforts to reach consensus on any disputes concerning the matters within their roles and functions. Thereby, voting rights must not be exercised in a way that is reasonably likely to have a material adverse safety, regulatory or financial impact on the development or commercialization of Product in the respective other Party’s territory.  Resolutions of each Committee shall be in accordance with this Agreement. No Committee shall have the authority to alter or amend the terms of this Agreement.

4.5            Right to Make Final Determination.

4.5.1                      Either Party’s Right to Make Final Determination in Certain Cases. If any matter in dispute is not resolved within sixty (60) days by the JDC, JCC or the JSC or any other Committee (as the case may be), then such matter in dispute shall be finally determined by a Party pursuant to this Section 4.5 or, if neither Party is entitled to make the final determination, shall be resolved by Dispute Resolution in accordance with Section 4.6.

The exercise by a Party of its right to make the final determination of a matter pursuant to this Section 4.5 shall (a) be subject to the general conditions (i) that the decision is made in good faith, (ii) that there is a reasonable basis for the decision, (iii) that the decision is in the best interest of the Development of Product in the Territory, if and when applicable pursuant to Sections 2.3, 2.4, 6.2, 6.3 and 6.4, and in the best interest of the Commercialization of the Product in the Territory and in the Field, (iv) that the decision is not inconsistent with the  Regulatory Approvals for Product (as applicable), (v) that the decision does not require a Party to use efforts exceeding Commercially Reasonable Efforts, and (vi) that the decision is otherwise consistent with the terms of this Agreement, including, without limitation, the second sentence of Section 4.4.2, and (b) be subject in all cases to Section 4.5.2.

4.5.1.1                   Right of Partner to Make Final Determination. Partner may, always subject to Sections 4.5.1 and 4.4.2, make the final determination in the following matters if the Parties are unable to reach consensus:

(i)            [***]

(ii)   [***]

4.5.1.2                   Right of Nycomed to Make Final Determination. Nycomed may, always subject to Sections 4.5.1 and 4.4.2, make the final determination in the following matters if the Parties are unable to reach consensus:

(i)             [***]

(ii)            [***]

(iii)           [***]

(iv)            [***] and

(v)             [***].

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4.5.2                      Requirement of Joint Approval. For clarity, neither Party may finally determine any of the following matters, which shall always require the joint approval of both Parties:

(i)              [***]

(ii)             [***]; and

(iii)            [***]

4.5.3                      Disputes Regarding Interpretation or Alleged Breach. Notwithstanding Sections 4.5.1 and 4.5.2, any dispute regarding the interpretation of this Agreement or any alleged breach of this Agreement will be resolved by Dispute Resolution in accordance with the terms of Section 20.2 and, failing Dispute Resolution, to Arbitration pursuant to Section 20.3, either Party’s rights pursuant to Section 20.5 notwithstanding.

4.6            Deadlock Decision Situation and Dispute Resolution.

4.6.1                      General Principle. In case the JDC, JCC, JSC or any other Committee is unable to come to a decision within sixty (60) days of an issue being presented to it and neither Party is entitled to make the final determination pursuant to Section 4.5.1, then the matter shall be resolved pursuant to Sections 20.2, 20.3 and 20.5.

4.7            Minutes of Meetings of Committees. The Committees shall summarize their discussions and resolutions in minutes that shall be signed by duly authorized representatives of each Party (in each case and collectively, the “Minutes” of discussions and resolutions). Minutes for each meeting shall provide a description in reasonable detail of the discussions that transpired at the meeting and a list of any actions, decisions or determinations approved by the applicable Committee, and shall be drafted by the Secretary of the meeting and sent to the Chairperson of the applicable Committee for comment promptly after each such meeting (but in no event more than thirty (30) days after a meeting).  All actions noted in the Minutes are to be reviewed and approved at subsequent meetings of the applicable Committee; provided, that if the Parties cannot agree as to the content of the Minutes, such Minutes will be finalized to reflect such disagreement. Final Minutes of each meeting shall be distributed to the members of the applicable Committee by the Chairperson. All Minutes shall be kept in the English language.

4.8            Expenses.  Each Party shall bear all its own costs, including expenses incurred by the members nominated by it, in connection with its activities on any Committee.

4.9            Alliance Managers.  Promptly after the Effective Date, each Party shall appoint an individual to act as the alliance manager for such Party (each, an “Alliance Manager”).  The Alliance Managers shall be the primary contact for the Parties regarding the activities contemplated by this Agreement and shall facilitate all such activities hereunder.  Each Party may replace its Alliance Manager with an alternative representative at any time with prior written notice to the other Party. The Alliance Managers shall not, in any manner, take over the role of the JDC, JCC, JSC or any other Committee and shall not have any rights, powers or discretion except as expressly granted to the Alliance Managers hereunder.  For clarity, in no event shall the Alliance Managers have any power to modify or amend this Agreement.

Article 5
Regulatory Affairs

5.1            Responsibility for Regulatory Issues.

5.1.1                      General. Unless otherwise agreed by the Parties or required by the Legal Requirements (and subject to Section 5.5), Partner shall serve as the responsible regulatory party for the Territory (the “Responsible Regulatory Party”), and shall, subject to Section 12.4, Schedule 12.4, and Partner’s safety reporting obligations under the laws of the Territory, be exclusively responsible for managing, overseeing, monitoring and coordinating all regulatory actions with respect to the Original Product, Line Extensions thereof and, if included into this Agreement pursuant to Section 2.4, Improved Products, in the Territory in the Field, including, without limitation, for obtaining and maintaining Regulatory Approvals in the Territory and related communications and filings, including filings and submissions of supplements and amendments thereto, to the FDA, answering deficiency letters in relation to the Product.

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5.1.2                      Regulatory Approvals.

5.1.2.1                   General Principle.  Unless otherwise set forth herein and subject to Section 5.5, Partner shall be responsible for obtaining and maintaining the Regulatory Approvals for the Original Product and, if included into this Agreement pursuant to Sections 2.3, 2.4, 6.2 and 6.3, Line Extensions thereof and Improved Products, in the Territory in the Field.

5.1.2.2                   Regulatory Status as of Effective Date.  Partner acknowledges that Nycomed has applied for Regulatory Approval of the Original Product in the Territory and that Partner has examined Nycomed’s related NDA filings and underlying data, but that, as of the Effective Date, the FDA has not yet granted Regulatory Approval for the Original Product in the Territory.

5.1.2.3                   NO WARRANTY FOR GRANT OF REGULATORY APPROVAL. NYCOMED MAKES NO REPRESENTATIONS AND WARRANTIES WHATSOEVER THAT THE FDA WILL GRANT, GRANT WITHIN A SPECIFIC PERIOD OF TIME, OR GRANT WITH A SPECIFIC LABELING OR WITHOUT RESTRICTIONS OR CONDITIONS, REGULATORY APPROVAL FOR PRODUCT.

5.1.3                      Costs Related to Regulatory Activities. Subject to Section 2.1.2.2, all costs and expenses incurred following the Effective Date relating to any regulatory activity for the Product in the Territory in the Field, including but not limited to, regulatory activities for obtaining and maintaining Regulatory Approvals for the Product in the Territory, and excluding internal costs of Nycomed, shall be borne by Partner.

5.1.4                      Transfer of Existing Regulatory Filings. As soon as reasonably practicable following the Effective Date, Nycomed will take all necessary steps to effect a transfer to Partner of the regulatory filings including, without limitation, any IND and NDA, in its Control for the Original Product in the Territory in the Field. Nycomed shall simultaneously notify the FDA of the transfer of the existing regulatory filings to Partner.

5.1.5                       Representations and Warranties of Partner Regarding Regulatory Activities; Indemnification.

5.1.5.1                   Representations and Warranties Regarding Regulatory Activities. Partner represents and warrants that, as Responsible Regulatory Party and regarding any regulatory activity conducted by it for the Product in the Territory and in the Field, Partner and, to the extent applicable, its permitted designees, shall at all times act in accordance with all Legal Requirements, this Agreement and administrative orders of the FDA, and Nycomed represents and warrants, if and to the extent it is acting as Responsible Regulatory Party in the Territory or otherwise conducting regulatory activities for Product in the Territory, Nycomed or, to the extent applicable, its permitted designees, shall at all times act in accordance with all Legal Requirements, this Agreement and administrative orders of the FDA.

5.1.5.2                    Regulatory Audit Rights. Nycomed may perform audits on reasonable advance notice, no more often than once per Contract Year, at Partner’s and its permitted appointees’ facilities so as to ascertain that Partner and, to the extent applicable, its permitted designees are performing their obligations as Responsible Regulatory Party in accordance with all Legal Requirements, this Agreement and/or administrative orders of the FDA. Such audits shall be performed during Partner’s regular business hours and upon reasonable notice to Partner. Partner agrees to ensure that Partner’s permitted appointees and subcontractors will (i) keep their cGMP or, where not applicable, other appropriate qualification status current, and (ii) maintain compliance with relevant Legal Requirements and contractual requirements as set out in the Agreement.  Partner will (to the extent consistent with its confidentiality obligations to Third Parties) provide to Nycomed summaries of any audit reports and, when requested by Nycomed and required under the circumstances, any full audit reports, regarding its permitted appointees and subcontractors to Nycomed in order to keep Nycomed informed.

5.1.6                        Additional Regulatory Approvals. Partner, whether or not acting as Responsible Regulatory Party, must not file for any additional Regulatory Approvals for the Compound, the Product or Improvements thereof including, without limitation, any Line Extension, unless expressly permitted to do so pursuant to this Agreement.

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5.2            Title to and Ownership of Regulatory Approvals.

5.2.1                        General Principle. During the Term, Partner shall be the holder of all Regulatory Approvals for Product in the Territory in the Field.

5.2.2                        Right to Reference. Partner shall, free of charge, license, transfer, provide a letter of reference with respect to, or take other action necessary to make available any INDs or NDAs related to Product as may be reasonably necessary to enable Nycomed or its designee to exercise its rights and fulfill its obligations pursuant to this Agreement.

5.3            Regulatory Interface. The Parties agree to cooperate in good faith as follows in regulatory issues:

5.3.1                        Coordination. The Parties shall establish procedures to ensure that the Parties exchange on a timely basis all necessary information to enable Partner as the Party Commercializing Product in the Territory and in the Field and as the Responsible Regulatory Party and Nycomed as the Party commercializing Compound and products incorporating the Compound outside the Field in the Territory, and within and outside the Field outside the Territory, to comply with all regulatory obligations relating to Compound, Product and products incorporating the Compound on a global basis, including without limitation filing updates, pharmacovigilance filings and investigator notifications.  The Parties shall provide each other through the JDC updates with respect to regulatory activities in their respective territories.

5.3.2                        Regulatory Meetings and Correspondence Regarding Product.

5.3.2.1                     Regulatory Meetings Regarding the Territory and Right of Nycomed to Participate. Partner shall be responsible for interfacing, corresponding and meeting with the applicable Regulatory Authority with respect to the Product in the Territory.

Partner shall promptly inform Nycomed of any material meetings and telephone discussions intended or scheduled to take place between Partner and the Regulatory Authority with respect to the Product in the Territory including, without limitation, related reviewing requests and briefing books. Subject to Legal Requirements, Nycomed shall have the right to participate in all such material meetings and telephone discussions by means of at least two (2) representatives of Nycomed.

5.3.2.2                     Regulatory Meetings Regarding the ROW.  Nycomed shall be exclusively entitled to interface, correspond and meet with the applicable Regulatory Authorities with respect to Compound and products incorporating the Compound outside the Territory, as Nycomed deems appropriate within its sole discretion.

5.3.2.3                     Regulatory Correspondence. Each Party’s obligations regarding safety reporting pursuant to Section 12.2, Section 12.3 and Section 12.4 notwithstanding, each Party shall promptly provide the other Party copies of any documents or other correspondence regarding Product in the Field received from Regulatory Authorities in the Territory.

Partner shall provide Nycomed with drafts of any material documents or correspondence pertaining to the Product and prepared for submission to the FDA sufficiently in advance of submission so that the Nycomed may review, comment and suggest appropriate modifications, always subject to coordination through the JDC in case of dispute, on the substance of such material documents or correspondence. Partner shall promptly provide Nycomed with copies of any material documents or other correspondence received from the FDA pertaining to the Product (including without limitation any meeting minutes). If Nycomed should not have commented on such material documents or correspondence within five (5) Business Days (or such shorter period as may be required by the Regulatory Authorities) of provision of such material documents or correspondence to Nycomed, then Nycomed shall be deemed to have no comments on such material documents or correspondence.

5.3.2.4                     Submissions and Exchange of Regulatory Information by eCTD.  Partner acknowledges that Nycomed has made all regulatory submissions for the Original Product in the Territory by means of eCTD (“Electronic Common Technical Document”). The Parties agree to exchange, as a general rule, regulatory information by means of eCTD, unless reasonably required otherwise under the circumstances.

5.4            Use of Regulatory Approvals. Nycomed and its Cooperation Partners shall have, subject to the terms and conditions of this Agreement, a right and license, during and following the Term, free of charge (except with respect to Improved Products, if and when applicable pursuant to Sections 2.1.2.2, 2.4 and 6.4, for Nycomed’s share of the Development Costs of the relevant Improved Product), (i) to use and reference Regulatory Approvals applied for or granted for Product in the Territory, and (ii) to use and reference the pertaining regulatory documentation and dossiers, in each case for the purposes of developing, obtaining regulatory approval for and commercializing products containing the Compound, whether alone or in combination with one or several other active ingredients and whether within or outside the Territory, and whether within or outside the Field; provided that, during the Term, within the Territory and in the Field such right and license shall be limited to development activities.  Such right and license shall be Exclusive with respect to development and commercialization for purposes of the ROW and shall be Non-Exclusive with respect to development and commercialization for purposes of the Territory

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5.5            Mutual Duties to Assist.  Further to Section 5.1.2, each Party shall support the other Party, as may be reasonably necessary, including providing necessary documents, analyses of existing pre-clinical and clinical data or other materials reasonably required, to obtain and maintain Regulatory Approvals for Product in the Territory in the Field, provided, however, that neither Party shall be obliged to generate any new regulatory data. Each Party agrees to bear its internal costs of such support and cooperation.  Without limiting the generality of the foregoing and always subject to Section 6.2.4, Nycomed shall provide Partner the support reasonably necessary for Partner to obtain the first Regulatory Approval of the NDA for the Original Product, including (without limitation) using Commercially Reasonable Efforts to retain employees who are necessary for Nycomed to provide such support.  The Parties shall cooperate to respond to any related requests from Regulatory Authorities regarding the Original Product in an appropriate and timely manner.

Article 6
Transfer of Know-How and Development

6.1            Transfer of Know-How.

6.1.1                        Transfer of Nycomed Know-How.  As soon as reasonably practicable after the Effective Date, Nycomed shall disclose to Partner all then existing Nycomed Know-How. Thereafter, during the Term, Nycomed will promptly disclose to Partner any additional Nycomed Know-How, and, always subject to Section 10.2.4.2.2.2, the Know-How of Nycomed for the manufacture of Bulk Product from Compound. Partner will be entitled to (i) receive, keep and use such Nycomed Know-How, and (ii) to access and reference such Nycomed Know-How including, without limitation, all regulatory dossiers and filings, produced by Nycomed, its Affiliates and sublicensees and contractors pertaining to the Compound or the Product to the extent Controlled by Nycomed, in all cases for as long and to the extent as is reasonably necessary for Partner to exercise its rights and fulfill its obligations under this Agreement.

6.1.2                        Transfer of Partner Know-How.  During the Term, Partner shall promptly disclose to Nycomed all Partner Know-How. Subject to Sections 2.1.2.2, Nycomed will be entitled to (i) receive, keep and use such Partner Know-How including, without limitation, all Development Data generated by or for Partner, and (ii) access and reference such Partner Know-How including, without limitation, all regulatory dossiers and filings, produced by Partner and permitted designees pertaining to Partner Technology to the extent Controlled by Partner, (iii) in all cases for as long and to the extent as is reasonably necessary for Nycomed to exercise its rights and fulfill its obligations under this Agreement.

6.1.3                        Implied Restrictions. For clarity, the rights of each Party with respect to the use of the other Party's Know-How related to Compound and Product shall be governed by all provisions of this Agreement relating thereto, including, without limitation, the clauses covering Development Cost sharing, intellectual property rights and confidentiality.

6.2            Further Development of Original Product.

6.2.1                        General. Partner’s obligations pursuant to Section 9.5.4 notwithstanding, to the extent Partner is Developing an Improved Product in accordance with the terms of this Agreement, Partner shall use Commercially Reasonable Efforts to perform any further Technical and Clinical Development of the Original Product for such indications within the Field as Partner, within its reasonably exercised discretion, deems appropriate.

Partner acknowledges that Nycomed assumes no obligation whatsoever to further develop Product for Partner, and that any Product Development activities of Nycomed for Partner, or joint Product development activities, shall be subject to the Parties agreeing on the financial and other terms and conditions of any such development activities as provided for in this Agreement.

Partner may Develop Original Product in the ROW only subject to Nycomed’s prior approval through the JDC, such approval not to be unreasonably withheld or delayed.

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6.2.2                        Development Plan. For all Development activities of Partner, Partner shall set up a pertaining Technical and Clinical Development Plan, as may be required, that shall be coordinated and approved by the JDC in accordance with Section 6.2.3 and Article 4.  Partner acknowledges that Nycomed has informed Partner that, as of the Effective Date, there are no substantial ongoing Clinical Development activities by or for Nycomed regarding the Original Product.

6.2.3                       Coordination of Development. The further Development of the Original Product shall be overseen and coordinated by the JDC in accordance with Article 4 and all applicable terms and conditions of this Agreement. Without limitation, partner shall set up a Development Plan for its intended Development of the Original Product for review and approval by the JDC.

6.2.4                        Costs of Further Development of Original Product.

6.2.4.1                     General Principle. Except as specifically provided in this Agreement and subject to Section 6.2.5, from the Effective Date, the costs and expenses of the Development of the Original Product performed by or for Partner shall be borne exclusively by Partner.

6.2.4.2                     Sharing of Clinical Development Cost to obtain First Regulatory Approval. If Nycomed elects to exercise its access rights pursuant to Section 6.8.2 to Development Data resulting from Clinical Development required by the FDA to obtain the first Regulatory Approval of the NDA for the Original Product in the Territory, Nycomed agrees to share the relevant, reasonably documented Clinical Development Costs in accordance with the ratio [***] and [***] (Nycomed), regardless of the time as of which Nycomed elects to exercise such right, always provided, however, that Nycomed shall in no event be required to contribute more than [***] if Nycomed elects to exercise such right.

6.2.5                        Clinical Samples and Clinical Supplies. Nycomed shall supply Partner with Clinical Samples reasonably required for the further Development of the Original Product at the Manufacturing Compensation and at minimum order volumes as to be agreed by the Parties in good faith. Any Clinical Samples shall be ordered pursuant to Section 10.3. The procurement of Clinical Supplies (placebo and comparator drug) shall be agreed in good faith.

6.3            Development of Line Extensions.

6.3.1                        Responsibility for Development of Line Extensions. Partner shall use Commercially Reasonable Efforts in performing the Development of Line Extensions.

6.3.2                        Coordination of Development. The Development of any Line Extension shall be overseen and coordinated by the JDC in accordance with Article 4 and all applicable terms and conditions of this Agreement, including, without limitation, this Article 6.  Partner may Develop Line Extensions in the ROW only subject to Nycomed’s prior approval through the JDC, such approval not to be unreasonably withheld or delayed.

6.3.3                        Costs of Development of Line Extensions in the Territory and the ROW. The costs of the Development of any Line Extension in the Territory and, subject to Section 6.3.2 in the ROW shall be borne by Partner.

6.3.4                       Clinical Samples and Clinical Supplies. If applicable, Nycomed shall supply Clinical Samples required for the further Development of the relevant Line Extension at the Manufacturing Compensation, and Section 6.2.5 shall apply accordingly. The procurement of Clinical Supplies (placebo and comparator drug) shall be agreed in good faith.

6.4            Development of Improved Products.

6.4.1                        Development Plan. If the JDC determines and the Parties have agreed that the applicable Improved Product should be Developed, then the Developing Party shall set up a Development Plan for review and coordination by the JDC in accordance with the principles set out in Article 4 that shall be attached to the relevant Improved Product Inclusion Agreement.  Partner may Develop Improved Products in the ROW only subject to Nycomed’s prior approval through the JDC, such approval not to be unreasonably withheld or delayed.

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6.4.2                        Costs of Development of Improved Products and Co-Development.

6.4.2.1                     General Principle. Subject to Sections 2.1.2.2, 2.4 and 6.4.2.2, the costs of the Technical and Clinical Development of any Improved Product for the Territory shall be borne by Partner.

6.4.2.2                     Development Cost Sharing. The Parties agree to finance the Development of the applicable Improved Product in accordance with Sections 2.1.2.2 and 2.4 and the relevant Improved Product Inclusion Agreement.

6.4.2.3                     Co-Development. If and to the extent that the Non-Developing Party should wish to participate in the Development of such Improved Product by rendering certain Development work, the Parties will, through the JDC, agree on the Development work to be performed by the Non-Developing Party, subject to Development Cost sharing pursuant to Section 2.1.2.2.

6.4.2.4                     Financial Reconciliation. If and when relevant, Development Costs subject to Development Cost sharing shall only be submitted in accordance with Section 11.4.4 to the extent made or incurred in conjunction with an approved budget line item in a Development Plan as approved and revised from time to time by the JDC in accordance with Article 4.

6.4.3                        Standard of Care. The Developing Party and, if and to the extent relevant pursuant to Section 6.4.2.3, the Non-Developing Party, shall use Commercially Reasonable Efforts to perform, subject to coordination by the JDC pursuant to Article 4, the Development of any Improved Product.

6.4.5                        Use of Clinical Data Generated by or for Partner in the Course of Clinical Development of Improved Products. For clarity, Nycomed, its Affiliates and its Third Party licensees and sub-distributors shall have rights to Development Data pertaining to Improved Products generated by or for Partner in accordance with Section 6.8.2.

6.4.6                        Access Rights of Nycomed. For the avoidance of doubt, Nycomed shall have rights to the Partner Technology resulting from Partner’s Development of any Improved Product in accordance with Section 2.1.2.2.

6.5            Development Data and Data-Keeping. Partner shall promptly provide to Nycomed, and, to the extent that the Parties agree to jointly perform the Development of the Original Product, a Line Extension or, pursuant to Section 2.4, of an Improved Product, Nycomed shall promptly provide to Partner, all Development Data related to the Original Product, the relevant Line Extension or Improved Product that has been included into this Agreement pursuant to Section 2.4. If so requested by a Party, the other Party shall disclose Development Data in electronic format (to the extent available in such format), subject to compliance with applicable data protection laws. Partner and, where applicable, Nycomed, agrees to keep such Development Data in compliance with cGCP and cGMP and sound business practice for such a period of time as may be legally required.

6.6            Representations and Warranties for the Purposes of the Territory Regarding Development Activities. The Developing Party represents and warrants that it shall conduct any Development of Product for the purposes of the Territory in accordance with an approved Development Plan and in strict compliance with all Legal Requirements including, without limitation, in accordance with cGCP as promulgated by the FDA.

6.7            Audit Rights Pertaining to Development Activities. To the extent that Partner performs any Development of the Original Product, a Line Extension or an Improved Product that has been integrated into this Agreement pursuant to Section 2.4, or to the extent that the Parties agree pursuant to Section 2.3, Section 2.4 and Sections 6.2 to 6.4 to jointly perform the Development of the Original Product, a Line Extension or of an Improved Product, Nycomed in case of the Development of the Original Product, any Line Extension or Improved Product by Partner only, and each Party in case of a joint Development of the Original Product, a Line Extension or Improved Product by both Parties under a joint Development Plan, shall have the right, during normal business hours and upon reasonable notice, and no more than once per Contract Year, with more frequent audits upon agreement of the Parties, the related consent not to be unreasonably withheld or delayed, to inspect and audit: (i) those portions of the facilities of each relevant Party, Affiliate, sublicensee, subcontractor or any investigator site used in the performance of Development activities under the then applicable Development Plan, to ascertain compliance with regulatory requirements, cGCP, cGMP and conformance with the Specifications, provided that the inspecting Party shall on such occasions be accompanied by a representative of the other Party; (ii) any of the other Party’s documentation or its Affiliates’, sublicensees’, subcontractors’ or investigators’ documentation to the extent it relates to the Development activities under the Development Plan, including (without limitation), subject to compliance with applicable privacy laws and other Legal Requirements, the medical records of any patient participating in any clinical study, to reasonably satisfy such inspecting Party that (a) the other Party's Development activities have been conducted in accordance with applicable laws and regulations; (b) follow up action with respect to an FDA non-conformance report or of a Regulatory Authority have been adequately documented, effected and/or corrected; or (c) the other Party's Development activities have been performed in accordance with then-currently filed and approved dossiers and the then applicable Development Plan; and (iii) subject to any Third Party confidentiality obligations, any of the other Party’s documentation to the extent it relates to audits such Party has performed or that have been performed regarding performance of Development activities under the Development Plan. A Party’s audit rights shall be limited by pre-existing bona fide Third Party agreements and/or confidentiality obligations. Each Party shall conduct such audits as may be reasonably requested by the other Party, and shall promptly inform the other Party of the results of any such audits.

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6.8            Access Rights to Development Data Generated in the Course of Development of the Original Product or any Line Extension.

6.8.1                        Access Rights of Partner. During the Term, Partner shall be entitled to use Development Data generated by Nycomed under the Daxas® Extension Program and, if there is a jointly funded Development by the Parties pursuant to Section 2.1.2.2.3, generated by Nycomed in connection with the Development of the Original Product or any Line Extension or Improved Product (if and when relevant pursuant to Section 2.4 and subject to the applicable Improved Product Inclusion Agreement), for the Development and Commercialization of the applicable Original Product, any Line Extension or Improved Product (subject to inclusion in accordance with Section 2.4), as applicable, in the Territory and in the Field, during the Term pursuant to the terms and conditions of this Agreement, without limitation and in case of an Improved Product, in accordance with Sections 2.1.2.2, 2.4 and the applicable Improved Product Inclusion Agreement.

6.8.2                        Access Rights of Nycomed.  Nycomed, its Affiliates and Cooperation Partners shall have, subject to the terms and conditions of this Agreement, a right and license (including the right to sublicense) to use, free of charge (except for Section 6.2.4.2 and except where there is agreed Development Cost sharing regarding an Improved Product that has been included into this Agreement in accordance with Section 2.4, subject to Nycomed’s share of the Development Costs in accordance with Sections 2.1.2.2, 2.4 and the applicable Improved Product Inclusion Agreement), all Development Data generated by or for Partner under the Daxas® Extension Program or otherwise related to the Development of the Original Product or any Line Extension (i) during and following the Term, outside of the Territory, (ii) during the Term, within the Territory and outside the Field, (iii) following the Term, within the Territory inside and outside the Field and (iv) during the Term, within the Territory and in the Field solely to perform development activities, in each case referred to in sub-paragraphs (i) to (iv), solely in connection with the development or commercialization of products containing the Compound, whether alone or in combination with one or several other active ingredients. Such right and license shall be Exclusive with respect to development and commercialization for purposes of the ROW and shall be Non-Exclusive with respect to development and commercialization for purposes of the Territory.

Article 7
Intellectual Property

7.1            Ownership Rights, Licenses, Prosecution and Maintenance of Ownership Rights.

7.1.1                        Ownership Rights; Licenses to Partner Improvement Technology.

7.1.1.1                     Ownership in General. Subject to the licenses and rights granted pursuant to this Agreement, (i) Nycomed shall own the Nycomed Technology and all Ownership Rights therein, (ii) Partner shall own the Partner Technology and all Ownership Rights therein; (iii) each Party shall solely own all Improvement Technology that is conceived and reduced to practice exclusively by such Party (“Nycomed's Solely-Owned Improvement Technology” or “Partner's Solely-Owned Improvement Technology”, as the case may be) and all Ownership Rights therein, and (iv) the Parties shall jointly own all Improvement Technology that is conceived or reduced to practice jointly by the Parties (“Jointly-Owned Improvement Technology”) and all Ownership Rights therein in equal shares.

7.1.1.2                     Compensation for Nycomed License to Partner Improvement Technology. The rights and licenses granted by Partner to Nycomed pursuant to Section 2.1.2.3, shall be royalty free (and free from any other payment) with regard to making, having made, using and selling the Original Product and Line Extensions within the Field. Otherwise, Partner shall receive fair market value compensation for any use by Nycomed of any such Partner Improvement Technology within and outside the Field in accordance with Section 7.1.1.3.

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7.1.1.3                     Determination of Compensation for Practice of Partner Improvement Technology. If and to the extent that Nycomed owes compensation to Partner pursuant to Section 7.1.1.2, such compensation shall be determined in consideration of all relevant factors including, without limitation, (i) the exclusivity or non-exclusivity of such license pursuant to Section 2.1.2.3, (ii) any Development cost contribution to be paid by Nycomed to Partner in accordance with Section 2.1.2.2.2 or 2.1.2.2.3 hereof, (iii) the contribution of the relevant Improvement Technology to the overall commercial value of any product incorporating it; (iv) conflicting Third Party patents and eventual Third Party patent royalties required to use the relevant Improvement Technology; (v) licenses to non-conflicting Third Party patents reasonably required to develop and commercialize products incorporating the relevant  Improvement Technology; (vi) the competitive situation of products incorporating the relevant Improvement Technology in the applicable marketplace, and (vii) all such other factors which customarily influence the determination of royalties always provided, however, that (viii) in case of disagreement regarding the form and amount of such compensation, the compensation shall be payable in form of a turnover royalty on net sales of the relevant product, to be determined individually for each relevant product incorporating the applicable Improvement Technology in accordance with this Section 7.1.1.3, which royalty shall in no event exceed a percentage [***] of the relevant net sales.

Any dispute between the Parties regarding the determination of any such compensation that the Parties are unable to settle within a period of one (1) month following the first request of a Party to settle the issue shall, upon either Party’s request, be settled by means of Third Party Expert Determination pursuant to Section 20.4.

7.1.1.4                     Responsibility for Compensation Related to Improvement Technology. Each Party shall be exclusively responsible for any compensation payable to any of its employees, subcontractors and sublicensees in respect of any Improvement Technology.

7.1.1.5                     Jointly-Owned Improvement Technology. The above principles shall apply accordingly to each Party’s share in any Jointly-Owned Improvement Technology.

7.1.2                         Prosecution and Maintenance of Patents. In relation to the prosecution and maintenance of Patents, the Parties agree as follows:

7.1.2.1                     Responsibility of Nycomed in Relation to the Nycomed Technology and Nycomed's Solely-Owned Improvement Technology. Nycomed shall, in its sole discretion (and at its sole expense), prepare, file, prosecute and maintain all Patents covering the Nycomed Technology and Nycomed’s Solely-Owned Improvement Technology in the Territory. Should Nycomed elect not to prepare, file, prosecute or maintain any of the Nycomed Patents in the Territory, then Nycomed shall (i) provide Partner with written notice in sufficient time before any statutory bar date to permit Partner to prepare, file, prosecute and maintain such Patent Right, (ii) give Partner the right, at its election and sole expense, to prepare, file, prosecute or maintain such Patent Right in Partner's name, (iii) offer reasonable assistance to Partner in connection with such preparation, filing, prosecution or maintenance at no charge to Partner except for reimbursement of reasonable Out-of-Pocket Costs incurred in rendering such assistance, and (iv) assign to Partner at Partner's cost any such Patent Right that Partner elects to prosecute in its name pursuant to this Section 7.1.2.1 and use all reasonable efforts to co-operate with Partner in any such transfer.

7.1.2.2                     Responsibility of Partner in Relation to Partner Technology and Partner's Solely-Owned Improvement Technology. Partner shall, in its sole discretion (and at its sole expense), prepare, file, prosecute and maintain all Patent Rights covering Partner Technology and Partner's Solely-Owned Improvement Technology. Should Partner elect not to prepare, file, prosecute or maintain any Patent Right covering the Partner Technology including, without limitation, Partner's Solely-Owned Improvement Technology, then Partner shall (i) provide Nycomed with written notice in sufficient time before any statutory bar date to permit Nycomed to prepare, file, prosecute and maintain such Patent Right, (ii) give Nycomed the right, at its election and sole expense, to prepare, file, prosecute or maintain such Patent Right in Nycomed's name, (iii) offer reasonable assistance to Nycomed in connection with such preparation, filing, prosecution or maintenance at no charge to Nycomed except for reimbursement of reasonable Out-of-Pocket Costs incurred in rendering such assistance, and (iv) assign to Nycomed at Nycomed's cost any such Patent Right that Nycomed elects to prosecute in its name pursuant to this Section 7.1.2.2 and use all reasonable efforts to co-operate with Nycomed in any such transfer.

7.1.2.3                     Responsibility in Relation to Jointly-Owned Improvement Technology. The Parties shall jointly be responsible for the preparation, filing, prosecution and maintenance of all Patents covering Jointly-Owned Improvement Technology. With respect to each Patent covering Jointly-Owned Improvement Technology, the Parties shall designate which Party shall be deemed the Non-Owning Party and which Party shall be deemed the Owning Party for purposes of this Article 7.  Should a Party elect not to participate in the preparation, filing, prosecution or maintenance of any Patent covering Jointly-Owned Improvement Technology, then such Party shall (i) provide the other Party with written notice in sufficient time before any statutory bar date to permit the other Party to prepare, file, prosecute and maintain such Patent, (ii) give the other Party the right, at its election, to prepare, file, prosecute or maintain such Patent, and (iii) offer reasonable assistance to the other Party in connection with such preparation, filing, prosecution or maintenance at no charge to the other Party.  All costs incurred by Nycomed or Partner, as the case may be, in carrying out the foregoing responsibilities shall be borne by the Parties in equal shares against appropriate documentation, unless otherwise agreed in writing.

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7.1.2.4                     Coordination of Patent Prosecution and Maintenance.  The Non-Owning Party shall have full rights of consultation with the Owning Party and the patent counsel selected by the Owning Party in all matters related to the Nycomed Patents, the Partner Patents and the Jointly Owned Patents. The Owning Party shall use reasonable efforts to implement all reasonable requests and comments made by the Non-Owning Party with regard to the preparation, filing, prosecution, maintenance and/or defense of the Nycomed Patents, the Partner Patents and the Jointly-Owned Patents; provided that any action or correspondence relating to the validity of any such Patents (including, without limitation, patent re-examination, re-issuance or interference proceedings) shall require the mutual approval of both Parties.

Either Party may elect, at any time, to offer the other Party to assign to the other Party, at such other Party's cost, its Patent Rights in any Jointly-Owned Improvement Technology. The other Party shall reply to any such offer without undue delay.  If the offeree rejects the offer, the Parties will discuss the joint abandonment of the relevant Patent. In case of any assignment, the assignee will use its Commercially Reasonable Efforts to notify the assignor if the assignee intends to abandon the relevant Patent.

7.1.2.5                     Rights in Assigned Patents. In case the Owning Party elects not to prepare, file, prosecute and maintain Patents and such Patents are being assigned to the Non-Owning Party in accordance with the provisions of Section 7.1.2, the Party assigning its rights in such Patents shall retain a Non-Exclusive, perpetual, unrestricted, fully-paid up and irrevocable right and license (with the right to sub-license) to practice such assigned Patents subject to the terms and conditions of this Agreement.

7.1.3                        Patent Term Extensions. The Parties will reasonably cooperate with each other in the selection of the appropriate Patent(s) listed in the patent information section of the NDA for a Product, for filing to obtain a patent term extension with respect to such Product.  The Parties will reasonably cooperate in the preparation and filing of any such Patent term extension and shall each (at its own cost and expense) provide the other Party all reasonable assistance required by such other Party in any such filing.

7.1.4                        Patent Notice; Filing in Orange Book. The Parties will reasonably cooperate with each other in the preparation and filing of patent information required in connection with NDA submissions and for purposes of Orange Book listing after NDA approval. To this end each Party shall provide the other Party (i) prompt notice of any Patent Controlled by such Party relevant to any NDA relevant to any Product, Compound or a use thereof, prior to the time the NDA is filed in the Territory, (ii) prompt notice of the issuance in the Territory of any Patent Controlled by such Party that may be a Patent relevant to any Product, Compound or a use thereof, giving the date of issue and Patent number for each such Patent, and (iii) prompt notice of any approved NDA for any product incorporating Compound in the Territory..

The Parties will jointly decide within thirty (30) days of the Patent issuance if the Patent is to be listed in the Orange Book pursuant to any NDA submitted for such Product, or the Compound. Partner shall be responsible for filing the necessary documentation with the FDA in connection with a NDA submission and for the Orange Book listing, and for confirming that the issued Patent was duly and properly listed. Nycomed shall render Partner, at Nycomed’s cost and expense, its reasonable assistance for that purpose.

7.1.5                        Requests for Disclosure Pursuant to 35 U.S.C. Section 287(b)(4)(b). Each shall promptly forward to the other Party copies of any requests for disclosure under 35 U.S.C. Section 287(b)(4)(b) in connection with a Product. The Owning Party with respect to the relevant Patent shall be responsible for responding to any such request for disclosure under 35 U.S.C. Section 287(b)(4)(b) with respect to such Patent.  The Owning Party shall consult with the Non-Owning Party prior to making any such response, and shall consider the Non-Owning Party’s comments in good faith and shall not unreasonably reject such comments.

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7.2            Enforcement of Ownership Rights. The Parties agree as follows on the enforcement of Ownership Rights regarding Nycomed Technology in the Territory, Partner Technology or any Improvement Technology:

7.2.1                        Reports of Infringement. Each Party shall promptly report in writing to the other Party during the term of this Agreement any (i) known infringement or suspected infringement of any Nycomed Licensed Patents, Partner Patents or Jointly-Owned Patents by the development or commercialization of a Third Party product in the Field, or (ii) unauthorized use or misappropriation in the Field of any Nycomed Technology, Nycomed Manufacturing Technology, Partner Technology or any Jointly-Owned Improvement Technology by a Third Party, of which it becomes aware, and shall provide the other Party with all available evidence in its possession supporting said claim of infringement, suspected infringement or unauthorized use or misappropriation.

7.2.2                        Right to Institute Suit. Subject to Section 7.2.5 and except as provided in Section 7.2.3, the Party owning, the Party deemed to be Owning Party according to Section 7.1.2.3, or Controlling the relevant Patent or Technology (the “Owning Party”) shall have the first right to initiate an infringement or other appropriate suit against any Third Party which at any time has infringed or is suspected of infringing, any Nycomed Patents, Partner Patents or Jointly-Owned Patents, as the case may be, or is using without proper authorization or misappropriating all or any portion of the Nycomed Technology, Partner Technology or Jointly-Owned Improvement Technology, as the case may be.

7.2.3                        Right of the Non-Owning Party to Institute Suit. The Owning Party shall promptly advise the other Party (the “Non-Owning Party”) of its intent not to initiate an infringement or other appropriate suit related to the enforcement of the Nycomed Patents in the Territory or the Partner Patents or any Patents claiming Jointly-Owned Improvement Technology (“Jointly-Owned Patents”), as the case may be, pursuant to Section 7.2.2. In the event that the Owning Party does not initiate an infringement or other appropriate suit related to the enforcement of the Nycomed Patents in the Territory or the Partner Patents or any Jointly-Owned Patents, as the case may be, pursuant to Section 7.2.2 within a reasonable period of time not exceeding ninety (90) days (or such shorter period as may be required to comply with applicable Legal Requirements or deadlines or to avoid a loss of any available remedies) of becoming aware of a known or suspected infringement or unauthorized use or misappropriation of the Owning Party's Patents in the Field, then (i) the Non-Owning Party may, always subject to Section 7.2.5, take such action as is reasonably appropriate to enforce the Owning Party's Patents (in the case of the Nycomed Patents or the Partner Patents) or to enforce the Jointly-Owned Patents, and (ii) the Parties shall follow the procedures set forth in Section 7.2.4.

7.2.4                        Conduct of Infringement Suit.

7.2.4.1                     Conduct of Infringement Suit in General.  Irrespective of which Party is the Initiating Party of a suit brought pursuant to Section 7.2.2 or Section 7.2.3, the Parties shall handle, through the IP Litigation Working Group, the management, day-to-day operation and strategic direction of litigation and pre-litigation case evaluation and development activities.  In addition to the management of the case, the IP Litigation Working Group shall assist and advise the Initiating Party and the other Party (the “Non-Initiating Party”) on all relevant strategic issues relating to the conduct of any such suit. The Parties shall, based on the advice provided by the IP Litigation Working Group and their reputable patent litigation counsel, use their reasonable endeavors to agree in good faith on a consensual strategy in conducting any such suit, provided, however, that, for as long as the [***] Agreement is in force and effect, Nycomed shall have the right to make the final determination, not to be unreasonably exercised, in case the Parties should fail to set up and agree upon a consensual strategy.  In all cases, (i) the Initiating Party shall keep the Non-Initiating Party, through the IP Litigation Working Group, promptly informed of the status of such suit on an ongoing basis and shall provide the Non-Initiating Party with copies of all documents filed in, and all written communications relating to, such suit; (ii) the Non-Initiating Party shall join as a party to the suit or otherwise as may be required under applicable procedural laws to the extent that such participation is legally required, by counsel of its own choice and at its own expense, and (iii) to the extent permitted by law, the Non-Initiating Party shall have the right to join such suit as a party or otherwise as may be admissible under applicable procedural laws, and be represented in any such suit by counsel of its own choice and at its own expense. The Initiating Party shall not settle any such action or otherwise consent to an adverse judgment in any such action without the prior written consent of the Non-Initiating Party, such consent not to be unreasonably withheld or delayed.

7.2.4.2                     Cost Sharing. All expenses of a suit brought pursuant to Section 7.2.2 or Section 7.2.3, including, without limitation, attorney's fees and court costs, shall be borne by the Parties [***], and any damages, settlement fees or other consideration for past infringement received as a result of the assertion of damages of both Parties in any such suit shall be shared by the Parties [***].

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7.2.5                        ANDA Litigation.

7.2.5.1                     Notice of Certification. With respect to the United States, Nycomed and Partner each shall immediately give written notice to the other of its receipt or knowledge of any certification filed under the Waxman Hatch Act claiming that a Nycomed Patent, a Partner Patent or a Jointly-Owned Patent is invalid, unenforceable and/ or that infringement will not arise from the manufacture, use, offer to sell or sale in the Territory, or importation into the Territory, of Product by a Third Party.

7.2.5.2                     Right to Conduct ANDA-Related Patent Litigation. In the event of the filing of an ANDA by a Person seeking approval to begin commercialization of a generic version of a Product in the Territory, Nycomed shall have the first right to bring patent infringement suit. If Nycomed does not notify Partner, within thirty (30) calendar days after receipt of the notification of the respective ANDA filing from the Person filing such ANDA, that it will bring such suit within forty-five (45) calendar days (or such shorter period as may be required to comply with applicable Legal Requirements or deadlines or to avoid a loss of any available remedies) after receipt of the notification of the respective ANDA filing from the Person filing such ANDA, then (i) Partner may take such action as is reasonably appropriate to enforce the applicable Patents, and (ii) the Parties shall follow the procedures set forth in Section 7.2.5.

7.2.5.3                     Conduct of ANDA Suit.  Irrespective of which Party is the Initiating Party of a suit brought pursuant to Section 7.2.5.2, the Parties shall handle, through the IP Litigation Working Group, the management, day-to-day operation and strategic direction of litigation and pre-litigation case evaluation and development activities.  In addition to the management of the case, the IP Litigation Working Group shall assist and advise the Parties on all relevant strategic issues relating to the conduct of the ANDA suit. The Parties shall, based on the advice provided by the IP Litigation Working Group and their reputable patent litigation counsel, use their reasonable endeavors to agree in good faith on a consensual strategy in conducting the ANDA suit, provided, however, that, for as long as the [***] Agreement is in force and effect, Nycomed shall have the right to make the final determination, not to be unreasonably exercised, in case the Parties should fail to set up and agree upon a consensual strategy.  In any event (i) the Initiating Party shall keep the Non-Initiating Party, through the IP Litigation Working Group, promptly informed of the status of such suit on an ongoing basis and shall provide the Non-Initiating Party with copies of all documents filed in, and all written communications relating to, such suit, (ii) the Non-Initiating Party shall join as a party to the suit or otherwise as may be required under applicable procedural laws to the extent that such participation is legally required, by counsel of its own choice and at its own expense, and (iii) to the extent permitted by law, the Non-Initiating Party shall have the right to join such suit as a party or otherwise as may be admissible under applicable procedural laws, and be represented in any such suit by counsel of its own choice and at its own expense. The Initiating Party shall not settle any such action or otherwise consent to an adverse judgment in any such action without the prior written consent of the Non-Initiating Party, such consent not to be unreasonably withheld or delayed.

7.2.5.4                    Cost Sharing.  All expenses of a suit brought pursuant to Section 7.2.5.2, including, without limitation, attorney's fees and court costs, shall be borne by the Parties [***], and any damages, settlement fees or other consideration for past infringement received as a result of the assertion of damages of both Parties in any such suit shall be shared by the Parties [***].

7.3            Disputed Patents.

7.3.1                        Mutual Information. The Parties shall immediately notify each other (i) of becoming aware of any Patent that may be considered a Disputed Patent or (ii) if a claim or proceedings are threatened or brought against either Party or its Affiliates alleging that the Packaging, use, offer to sell or sale in the Field and in the Territory, or the importation into the Territory, of Compound Bulk Product or Product, or the manufacturing of Compound or Bulk Product outside the Territory for Partner or the manufacturing of Bulk Product from Compound in  accordance with the terms of this Agreement by Partner, infringes, induces the infringement of, or contributorily infringes the Patents of a Third Party (each an “Infringement Claim”). Any notice shall set forth the facts of the Infringement Claim as known to such Party providing such notice.

7.3.2                         Infringement Claims Against Both Parties. If an Infringement Claim is brought against either or both Parties or their Affiliates in the Territory, the Parties shall immediately consult on how to further proceed, and the Parties shall proceed as set out in this Section 7.3. Each Party shall be entitled to be represented by reputable patent litigation counsel of its own choice.

7.3.3                         Infringement Claims Against One Party. In the event that an Infringement Claim is brought against one Party or its Affiliates in the Territory, such Party shall be entitled to be represented by reputable  patent litigation counsel of its own choice, subject to reasonable prior coordination with the other Party. To the extent permitted by law, the other Party shall have the right to join any such proceedings as a party or otherwise as may be admissible under applicable procedural laws at its own expense by counsel of its own choice. In any such proceedings brought against one Party or both Parties hereto, the Parties shall render each other all reasonable assistance in defending any such suit or claim, subject to Section 7.3.4.3 at the assisting Party’s expense.

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7.3.4                         Coordination of Defense. The final decision whether or not and, as the case may be, how to, defend or settle any Infringement Claim will be determined as follows:

7.3.4.1                      Defense of Infringement Claim. The Parties shall first determine whether or not the Infringement Claim should be defended.  If the Parties cannot agree, such Infringement Claim shall be defended, always subject to Section 7.3.4.3.

7.3.4.2                      Determination of Defense Strategy. In all cases, whether or not an Infringement Claim is brought against one Party (or an Affiliate) or both Parties (or any of their Affiliates) in the Territory, the Parties shall, based on the advice of their legal counsel, use their reasonable endeavors to agree in good faith on a uniform strategy in defending any such Infringement Claim and related instructions to counsel.  In all cases involving the defense of Infringement Claims, the Parties shall (i) keep each other reasonably informed regarding such defense, and closely coordinate the further action to be taken on the basis of the advice of reputable patent litigation counsel retained by each or both Parties pursuant to Sections 7.3.2 and 7.3.3, and (ii) jointly instruct reputable patent litigation counsel selected by the Parties in good faith to act in the best interests of both Parties, taking into account their interests under this Agreement, in conducting the defense of any such Infringement Claim, the other Party’s right to join any such proceedings by counsel of its own choice pursuant to Section 7.3.3 (whenever relevant) notwithstanding.

7.3.4.3                      Costs of Defending and Settlement of Infringement Claims. Subject to Section 7.4 and the Parties respective indemnification obligations under Article 14, the Out-of-Pocket Costs incurred by each Party in the preparation of a defense against, and in defending any such action or proceeding (including amounts paid to the Third Party by way of settlement or damages), and any amounts recovered by way of costs or, subject to Sections 7.2.4.2 and 7.2.5.4, damages, shall be borne and shared, as applicable, by the Parties [***] to the extent that any such action or proceeding relates to Product or a Line Extension, or to the extent that any such action or proceeding relates to an Improved Product (incorporated into this Agreement in accordance with Section 2.4) and the Nycomed Patents, Jointly-Owned Patents and Patents covering Nycomed Solely-Owned Improvement Technology incorporated in such Improved Product.

Neither Party shall (i) settle any action or consent to an adverse judgment without the prior written consent of the other Party, such consent not to be unreasonably withheld or delayed; or (ii) in the course of the settlement of any such action, admit the invalidity of any Nycomed Patent, Partner Patent or Jointly-Owned Patent.

7.3.4.4                      Date of Settlement of Third Party Disputed Patent Conflict. Section 7.3.4.3 shall apply to all payments (including royalties) to be made under a settlement regarding a Disputed Patent in accordance with this Agreement to the extent related to the Field and the Territory, regardless of whether such settlement pertains to sales of Product before or after the date of any such settlement.

7.4            Third Party Licenses.

7.4.1                        Cooperation in Obtaining Third Party Licenses.  In the event that a Party can establish to the reasonable satisfaction of the other Party, at any time during the Term of this Agreement, that a license under any Third Party Patent, whether or not a Disputed Patent, is necessary or advisable for purposes of enabling the Parties, (i) to use, offer to sell or sell in the Territory, or to import into the Territory, Compound, Original Product, a Line Extension or an Improved Product included into this Agreement in accordance with Section 2.4, in the Field, or (ii) to manufacture (including to Package) Compound, an Original Product, a Line Extension or an Improved Product (included into this Agreement in accordance with Section 2.4) within the Territory (in the case of Packaging) or outside the Territory (in the case of Packaging, manufacturing of Bulk Product from Compound or manufacturing of Compound) for exportation into the Territory for Partner, the Parties shall reasonably co-operate to obtain such Third Party license for the benefit of both Parties and, where applicable, for the benefit of Nycomed in the ROW further to the cost allocations and other principles set out in Sections 7.3. and 7.4.

7.4.2                        Conduct of Negotiation. Unless the Parties should have agreed otherwise pursuant to Section 7.4.1, the Parties shall jointly negotiate and obtain any such Third Party license. Subject to Section 7.4.3, the matter shall be deemed resolved if a Party is granted a license, whether royalty-free or royalty-bearing, under the relevant Disputed Patent or other Third Party Patent that would make the use, offer to sell and sale in the Territory and in the Field, and importation into the Territory for Commercialization in the Field of Compound, the Original Product, a Line Extension or an Improved Product included into this Agreement in accordance with Section 2.4, and the manufacturing of Compound, an Original Product, a Line Extension or an Improved Product (included into this Agreement in accordance with Section 2.4) outside the Territory for exportation into the Territory for Partner, non-infringing with respect to such Disputed Patent or other Third Party Patent.

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7.4.3                        Royalty Sharing. Where the Parties agree to conclude a license with a Third Party, or where a license to a Disputed Patent or other Third Party Patent is obtained pursuant to Section 7.4.2, the sharing of royalties and other payments to be paid under any such Third Party license shall be as follows:

(i)            Any payments to be made under any such Third Party license (including royalties) with respect to the Territory and the Field shall be borne by the Parties [***]  (unless otherwise mutually agreed), except that any such payments with respect to manufacturing of Product by Nycomed for the Territory shall be borne [***].

(ii)           If such Third Party license covers countries outside the Territory only or outside the Field only, Nycomed shall be solely responsible for any payments to be made under any such Third Party license.

(iii)          If any such Third Party license should cover the Territory and countries outside the Territory or activities both inside the Field and outside the Field, the Parties shall undertake good faith negotiations to reasonably apportion the bona fide payments to be made under any such Third Party license; provided that (y) Nycomed shall be solely responsible for all payments in respect of the ROW (whether in or outside the Field), in respect of activities outside the Field (whether in the Territory or the ROW), and in respect of manufacturing of Product by Nycomed for the Territory and (z) the Parties shall be responsible for all payments in respect of the Territory and in the Field [***] (other than with respect to manufacturing of Product by Nycomed for the Territory). In case of any disagreement, the issue shall be resolved by means of Third Party Expert Determination pursuant to Section 20.4.

7.4            Restricted Use and Confidentiality of Settlement. Under any circumstances, any such Third Party license agreement shall include a provision according to which the Third Party licensor may not use the existence or the terms of any such license agreement in any patent or related litigation or other proceeding against either Party or its licensees related to the Compound, the Product or any other product, in any court or tribunal anywhere in the world.

7.4.5                         Prevailing Provisions. In relation to the negotiation and contracting of any such Third Party license, the provisions of this Section 7.4 shall prevail over the provisions of Section 7.2 and Section 7.3.

7.5            Updating of Patent Schedules. To the extent applicable, Schedule 1.3 and Schedule 1.4 shall be updated on a continuous basis in accordance with Sections 2.1.1.5, 2.3 and 2.4.

7.6            Privileged Communications.  In furtherance of this Agreement, it is expected that Partner and Nycomed will, from time to time, disclose to one another privileged communications with counsel, including opinions, memoranda, letters and other written, electronic and verbal communications.  Such disclosure are made with the understanding that they shall remain confidential, they will not be deemed to waive any applicable attorney-client privilege and that they are made in connection with the shared community of legal interests existing between Partner and Nycomed, including the community of legal interests in avoiding infringement of any valid, enforceable patents of Third Parties and maintain the validity of Nycomed Licensed Patents, Partner Patents and Jointly-Owned Patents.

7.7            Exchange of Information.  Nycomed shall keep Partner informed, through the IP Prosecution Working Group or the IP Litigation Working Group (as applicable), of material developments with respect to the prosecution, maintenance, validity, defense and enforcement of the Patents Controlled by Nycomed that cover Compound or Product in the ROW.

Article 8
Trademark

8.1            Trademark. Nycomed has registered the Trademark “Daxas®” in the Territory. Unless otherwise agreed in accordance with this Agreement, Partner shall use such Trademark for the Commercialization of Product in the Territory.

8.2            Alternate Trademark.

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8.2.1                         General Principle. In the event that applicable Legal Requirements or a Third Party trademark conflict should necessitate the use of a trademark other than the original Trademark for the Commercialization of Product in the Territory, Nycomed shall, always subject to coordination with Partner as set out hereinafter, either (i) designate an alternate trademark owned by Nycomed for use with the Product in the Territory, (ii) engage a Third Party US branding institute appointed with the prior written consent of both Parties, to select a suitable alternate trademark for use with the Product, whereby Nycomed shall retain and shall bear the costs of the activities of such international branding institute, or (iii) designate an alternate Trademark proposed by Partner for use with the Product (whenever relevant, each an “Alternate Trademark”) that shall then, always subject to Section 2.2 and Sections 8.2.2 to 8.2.4, be subject to the same rights and licenses as the original Trademark.  The selection and designation of any such Alternate Trademark shall be subject to prior consultation and coordination with Partner.  Nycomed shall not unreasonably withhold or delay its consent to any reasonable recommendations given by Partner regarding the selection and designation of any such Alternate Trademark.  In addition, if Partner, acting reasonably, does not agree with an Alternate Trademark proposed by Nycomed, then the Parties shall select another Alternate Trademark that is mutually acceptable to both Parties.

8.2.2                         Ownership of Alternate Trademarks. Each such Alternate Trademark shall be owned by Nycomed. In the cases referred to in Section 8.2.1(ii), Nycomed agrees to cause the applicable branding institute to transfer to Nycomed ownership to any such Alternate Trademark in the Territory. In the cases referred to in Section 8.2.1(iii), Partner shall, Section 8.2.4 notwithstanding, promptly transfer all rights regarding such Alternate Trademark for the Territory to Nycomed, whereby Nycomed shall bear the related Out-of-Pocket Costs of Partner associated with any such transfer against reasonable documentation.

8.2.3                         Representations of Nycomed Regarding Alternate Trademark. Section 8.8.1 notwithstanding, with respect to each Alternate Trademark designated by Nycomed pursuant to Section 8.2.1(i) or through a US branding institute pursuant to Section 8.2.1(ii), Nycomed shall represent and warrant that, as of the date the designation of such Alternate Trademark for use with the Product in the Territory by Partner pursuant to this Agreement, (i) Nycomed Controls such Alternate Trademark in the Territory; (ii) Nycomed has the authority and is entitled to license any such Alternate Trademark in the Territory, as provided in Section 2.1; and (iii) Nycomed is not aware of and has, as of the date of such designation by Nycomed, received no notice alleging that the use of any such Alternate Trademark in the Territory by means of the Packaging of Bulk Product or the Commercialization of Product infringes, violates or misappropriates, or would infringe, violate or misappropriate, the rights of a Third Party in the Territory.

8.2.4                         Representations of Partner Regarding Alternate Trademarks. With respect to each Alternate Trademark originally owned by Partner and designated to Product by Nycomed pursuant to Section 8.2.1(iii), Partner shall represent and warrant that, as of the date the designation of such Alternate Trademark for use with the Product in the Territory by Partner pursuant to this Agreement, Partner is not aware of and has received no notice alleging that the use of any such Alternate Trademark in the Territory by means of the Packaging of Bulk Product or the Commercialization of Product infringes, violates or misappropriates, or would infringe, violate or misappropriate, the rights of a Third Party in the Territory.

8.3            Trademark Licenses of Partner for Product.

8.3.1                        General. Sections 2.1.1.4 (Trademark License), 9.2 (Partner Promotional Materials) and 9.3 (Packaging and Package Inserts or Outserts) notwithstanding, all rights not expressly granted in Trademark are reserved by Nycomed, and Partner acknowledges that nothing in this Agreement shall confer to Partner any right, title or interest in the Trademark other than those conferred to Partner pursuant to Section 2.1.1.4 and this Article 8.

8.3.2                        Commercialization of Product Exclusively under the Trademark.  Except as set forth in Section 2.1.1.6, Partner shall Package Bulk Product using, and Partner shall Commercialize, Product in the Territory only under the Trademark assigned to each Product by Nycomed pursuant to Sections 8.1 and 8.2. Without limitation and except as set forth in Section 2.1.1.6, Partner shall not be entitled to Package or Commercialize any non-branded version of Product in the Territory without the prior written consent of Nycomed, such consent to be given or withheld within Nycomed’s sole discretion.

8.4            Restricted use of the Trademark. Sections 9.2.2 and 9.3.2 notwithstanding, Partner agrees to use the Trademark in the Territory solely in connection with the Product. Further, each Party agrees neither to apply for, nor to register, nor to use, any trademark identical with or confusingly similar to the Trademark for its other products in the Territory.

8.5             Nycomed's Rights in the Trademark. The entire right, title and interest in the Trademark in the Territory shall remain the sole and exclusive property of Nycomed and Partner shall make no representations inconsistent with the foregoing. If Partner or an Affiliate of Partner acquires (by operation of law or howsoever) any right, title and interest in the Trademark or a trademark confusingly similar thereto, then Partner shall assign or cause such Affiliate of Partner to assign such rights to Nycomed at Nycomed’s  request and, at the latest, upon termination of this Agreement, at Nycomed’s expense and as Nycomed may direct.

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8.6             Maintenance of the Trademark. Nycomed shall use Commercially Reasonable Efforts in obtaining, maintaining, and renewing any registrations for the Trademark at its sole expense.

8.7             Defense of Trademark Against Third Party Infringement. Each Party agrees to notify the other Party in writing of any known or suspected conflicting use of any Trademark, and any known application for registration or use of trademarks confusingly similar thereto, or of any known or suspected infringements or of unfair competition involving the Trademark in the Territory promptly after it acquires knowledge thereof. The Parties shall use their reasonable endeavors to agree in good faith on a uniform strategy in defending the Trademark.  In all cases involving the defense of the Trademark, the Parties shall (i) keep each other reasonably informed regarding such defense, and closely coordinate the further action to be taken with respect thereto and (ii) cooperate with each other and render each other commercially reasonable assistance in the defense of the Trademark. Any damages and costs recovered shall be for [***].  Subject to the Parties respective indemnification obligations under Article 14, the Out-of-Pocket Costs incurred by each Party in defending the Trademark, and any amounts recovered in connection therewith, shall be borne and shared, as applicable, [***].

If Nycomed decides not to defend the Trademark within thirty (30) days of Partner’s written request to do so, Partner shall be entitled to do so [***] in cooperation and with the commercially reasonable assistance of Nycomed and, in such case, any damages and costs recovered shall be for [***].

8.8            Representations of Nycomed Regarding Trademark Daxas® as to Third Party Trademark Claims; Defense against Third Party Infringement Claims.

8.8.1                         Representations of Nycomed Regarding Trademark Daxas®. Section 8.2.2 notwithstanding, Nycomed represents that, in each case as of the Effective Date (i) Nycomed Controls the Trademark Daxas® in the Territory; (ii) Nycomed has the authority and is entitled to license the Trademark Daxas® in the Territory, as provided in Section 2.1; and (iii) Nycomed is not aware of and has received no notice alleging that the use of the Trademark Daxas® in the Territory by means of the Packaging of Bulk Product or the Commercialization of Product infringes, violates or misappropriates, or would violate or misappropriate, the rights of a Third Party in the Territory.

8.8.2                         Information on Third Party Infringement Claims. The Parties shall promptly notify each other if a claim or proceedings are threatened or brought against either Party or its Affiliates alleging that the use of a Trademark in the Territory by means of the Packaging of Bulk Product or the Commercialization of Product infringes, violates or misappropriates the rights of a Third Party.

8.8.3                         Defense against Third Party Trademark Claims. If a claim or proceedings as described in Section 8.8.2 should be brought against either Party or both Parties, the Parties shall immediately consult on how to further proceed. The final decision whether or not and, as the case may be, how to defend or settle such claim or proceedings shall be made with the consensus of the Parties.  In the event that proceedings are brought against Nycomed only, then, to the extent permitted by law, Partner shall have the right to join any such proceedings as a Party thereto or otherwise as may be admissible under applicable procedural laws at its own expense by counsel of its own choice. In the event that proceedings are brought against Partner only, then, to the extent permitted by law, Nycomed shall have the right to join any such proceedings as a Party or otherwise as may be admissible under applicable procedural laws at its own expense by counsel of its own choice. Subject to Section 8.8.5, in any such proceedings brought against a Party hereto, the other Party shall render such Party all reasonable assistance in defending any such suit or claim at such Party’s expense. A Party may settle any such claim or proceedings only with the prior written consent of the other Party.

8.9            Goodwill of Trademark. Partner shall use its Commercially Reasonable Efforts to establish and maintain the goodwill in the Territory of the Trademark in the course of performing its obligations under this Agreement. Partner agrees that all use of Nycomed’s Trademark will inure to the benefit of Nycomed. Without limitation, to the extent permitted by law, all goodwill deriving from the use of the Trademark pursuant to the terms of this Agreement or otherwise arising out of this Agreement shall accrue solely and exclusively to Nycomed.

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8.10           Internet Domain for Product. Partner shall be entitled to exclusively use the Internet domain “Trademark.us” during the term of this Agreement. The Parties shall agree in good faith on a shared use of any additional Internet domain related to Product, whether or not incorporating any Trademark associated to the Product, such that customers in the Territory and the ROW are provided adequate access through such Internet domain to Product information for the relevant territory. The Parties shall consult and coordinate through the JCC with respect to the use of any such domains in the US for the Commercialization of Product.

Article 9
Commercialization
9.1            Commercialization in General.

9.1.1                         Standard of Care and Costs of Commercialization. Partner shall use Commercially Reasonable Efforts to Commercialize and to maximize the sales of Product in the Territory under the Trademark on its behalf and at its own expense, taking into account Partner’s right to Commercialize [***], subject to the conditions set forth in Article 17. For clarity, except as set forth in Section 2.1.1.6, Partner shall not be entitled to commercialize a non-branded generic version of Product without the prior written consent of Nycomed, such consent to be given or withheld within Nycomed’s sole discretion.

9.1.2                         Compliance. Section 12.1 notwithstanding, Partner undertakes, and shall be solely responsible for ensuring, that (i) package make-up, package inserts (or outserts) and other elements relating to Packaging, (ii) all Partner Promotional Materials and claims, and (iii) its Commercialization activities, shall at any time comply with the Legal Requirements, Regulatory Approvals applicable in the Territory for Product and with the IFPMA Code of Pharmaceutical Marketing Practices (Internet link: http://www.ifpma.org/pdf/IFPMA-TheCode-FinalVersion-30May2006-EN.pdf). Partner shall make marketing claims for the Product only in conformity with the Regulatory Approvals for the Product and Legal Requirements.

9.1.3                         Co-Promotion by Nycomed.  In a letter agreement negotiated by and between the Parties and executed of even date herewith that complements the understandings of the Parties pursuant to this Agreement, the Parties have agreed on the terms and conditions pursuant to which Forest is willing to grant Nycomed an option to perform, through an US Affiliate of Nycomed, the sales promotion of Product in the Territory during the Term of this Agreement pursuant to a co-promotion agreement with Forest’s US Affiliate, Forest Laboratories, Inc.

9.2            Partner Promotional Materials.

9.2.1                         Development of Core Partner Promotional Materials.

9.2.1.1                      Core Partner Promotional Materials. Sections 9.1.2 and 12.1 notwithstanding, Partner shall use Commercially Reasonable Efforts to timely develop representative samples of advertising, promotional, educational and communication materials it intends to use for the marketing, advertising and promotion of Product in the Territory (the “Core Partner Promotional Materials”), such that these Core Partner Promotional Materials will be submitted to the JCC or a Subcommittee established by the JCC for review and commenting at least four (4) weeks prior to the intended launch date of the relevant Product and, in case of the Original Product, at least eight (8) weeks prior to the intended Launch Date.

9.2.1.2                      Development of Promotional Materials by Partner.  All promotional materials developed by Partner for Product (the “Partner Promotional Materials”) shall, Sections 9.1.2, 9.2.1.1, 9.2.3 and 12.1 notwithstanding, be consistent with the Core Partner Promotional Materials.

9.2.1.3                      Submission of Samples of Partner Promotional Materials. Sections 9.1.2, 9.2.1.1 and 12.1 notwithstanding, Partner shall submit to Nycomed reasonable quantities of specimens of any Partner Promotional Materials intended by Partner for use for the Commercialization of Product in the Territory. It is expressly agreed that Nycomed assumes no obligation to examine compliance of any such Promotional Material with relevant Regulatory Approvals and applicable Legal Requirements, and that ensuring compliance of Promotional Material with relevant Regulatory Approvals and applicable Legal Requirements shall be the exclusive responsibility of Partner.

9.2.2                          Company Trademarks. Except as necessitated by the Legal Requirements and Section 9.3.2 notwithstanding, Partner shall not be entitled to, and shall refrain from, using the Nycomed Company Trademark in any manner whatsoever in the Development (if relevant) and Commercialization of Product and shall, without limitation, refrain from using the Nycomed Company Trademark on or in connection with the use of any Partner Promotional Materials always provided, however, that, if and when requested by Nycomed and subject to the Legal Requirements and Sections 9.1.2 and 12.1, Partner shall display on any Partner Promotional Materials used in connection with the Product to be sold by Partner a legend like “Manufactured by: Nycomed GmbH, D 78467 Konstanz, Germany” and Nycomed's logo in easily legible, adequately prominent types in the English language. In the event that Nycomed should request any such marking, Article 8 shall apply accordingly to the Nycomed Company Trademark.

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Except as necessitated by the Legal Requirements, Nycomed shall not be entitled to, and shall refrain from, using the Partner Company Trademark in any manner whatsoever in the development and commercialization of products.

9.2.3                          Access Rights to Promotional Materials.

9.2.3.1                       Access Rights of Nycomed to Partner Promotional Materials.  Nycomed and its Cooperation Partners shall have the right to use, free of charge, during and after the Term and always at entirely their own risk, any promotional concepts, slogans and materials developed by Partner, related to Product and forming part of the Partner Promotional Materials, in Nycomed’s and its Cooperation Partners’ own promotional materials for Product and other products incorporating the Compound (collectively, the “Nycomed Promotional Materials”) always provided, however, (i) that Partner Controls the relevant Partner Promotional Materials, (ii) that Nycomed shall not be permitted to refer to Partner, its company name and logo including, without limitation, to Partner as the originator, in any such Nycomed Promotional Materials for Product and (iii) that Nycomed shall be solely responsible for the compliance of any such Partner Promotional Materials with applicable legal requirements regarding its use of any such Partner Promotional Materials in the ROW, and for the costs of any such use, and shall reimburse Partner for Partner’s incremental cost of providing such materials. Nycomed shall reasonably coordinate with Partner through the JCC or applicable Subcommittee, as applicable, regarding any such use of Partner Promotional Materials prior to the commencement thereof.

9.2.3.2                       Access Rights of Partner to Nycomed Promotional Materials.  Partner shall have the right to use, free of charge, during the Term and in the Territory and in the Field and always entirely at its own risk, any promotional concepts, slogans and materials forming part of the Nycomed Promotional Materials always provided, however, (i) that Nycomed Controls the relevant Nycomed Promotional Materials, (ii) that Partner shall not be permitted to refer to Nycomed, its company name and logo including, without limitation, to Nycomed as the originator, in any Partner Promotional Materials except as provided in Section 9.2.2, and (iii) that Partner shall be solely responsible for the compliance of any such Nycomed Promotional Materials with applicable Legal Requirements regarding its use of any such Nycomed Promotional Materials in the Territory, and for the costs of any such use, and shall reimburse Nycomed for Nycomed’s incremental cost of providing such materials.  Partner shall reasonably coordinate with Nycomed through the JCC or applicable Subcommittee, as applicable, regarding any such use of Nycomed Promotional Materials prior to the commencement thereof.

9.3            Packaging and Package Inserts or Outserts

9.3.1                          General Principle. Promptly after the Effective Date, the Parties shall come to a common understanding on the layout of the package make-up, package inserts (or outserts) and other elements relating to Packaging including, without limitation, the “Prescribing Information” and the “Patient’s Instructions for Use” (collectively, the “Packaging Materials”). Partner shall, always subject to Sections 9.1.2 and 12.1, submit to the JCC its pertaining proposals for the JCC’s review. Further, Partner shall submit to the JCC specimens of any Packaging Material planned in connection with the Commercialization of Product for the JCC’s review. It is expressly agreed that Nycomed assumes no obligation to examine compliance of any such Packaging Materials with relevant Regulatory Approvals and applicable Legal Requirements, and that ensuring compliance of Packaging Materials with relevant Regulatory Approvals and applicable Legal Requirements shall be the exclusive responsibility of Partner.

9.3.2                          Nycomed Company Trademark. Except as necessitated by Legal Requirements and Section 9.2.2 notwithstanding, Partner shall not be entitled to, and shall refrain from, using the Nycomed Company Trademark in any manner whatsoever in the Development (if relevant) and Commercialization of Product and shall, without limitation, refrain from using the Nycomed Company Trademark on the Packaging and package inserts (or outserts) of Product, always provided, however, that, if and when requested by Nycomed and subject to the Legal Requirements in the Territory and Sections 9.1.2 and 12.1, Partner shall display on any Packaging Materials used in connection with the Product to be sold by Partner a legend like “Manufactured by: Nycomed GmbH, D 78467 Konstanz, Germany” and Nycomed's logo in easily legible, adequately prominent types in the English language. In the event that Nycomed should request any such marking, Article 8 shall apply accordingly to the Nycomed Company Trademark.

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9.3.3                          Patent Marking.  Upon either Party’s reasonable request, the Parties agree to mark any Product Packaging sold or distributed in the Territory with up to two (2) material and applicable United States patent numbers in easily legible, adequately prominent types in the English language, in accordance with 35 U.S.C. Section 287.

9.4            Distribution of Product and Promotional Samples in the Territory.

9.4.1                          Distribution of Product in the Territory. Partner shall be exclusively responsible for distributing the Product in the Territory. Partner shall have the sole right to (i) receive, accept and fill orders for the Product, (ii) control invoicing, order processing and collection of accounts receivable for Product sales, (iii) record Product sales in its books of account, and (iv) establish and modify the commercial terms and conditions with respect to the sale and distribution of the Product, including matters such as the price at which the Product will be sold and whether any discounts, rebates or other deductions should be made, paid or allowed, provided that all discounts, rebates, allowances and price reductions shall be reasonable and customary for sales of pharmaceutical products.

9.4.2                          Distribution of Promotional Samples. Partner agrees that Partner and to the extent applicable and permitted, its sublicensees will use Promotional Samples exclusively for purposes of distribution as samples to physicians or other health care professionals capable of prescribing Product in the Territory in accordance with the Legal Requirements, and for no other purpose, and to reasonably document such use. Without limitation, Partner shall use Promotional Samples in accordance with the then current Marketing Plan and shall distribute Promotional Samples in compliance with all Legal Requirements, including the requirements of the Prescription Drug Marketing Act of 1987, as amended (the “PDM Act”).

9.5            Coordination of Commercialization.

9.5.1                          Co-Operation in Commercialization.  The Commercialization of Product shall be coordinated by the JCC in accordance with Article 4.

9.5.2                          Marketing Plan.

9.5.2.1                       General.

9.5.2.1.1                    Submission of Draft Marketing Plans for Commenting by Nycomed. Reasonably in advance of each Partner Financial Year and, as regards the first Contract Year, as soon as reasonably practicable following the Effective Date, Partner shall prepare and submit to the JCC an annual draft marketing plan for such Contract Year for review and comment (each, a “Draft Marketing Plan”).

Partner acknowledges that the financial planning at Nycomed relates to the calendar year.  Therefore and in addition to its obligations pursuant to the first sub-paragraph of this Section 9.5.2.1.1, Partner agrees to submit to Nycomed its best estimates of the relevant material financial information to be included in each Marketing Plan pursuant to Section 9.5.2 (each, an “Advance Report”) reasonably in advance of each Contract Year and in any event no later than October 31 of each Contract Year and, as regards the first Contract Year, without undue delay following the Effective Date, with prompt updates of such Advance Reports prior to submission of the definitive Marketing Plan whenever required in case of material changes.

9.5.2.1.2                    Consideration of Nycomed Comments. The Parties shall, through the JCC, discuss the content of each Marketing Plan prior to Partner’s preparation of such plan.  Partner agrees to reasonably consider any comments submitted by Nycomed regarding the Marketing Plan including, without limitation, regarding Partner’s projected A&P Expenses or Detailing Expenses, or where Commercialization activities of Partner in the Territory would have an adverse impact on the commercialization of products incorporating Compound in the ROW.

9.5.2.1.3                    Final Marketing Plan. Subject to consideration of Nycomed’s comments, Partner shall promptly set up and submit to Nycomed the definitive marketing plan applying in the respective Contract Year (each, a “Marketing Plan”).

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9.5.2.2                        Contents of Marketing Plan. Each Marketing Plan shall identify and define, among other things, the following items:

(i)            The goals and objectives for Commercializing and detailing the Product in the Territory in the pertinent Contract Year;

(ii)           Market research and strategy (including market and competitive analysis, sales trends, product positioning and other matters);

(iii)          All advertising and promotion programs and strategies (including, but not limited to, development of materials, media plans, use of symposia, academic speakers, activation of a key opinion leader cascade, a public relations program, and a direct-to consumer campaign and other related matters);

(iv)           Sales plans and activities (including Sales Force training, sampling strategy, product detail effort), development of appropriate sales training materials, and program and budget for Promotional Samples, and Sales Force incentives or compensation programs;

(v)             Phase IV Studies to be conducted for the Territory that have been coordinated by the Parties pursuant to Section 9.5.3, and a related Phase IV Development Plan, to the express exclusion of Phase IV Studies associated with the Daxas® Extension Program that shall not be listed in Marketing Plans;

(vi)           Plans for addressing any significant regulatory issues for existing Indications and forms of the Product and for registration of new Indications and forms of the Product, if applicable;

(vii)           The projected number of Units of Product to be sold in the Territory to Third Parties in the applicable Contract Year and the expected gross and Net Sales of Product, with detailed review of gross-to-net assumptions, including, but not limited to, managed care/medicare rebates and similar rebates;

(viii)         The target audiences for Product;

(ix)           The A&P Expenses and Detailing Expenses projected to be expended and invested by Partner in the Commercialization of Product for the applicable Contract Year;

(x)             The approximate number of Sales Representatives to be employed in the performance of Primary Details for Product in the applicable Contract Year; and

(xi)            [***]

9.5.3                            Phase IV Clinical Studies.

9.5.3.1                        Phase IV Development.  If Partner should elect to perform a Phase IV Study for the Territory in addition to those foreseen pursuant to Section 9.5.4 as part of the Daxas® Extension Program, Partner shall set up a Phase IV development plan (a “Phase IV Development Plan”) and submit it to the JDC in accordance with Section 4.2.1.2 (i) for review and coordination by the JDC (in consultation with the JCC) or a Subcommittee established by the JDC. All related trial protocols shall be submitted to JCC for review and commenting reasonably prior to the start of the applicable study. If Nycomed should elect to perform a Phase IV Study in any country of the ROW, it shall submit respective information to the JDC pursuant to Section 4.2.1.2 (ii).

9.5.3.2                        Implementation of Phase IV Development Plan. Partner shall act as sponsor, shall be responsible for implementing, and shall use Commercially Reasonable Efforts to implement, any Phase IV Development Plan in the Territory (in each case, “Phase IV Development”).

9.5.3.3                         Representations and Warranties of Partner Regarding Phase IV Development. Partner represents and warrants that it shall conduct any Phase IV Development in accordance with the approved Phase IV Development Plan and in compliance with all Legal Requirements including, without limitation, in accordance with cGCP as promulgated by the FDA.

9.5.3.4                         Costs of Implementing Phase IV Development. Each Party’s rights and obligations regarding the Daxas® Extension Program pursuant to Section 9.5.4 notwithstanding, it is understood that [***], as a general principle and unless otherwise expressly agreed by the Parties herein, [***].

9.5.3.5                         Support of Phase IV Development by Nycomed. Nycomed’s rights and obligations regarding studies forming part of the Daxas® Extension Program pursuant to Section 9.5.4.6 notwithstanding, Nycomed shall supply, at the Manufacturing Compensation, quantities of Phase IV Study Samples reasonably required for Phase IV Development at minimum order volumes as to be agreed by the Parties in good faith. Any such Phase IV Study Samples shall be ordered pursuant to Section 10.3.

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9.5.3.6                         Access to Results of Phase IV Development. Subject to applicable data protection legislation, all results and pertaining data of any Phase IV Development that is conducted by Partner shall be made available to Nycomed, free of charge, in electronic format, to the extent applicable and required together with suitable data processing software, for use by Nycomed and its Cooperation Partners (provided that Nycomed may only afford such Cooperation Partners according access rights, if they have consented, contractually or otherwise, to share their own data) during and following the Term in accordance with the terms and conditions of this Agreement for purposes of the development and commercialization of the Compound, Product, and products other than Product incorporating Compound in any country; provided that such use during the Term in the Territory and in the Field shall be limited solely to development activities. Subject to applicable data protection legislation, all results and pertaining data of any Phase IV Studies conducted by Nycomed and its Cooperation Partners, always provided that such Cooperation Partners have given their consent (whereby Nycomed undertakes to use its reasonable efforts to have its Cooperation Partners give such consent), in any country shall be made available to Partner, free of charge, in electronic format, to the extent applicable and required together with suitable data processing software, for use by Partner during the Term in accordance with the terms and conditions of this Agreement for purposes of the Development and Commercialization of the Compound and Products in the Territory and in the Field.

9.5.4                             Daxas® Extension Program.

9.5.4.1                          General. The Parties agree to use Commercially Reasonable Efforts to agree on the Daxas® Extension Program designed to improve the positioning of the Product in the marketplace, without limitation, on the clinical studies to be included therein, and overall budget and a time schedule for its implementation, and to attach such Daxas® Extension Program as Schedule 9.5.4.1 to this Agreement, within ninety (90) days, or such other period the JDC and/or the JCC decides, from the Effective Date.  Thereafter, the Parties shall use Commercially Reasonable Efforts to implement such Daxas® Extension Program in accordance with its terms and the terms and conditions of this Agreement. The Parties understand (i) that the clinical studies included in such Daxas® Extension Program have a multi-national scope and cannot be allocated to a specific territory and (ii) that, as a result, not only Partner, but also Nycomed may benefit from the implementation of such Daxas® Extension Program, to the extent that Nycomed elects to commercialize Product in the ROW and in the Field. The Parties therefore agree to share the costs of the implementation of the Daxas® Extension Program Costs in accordance with Section 9.5.4.4.

9.5.4.2                          Implementation of Daxas® Extension Program.

9.5.4.2.1                       General. The Parties shall conduct the Daxas® Extension Program cooperatively and collaboratively. All related activities throughout the Territory and throughout the ROW shall be conducted by the Parties according to the Daxas® Extension Program including, without limitation, the specific tasks assigned to each Party under the Daxas® Extension Program, and the applicable time lines.  Partner may perform activities under the Daxas® Extension Program in the ROW only subject to Nycomed’s prior approval through the JDC, such approval not to be unreasonably withheld or delayed.

9.5.4.2.2                       Residual Rights of Nycomed. For clarity, Nycomed shall be free to conduct, and shall not require the consent of the JDC or JCC, for any development or commercialization activities concerning the Product and the Compound in the ROW, whether within or outside the Field, that do not form part of the Daxas® Extension Program.

9.5.4.2.3                       Standard of Care. Each Party shall use Commercially Reasonable Efforts to conduct the activities assigned to it under the Daxas® Extension Program, as coordinated by the JCC. Furthermore, each Party agrees to conduct its activities under the Daxas® Extension Program in compliance with all applicable laws and regulations in countries in which either Party is performing the Daxas® Extension Program, including without limitation, cGCP and cGMP.

9.5.4.2.4                       Representations and Warranties Regarding Performance of Daxas® Extension Program. Each Party represents and warrants that it shall conduct the Daxas® Extension Program in accordance with Schedule 9.5.4.1 in its respective then current version and in compliance with all Legal Requirements including, without limitation, in accordance with cGCP as promulgated by the FDA.

9.5.4.3                           Coordination of Development. The Daxas® Extension Program shall be overseen and coordinated by the JDC and the JCC in accordance with Article 4 and all applicable terms and conditions of this Agreement.

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9.5.4.4                           Costs of Implementing Daxas® Extension Program.  The Parties agree to invest an overall budget in the Daxas® Extension Program in accordance with Section 9.5.4.1 and to share the resulting Daxas® Extension Program Development Cost sharing pursuant to Section 9.5.4.5, and as coordinated by the JDC and the JCC pursuant to Section 9.5.4.3.

9.5.4.5                           Cost Sharing in Relation to Daxas® Extension Program Costs. The Parties agree to allocate the Daxas® Extension Program Costs in accordance with the Relative Value Ratio set out in Section 2.1.2.2, that is at the following ratio:

Partner [***]
Nycomed [***]

of the Daxas® Extension Program Costs.

9.5.4.6                           Clinical Samples of Product and Clinical Supplies. Pursuant to the second sub-paragraph of Section 9.5.4.1, Section 6.2.5 shall apply accordingly, and Nycomed shall supply Partner with quantities of Clinical Samples reasonably required for implementing the Daxas® Extension Program at the Manufacturing Compensation, and at minimum order volumes as to be agreed by the Parties in good faith. Any such Clinical Samples shall be ordered pursuant to Section 10.3. The procurement of Clinical Supplies (placebo and comparator drug) required for implementing the Daxas® Extension Program shall be agreed in good faith.

9.5.4.7                           Financial Reconciliation of Development Expenses. Daxas® Extension Program Costs shall be reconciled as follows:

9.5.4.7.1                        Daxas® Extension Program Costs. For the purposes of this Section 9.5.4 and the implementation of the Daxas® Extension Program, “Daxas® Extension Program Costs” means all costs and expenses incurred by a Party (including Clinical Development Costs) in implementing the Daxas® Extension Program, to the extent made or incurred in conjunction with an approved budget line item in the Daxas® Extension Program as approved and revised from time to time by the JDC and the JCC, and to the extent subject of reconciliation pursuant to Section 9.5.7.1.

9.5.4.7.2                        Development Expense Report. Within forty-five (45) days after the end of each Contract Quarter, each Party shall submit to the other a written report setting forth in reasonable detail the Clinical Development Costs and other costs of implementing the Daxas® Extension Program eligible for reconciliation as Daxas® Extension Program Costs, incurred by it during such Contract Quarter in implementing the Daxas® Extension Program in accordance with its terms and this Agreement.

9.5.4.7.3                        Quarterly Settlement of Accounts.

9.5.4.7.3.1                     General. Subject to the timely receipt by Nycomed of Partner’s Contract Quarterly report, Nycomed shall then calculate each Party’s share of the total Daxas® Extension Program Costs and the resulting net amount owed by Partner to Nycomed or by Nycomed to Partner, as the case may be, within forty (40) days after the end of such Contract Quarter. The net amount payable shall be paid by Partner or Nycomed, as the case may be, within ten (10) Business Days after the date of issuance by Nycomed of such written report.

9.5.4.7.3.2                     Settlement of Budgeted Expenses Only. Daxas® Extension Program Costs submitted by a Party shall only be submitted to the extent made or incurred in conjunction with an approved budget line item in the Daxas® Extension Program as approved and revised from time to time by the JCC.

9.5.4.7.3.3                     Travel and Living Expenses. Each Party shall bear the travel and living expenses of its staff related to the Daxas® Extension Program, except with respect to travel required by the Daxas® Extension Program.

9.5.4.7.3.4                     Financial Conditions of Clinical Supplies of Product. Clinical Samples shall be accounted for at the Manufacturing Compensation, and Clinical Supplies shall be accounted for at the price agreed pursuant to Section 9.5.4.6.

9.5.4.7.4                         Review of Budgets. The budgets set forth in the Daxas® Extension Program shall estimate the internal and external costs required to complete the Daxas® Extension Program. The budgets for Daxas® Extension Program Costs for the current and next succeeding Contract Years shall be specified in more detail to include, without limitation, on a study-by-study or activity-by-activity basis any (i) investigator fees and expert fees, (ii) CRO costs, lab fees and scientific service fees, (iii) FTE cost (based on number of FTE's and the FTE Rate) and (iv) costs of Clinical Samples and Clinical Supplies. The budgets shall be updated at least every six months on a timeline that meets the budget planning requirements of both Parties at the JDC.

Execution copy

9.5.4.7.5                         Adjustments to Budgets in Daxas® Extension Program. The Parties shall review on a Contract Quarterly basis the Daxas® Extension Program Costs against the budget for such costs in the applicable Contract Year. If, in the course of its quarterly review of Daxas® Extension Program Costs, the Parties determine that for any study or activity the actual amounts incurred [***].

9.5.4.8                             Access Rights to Development Data Resulting from the Daxas® Extension Program. Section 6.8 shall apply accordingly to the Daxas® Extension Program, and each Party shall have access rights to Development Data generated in the course of the implementation of the Daxas® Extension Program in accordance with such Section 6.8.

9.5.4.9                            Classification of Daxas® Extension Program as Product Development for Certain Purposes. Section 9.5.4.8 notwithstanding, Section 6.3.4 (Clinical Samples and Clinical Supplies), Section 6.5 (Development Data and Data-Keeping), Section 6.6 (Representations and Warranties of Partner Regarding Development Activities), Section 6.7 (Audit Rights Pertaining to Development Activities) and Section 6.8 (Access Rights to Development Data Generated in the Course of Development of the Original Product and Line Extensions) of this Agreement shall apply accordingly to the Daxas® Extension Program, and, for the purposes of such Sections, activities conducted under the Daxas® Extension Program shall be considered Product Development activities, regardless of whether Phase IIIb or Phase IV Studies are of relevance.

9.6             [***]

9.6.1                                [***]

9.6.1.1                             [***]

9.6.1.2                             [***]

9.6.2                                 [***]

9.6.2.1                              [***]

9.6.2.2                              [***]

9.6.2.3                              [***]

9.6.2.4                              [***]

9.6.2.5                              [***]

9.6.3                                  [***]

9.6.3.1                               [***]

9.6.3.2                               [***]

9.6.4                                   Obligation to Timely Launch Original Product.

9.6.4.1                               General. Partner shall use Commercially Reasonable Efforts to launch the Original Product within a period of [***] from the date of the grant of the Regulatory Approval for the Original Product.

9.6.4.2                               Launch Supplies. For clarity, the obligations of Partner pursuant to Section 9.6.4.1 shall be conditioned upon Nycomed supplying to Partner, at least [***] prior to the anticipated launch date, reasonably sufficient launch quantities of the Original Product in accordance with Partner’s Launch Period Net Requirements Plan submitted to Nycomed pursuant to Section 10.3.2.

9.6.5                                   [***].

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9.7            Training and Meetings of Product Sales Force.

9.7.1                                   Compliance with Training Plan. Partner shall, at its own expense, comply with any training plan contained in the applicable Marketing Plan. Any Marketing Plan shall provide that Partner shall be responsible for the training of the trainers of all the Sales Representatives.

9.7.2                                   Product Related Internal Meetings. As regards launch meetings related to Original Product or any Improved Product included in this Agreement pursuant to Section 2.4, Partner shall give Nycomed fifteen (15) Business Days advance notice of any such launch meetings and, if requested by Nycomed, shall permit a reasonable number of representatives of Nycomed to attend and participate in any such launch meetings that relate to Product.

Article 10
Manufacturing and Supply
10.1          General Issues of Supply by Nycomed.

10.1.1                                  Supply of Original Product and of Line Extension.

10.1.1.1                               Supply of Original Product. Partner hereby designates Nycomed to be its exclusive contract manufacturer of Bulk Product from Compound, subject to the terms and conditions of this Agreement, for purposes of Partner’s Development and Commercialization of Products pursuant to this Agreement.  Nycomed agrees to use Commercially Reasonable Efforts to supply to Partner or its permitted appointees, and Partner agrees to, and agrees to cause its permitted appointees to, purchase exclusively from Nycomed or its appointee, its requirements of Bulk Product for Packaging by or for Partner and use as commercial Original Product, Promotional Samples, Phase IV Study Samples (if and when relevant) and Clinical Samples for Development (if and when relevant) and Commercialization by Partner in the Territory and in the Field during the Term in accordance with this Agreement. For the purposes of such Development (if and when relevant) and Commercialization by Partner in the Territory and in the Field, such supply shall be exclusive.

10.1.1.2                               Supply of Line Extensions. For clarity and without limitation, Section 10.1.1, the other clauses of Article 10 and Article 11 shall apply accordingly to a Line Extensions.  Supply issues regarding any Improved Product shall be agreed under the relevant Improved Product Inclusion Agreement pursuant to Section 2.4.

10.1.1.3                               Supply Agreement.  If considered reasonably advisable by a Party, then, at the request of such Party, the Parties shall consider a separate agreement between the Parties (or their respective designated Affiliates) providing for the supply by Nycomed to Partner of Bulk Product consistent with the terms of this Agreement always provided, however, that either Party may determine within its sole discretion whether or not it wishes to enter into any such supply agreement.

10.1.2                                   Supply as Bulk Product and Packaging; Assignment of Bottling Tooling Agreement and Negotiation of Packaging Agreement.

10.1.2.1                                Supply of Bulk Product. As a general principle, Nycomed will supply Partner Bulk Product only for Packaging by Partner (or its designee) or the Toll Packager.

10.1.2.2                                Packaging.  Partner may Package Product by itself or have a Person other than the Toll Packager Package Bulk Product for Partner, subject to this Section 10.1.2 and the conditions set out in Section 2.2.1.3.

10.1.2.3                               Assignment of Bottling Tooling Agreement to Partner. As a result of Partner’s consent to an assignment of the Bottling Tooling Agreement pursuant to Section 23.8.2 of this Agreement and the Toll Packager’s consent to such assignment pursuant to Section 10.5 of the Bottling Tooling Agreement attached hereto as part of Schedule 1.6, Nycomed shall, promptly following the Effective Date, assign to Partner or, if requested by Partner and if agreed by the Toll Packager, to an Affiliate of Partner the Bottling Tooling Agreement, and all rights and obligations of Nycomed under such Bottling Tooling Agreement shall pass to Partner or  such Affiliate of Partner, as may be applicable, with effect from the date of such assignment, subject to the following additional terms and conditions:

10.1.2.3.1                             Activities of Toll Packager; Negotiation and Execution of Toll Packaging Agreement. The Parties understand that, the Toll Packaging Agreement has not yet been executed as of the Effective Date.  Therefore, Partner agrees to use its reasonable efforts to continue the negotiations regarding the Toll Packaging Agreement in its own name, and to negotiate in good faith and execute the Toll Packaging Agreement as a party thereto (instead of Nycomed) consistent with the below Sections 10.1.2.3.2 and 10.1.2.3.3.  The most recent draft of the Toll Packaging Agreement is attached to this Agreement as Schedule 1.6.

Execution copy

10.1.2.3.2                             Activities Performed under Bottling Tooling Agreement. The Parties further understand that the activities to be performed by the Toll Packager under the Bottling Tooling Agreement include the purchase of the bottling tooling for Packaging Product (the “Bottling Tooling” as further described in the Bottling Tooling Agreement) and the technical transfer, at Nycomed’s cost, of the Packaging process using such Bottling Tooling. Pursuant to Article 6 of the Bottling Tooling Agreement, the Toll Packager has granted Nycomed (and Partner as Nycomed’s assignee) an option to require the Toll Packager to transfer the legal title to and ownership of the bottling tooling for Product to the Distributor (as defined in the Toll Packaging Agreement) as part of the assignment of the Packaging Agreement concomitantly following the assignment of the Toll Packaging Agreement, and the Toll Packager has agreed to perform all such actions as may be reasonably necessary for such Nycomed “Purchase Option” as defined in the Bottling Tooling Agreement. In consideration of such Nycomed “Purchase Option” and the technical transfer of the Packaging process, Nycomed has agreed to make payment to the Toll Packager of a “Purchase Option Fee” as defined in Article 2.2 of the Bottling Tooling Agreement comprising the purchase price of the Bottling Tooling paid by the Toll Packager and the costs and expenses of the Toll Packager associated with the technical transfer of the Packaging process.  As of the Effective Date, the Toll Packager has purchased the bottling tooling, and Nycomed has made payment of that part of such Purchase Option Fee that corresponds to the purchase price of the Bottling Tooling paid by the Toll Packager.  The costs and expenses of the Toll Packager associated with the technical transfer of the Packaging process have been quoted by the Toll Packager as an aggregate amount of [***] as per quotation of April 08, 2009, have been committed by Nycomed by purchase order dated April 24, 2009 and have not yet been paid, as such technical transfer has, as of the Effective Date, not yet occurred.  For clarity, Partner will coordinate with the Toll Packager, and agrees to make payment to the Toll Packager of the costs and expenses of the Toll Packager associated with, the technical transfer of the Packaging process in accordance with the Bottling Tooling Agreement as a condition of Partner’s right to exercise its Purchase Option pursuant to the Bottling Tooling Agreement following its assignment.

10.1.2.3.3                             Reimbursement of Purchase Option Fee.  In consideration of Partner acquiring the Purchase Option regarding the bottling tooling for Product as a result of the assignment of the Bottling Tooling Agreement, Partner agrees to reimburse Nycomed that part of the Purchase Option Fee already paid by Nycomed to the Toll Packager, that is the purchase price of the bottling tooling in the aggregate amount of [***]. Nycomed shall invoice Partner such part of the Purchase Option Fee without undue delay following the Effective Date.  Payment shall be made in accordance with Section 11.4 within thirty (30) days of receipt of invoice by bank wire transfer in immediately available funds to a bank account indicated by Nycomed.

10.2          Terms and Securing of Supply by Nycomed.

10.2.1                                   Delivery Terms. All shipments of Bulk Product shall be made pursuant to the delivery terms specified in Section 10.3.6.

10.2.2                                   Failure to Supply.

10.2.2.1                               Allocation of Supply in Supply Shortage Scenarios.  In case of a shortage of supply of Bulk Product or Compound such that Nycomed is unable to supply all of Partner’s requirements of Bulk Product or Compound, as applicable, the supply of Bulk Product within Nycomed’s control shall first be allocated on a pro rata basis among the Territory and the other countries where Nycomed is (or plans on) commercializing products incorporating the Compound, based on (i) in the case of a shortage of Bulk Product, the reasonably forecasted net sales of Bulk Product; and, (ii) in the case of a shortage of supply of Compound required by Nycomed to manufacture Bulk Product, the reasonably forecasted net sales of Products incorporating the Compound as an active ingredient; in each of (i) and (ii), reasonably forecasted for the calendar year following the calendar year in which a supply shortage occurs.  Any supply that remains unallocated or comes available after the preceding pro rata allocation shall be allocated on a first priority basis to the Territory.

Execution copy

10.2.2.2                                General. Nycomed shall promptly notify Partner of any supply chain issues that may result in Nycomed’s failure to comply with its obligations under this Article 10.  In the event that Nycomed shall fail to supply on a timely basis at least [***] of Partner’s requirements of Bulk Product forecasted and ordered pursuant to Sections 10.3.1 to 10.3.4 and accepted by Nycomed pursuant to Section 10.3.5, and always provided that (i) the relevant orders are not outside the scope of orders which Nycomed is obligated to accept in accordance with the provisions of Section 10.3.5 and (ii) such failure to supply is not attributable to a Force Majeure Event, but has been caused by the negligence or fault of Nycomed or, where relevant, Nycomed's Third Party Suppliers (in each case, a “Supply Failure”), then the following principles shall apply:

10.2.2.3                                Failure to Supply Exceeding [***]. If any such Supply Failure continues longer than [***] consecutive months or for [***] or more months in any [***] month period (the “Extended Supply Failure”), and provided that Partner has sold out its existing stock of the respective Product to be held in accordance with Section 10.2.4.2.2.1, Nycomed shall make payment to Partner of an amount corresponding to Partner’s actual direct damages resulting from such Supply Failure, PROVIDED THAT SUCH DIRECT DAMAGES RESULTING FROM SUCH SUPPLY FAILURE SHALL IN NO EVENT EXCEED THE LESSER OF [***].

10.2.2.4                               Timely Supply. For purposes of this Section 10.2.2, Bulk Product shall be deemed to have been supplied on a timely basis if such Bulk Product is delivered within [***] Business Days of the delivery date specified in the Partner purchase order forecasted and placed pursuant to Sections 10.3.1 to 10.3.4 and accepted by Nycomed in accordance with Section 10.3.5. No Supply Failure shall be deemed to have occurred if timely delivery of Bulk Product has failed to occur for reasons of a Force Majeure Event.

10.2.2.5                                [***]

10.2.3                                    Quality Agreement.

10.2.3.1                                 General. The pharmaceutical responsibilities of the Parties in relation to, among other issues, the supply by Nycomed and other Suppliers of Nycomed to Partner of Bulk Product, and the Packaging of Bulk Product and market release of finished Product by Partner, shall be set forth in the Quality Agreement, which shall be negotiated in good faith by the Parties and entered into without undue delay following the Effective Date.  The Quality Agreement shall, following execution, be attached as Schedule 10.2.3 to this Agreement.

10.2.3.2                                 Pharmaceutical Audit Rights of Partner. Partner shall be entitled to ascertain in accordance with this Article 10 that Nycomed is manufacturing and testing Bulk Product properly and in accordance with the Bulk Product Specifications. Nycomed agrees to ensure that Nycomed’s Suppliers will be periodically audited by Nycomed in order to (i) keep their cGMP or, where not applicable, other appropriate qualification status current, and (ii) maintain compliance with the Bulk Product Specifications and Bulk Product labeling for shipment.  To the extent permitted to do so pursuant to its agreements with its Suppliers, Nycomed will provide to Partner summaries of the audit reports and, when requested by Partner and required under the circumstances, the full audit reports, regarding its Suppliers to Partner in order to keep Partner informed.

Partner may audit Nycomed’s relevant manufacturing and quality control facilities, upon reasonable prior written notice and during normal business hours, once per year, accompanied by Nycomed representatives as may be appointed by Nycomed. Such audit right shall include the right of Partner to audit Suppliers, together with representatives of Nycomed and representatives of such Suppliers, always provided, however, that any audit rights of Partner regarding Suppliers shall be limited by pre-existing bona fide agreements with any such Suppliers and/or confidentiality obligations undertaken by Nycomed towards such Suppliers; provided, however, that Nycomed shall use its reasonable efforts to (i) obtain audit rights for Partner under such pre-existing agreements and (ii) obtain, in any future agreements with Suppliers, audit rights to the same extent as to which Nycomed has audit rights. The costs and expenses of Partner associated with any such audit shall be borne by Partner, unless such audit reveals substantive, material failures by Nycomed or its Supplier to comply with the terms of this Article 10.

In case Partner should wish to conduct audits more frequently than foreseen pursuant to this Section 10.2.3.2, Partner shall promptly reimburse Nycomed and, if applicable, Nycomed’s Suppliers, their reasonable costs (including overheads) associated with any such audit (including, without limitation, the reasonable costs of personnel of Nycomed and its Suppliers accompanying any such audit), unless the applicable audit results from a failure of Nycomed and/or the relevant Supplier to properly manufacture and perform quality control of Bulk Product in accordance with this Article 10.

Execution copy

10.2.4                                     Disruption of Supplies and Protective Strategies.

10.2.4.1                                  General. The Parties acknowledge that the Compound and Bulk Product are manufactured in part by Nycomed, and in part by various Third Party Suppliers.  As a consequence, the Parties agree on the following strategies to secure the continuous supply of Bulk Product to the Territory that shall also apply to any Line Extension and Improved Product unless agreed otherwise under the relevant Improved Product Inclusion Agreement.

10.2.4.2                                  Strategies of Securing Continuous Supply.

10.2.4.2.1                               Securing Continuous Supply by Nycomed

10.2.4.2.1.1                           Safety Stock Kept at Nycomed and its Suppliers. Nycomed shall use Commercially Reasonable Efforts to keep reasonably sufficient safety stocks (i) of the key components necessary to produce Compound and Bulk Product at Nycomed or its Suppliers, corresponding to at least [***] average requirements of the stock of the key components necessary to produce Bulk Product, and no less than [***]  average requirements of the stocks of Compound, and (ii) of Bulk Product corresponding to at least [***] of Partner’s average monthly requirements of Bulk Product.  If either Party believes that more buffer stock is required it may bring up such request within the Supply Chain Working Group, which shall determine in good faith whether buffer stock shall be increased or not.

10.2.4.2.1.2                           Back-Up Manufacturing Line of Nycomed. The Parties acknowledge that Nycomed has set-up and implemented an appropriate back-up line in its existing Oranienburg facility for the manufacturing of Bulk Product from Compound.

10.2.4.2.2                               Securing Continuous Supply by Partner.

10.2.4.2.2.1                           Safety Stock Kept at Partner, its Logistic Agents and Distributors. Section 18.6.2 notwithstanding, Partner undertakes to use Commercially Reasonable Efforts to keep reasonably sufficient safety stocks of Bulk Product at Partner, its logistic agents and its distributors, corresponding to at least [***] continuous average requirements of the marketplace.  The inventory of Bulk Product shall at all times be kept in accordance with the Regulatory Approvals and Nycomed’s handling and storage instructions for Bulk Product as set out in the Quality Agreement. Nycomed’s audit rights pursuant to Section 5.2 of the Quality Agreement attached hereto as Schedule 10.2.3 notwithstanding, Nycomed or its appointees shall, during normal business hours and with reasonable prior notice, be entitled to inspect, no more than once per Contract Year, all of Partner’s and its permitted designees distribution facilities where Bulk Product and finished Product is handled and stored, to ascertain proper storage and handling of Bulk Product and Product.

10.2.4.2.2.2                           Back-Up Manufacturing Facility and Manufacturing Rights of Partner for Manufacturing of Bulk Product from Compound.

10.2.4.2.2.2.1                        Set-Up of Back-Up Facility for Manufacturing of Bulk Product from Compound.  Notwithstanding Section 10.1.1.1, Nycomed permits Partner or an Affiliate of Partner to initiate and implement the process of setting-up and qualifying an appropriate back-up facility for the manufacturing of Bulk Product from Compound at its own cost and expense, within a reasonable period after the Effective Date. Manufacturing rights for Bulk Product from Compound shall be restricted to Partner’s requirements for the Territory only and for so long a period of time as Nycomed is not in a position to comply with its supply obligations and for such reasonable additional period as may be required to fulfill commitments reasonably entered into by Partner in connection with such manufacture. Subject to the preceding sentence, after notification by Nycomed that Nycomed is in a position to supply to Partner Partner’s requirements of Bulk Product, Partner shall discontinue the manufacturing of Bulk Product from Compound. Upon Nycomed’s reasonable request, Partner shall submit to Nycomed reasonable documentation relating to the amounts of Bulk Product manufactured from Compound under this provision, further with respect to the manufacturing process and quality control data. Bulk Product from Compound manufactured by Partner hereunder shall meet the Bulk Product Specifications. For the period during which Partner is manufacturing Bulk Product from Compound hereunder, Partner shall have the right to utilize the manufacturing license set forth in Section 2.1.1.1 for manufacture by Partner in accordance with Section 10.2.4.2.2.2.

10.2.4.2.2.2.2                        Exercise of Right to Manufacture Bulk Product from Compound by Partner; Additional Third Party Back-Up Facility.  In case of an Extended Supply Failure as defined in Section 10.2.2.3, regardless of whether or not such failure is attributable to a Force Majeure Event or has been caused by the negligence or fault of Nycomed or, where relevant, Nycomed's Third Party Suppliers, then (notwithstanding Section 10.1.1.1) Partner or any of its Affiliates shall be permitted to exercise its right and license to manufacture Bulk Product from Compound as set forth in Section 2.1.1.1 and this Section 10.2.4.2.2.2 by utilizing the back-up facility set-up pursuant to Section 10.2.4.2.2.2.1.

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In such case of an Extended Supply Failure, Partner may qualify a Third Party manufacturer reasonably acceptable to Nycomed as an appropriate back-up facility for the manufacturing of Bulk Product from Compound at its own cost and expense, in addition to the facility earlier qualified by Partner pursuant to Section 10.2.4.2.2.2.1. Related manufacturing rights for Bulk Product from Compound shall likewise be restricted to Partner’s requirements for the Territory only and for so long a period of time as Nycomed is not in a position to comply with its supply obligations and for such reasonable additional period as may be required to fulfill commitments reasonably entered into by Partner in connection with such manufacture. Subject to the preceding sentence, after notification by Nycomed that Nycomed is in a position to supply to Partner Partner’s requirements of Bulk Product, Partner shall discontinue the manufacturing of Bulk Product from Compound at such Third Party facility. Upon Nycomed’s reasonable request, Partner shall submit to Nycomed reasonable documentation relating to the amounts of Bulk Product manufactured from Compound under this clause by such Third Party, further with respect to the manufacturing process and quality control data. Bulk Product from Compound manufactured by Partner hereunder shall meet the Bulk Product Specifications. For the period during which Partner is manufacturing Bulk Product from Compound hereunder, Partner shall have the right to utilize the manufacturing license set forth in Section 2.1.1.1 for manufacture by Partner through a Third Party in accordance with this Section 10.2.4.2.2.2, and if such Third Party is manufacturing in a country other than Ireland, then such license in Section 2.1.1.1 shall automatically extend to the country in which such Third Party is manufacturing Bulk Product hereunder, provided that such manufacturing is conducted in Germany, France, Italy or Switzerland.

[***]

10.2.4.2.2.2.4                        Supply and Commercial Conditions of Supply of Compound. For the duration of such manufacture of Bulk Product from Compound, Nycomed agrees to supply to Partner, and Partner agrees to purchase from Nycomed, Partner’s requirements of Compound in accordance with terms and conditions that shall be negotiated by the Parties in good faith at an appropriate time, whereby it is agreed that the terms and conditions of the purchase and supply of Bulk Product shall apply accordingly wherever reasonably possible, and that Sections 10.3 and 10.4 shall in any event apply accordingly. [***].

10.2.4.2.2.3                            Compound Manufacturing Rights of Partner during Term. Partner’s rights pursuant to Section 2.1.1.6.3 notwithstanding, Nycomed grants Partner the right to manufacture Compound subject to the following terms and conditions:

10.2.4.2.2.3.1                         General. (i) Should an Extended Supply Failure occur for reasons of Nycomed being unable to procure its requirements of Compound, or (ii) should Nycomed, if, when and for as long as Partner is exercising its rights to manufacture Bulk Product from Compound pursuant to Section 10.2.4.2.2.2, be unable to supply Partner on a timely basis at least [***] of Partner’s requirements of Compound forecasted and ordered pursuant to Sections 10.3.1 to 10.3.4 and accepted by Nycomed pursuant to Section 10.3.5,  for a period [***] consecutive months or for [***] or more months in any [***] month period, in the case of each of the preceding clauses (i) and (ii) regardless of whether or not such failure is attributable to a Force Majeure Event or has been caused by the negligence or fault of Nycomed or, where relevant, Nycomed's Third Party Suppliers (in each case, a “Compound Supply Failure”), then Partner shall have a Non-Exclusive right and license to manufacture Compound in Germany, France, Italy and Switzerland under the Nycomed Manufacturing Patents and the Nycomed Compound manufacturing Know-How, subject to the following terms and conditions:

10.2.4.2.2.3.2                         Transfer of Compound Manufacturing Know-How. In case of a Compound Supply Failure, Partner may notify Nycomed accordingly, thereby requesting Nycomed’s reasonable assistance in transferring manufacturing Know-How for Compound to Partner and Nycomed’s reasonable assistance in the manufacture of Compound by Partner. Nycomed shall, following such request, take all reasonable measures in transferring manufacturing know-how for the Compound to Partner and in assisting Partner in the manufacture of Compound.

10.2.4.2.2.3.3                         Terms of Compound Manufacturing Rights. Manufacturing rights for Compound shall be restricted to the manufacturing of Compound in Germany, France, Italy and Switzerland and Partner’s requirements for the Territory only (unless Nycomed should request Partner to supply Nycomed with its requirements of Compound for the ROW), and for so long a period of time as Nycomed is not in a position to comply with its supply obligations and for such reasonable additional period as may be required to fulfill commitments reasonably entered into by Partner in connection with such manufacture. If Nycomed should request Partner to supply Nycomed with Nycomed’s requirements of Compound for the ROW, the Parties shall in good faith negotiate a supply agreement providing for the supply of Compound by Partner to Nycomed at Partner’s cost plus a reasonable margin.

Partner may grant a sub-license for the manufacturing of the Compound only with the prior written consent of Nycomed which shall not unreasonably be withheld or delayed (recognizing Partner’s desire to avoid any disruption in the supply of Compound for the Territory). Partner shall take all reasonable measures to ensure that such sub-licensee shall assume and abide by the obligations to be assumed by Partner pursuant to this Agreement and so sublicensed.

10.2.4.2.2.3.4                         Obligations of Confidentiality and Non-Use. Further to the obligations of confidentiality and non-use assumed by Partner pursuant to this Agreement, Partner shall restrict access to the manufacturing Know-How for the Compound to employees of Partner and its permitted sublicensees which are contractually bound by obligations of confidentiality and non-use no less stringent than those assumed by Partner pursuant to this Agreement. Partner shall take all further reasonable measures to protect Nycomed’s manufacturing Know-How.

10.2.4.2.2.3.5                         Duration of Compound Manufacturing Rights. Promptly after notification by Nycomed that Nycomed is in a position to supply to Partner Partner’s requirements of Compound and allowing for such reasonable additional period as may be required to fulfill commitments reasonably entered into by Partner in connection with such manufacture, Partner shall discontinue the manufacturing of the Compound and return to Nycomed all written and other tangible information, including data storage media, relating to the manufacturing know-how of Nycomed, without retaining any copies thereof. Further, Partner shall refrain from using such manufacturing Know-How for Compound for the remaining Term of this Agreement and any extensions thereof and thereafter, unless such Know-How has become public through no fault of Partner, and further provided that Partner may avail itself of such manufacturing Know-How for Compound again if there should be another Compound Supply Failure.

10.2.4.2.2.3.6                         Exercise of Compound Manufacturing Rights and Quality Standards.  Compound manufactured by Partner hereunder shall be of merchantable quality and shall meet the Compound specifications of Nycomed in effect at the time of the applicable Compound Supply Failure. Nycomed shall inform Partner of any changes of the specifications as soon as reasonably possible. Any changes of the specifications shall be agreed upon between the Parties, Partner’s consent to any such changes not to be unreasonably withheld or delayed.

10.2.4.2.2.3.7                         Manufacturing Data.  Upon Nycomed’s reasonable request, Partner shall submit to Nycomed reasonable documentation relating to the amounts of Compound manufactured pursuant to this Section 10.2.4.2.2.3, the manufacturing process and the pertaining quality control data, Nycomed may perform related pharmaceutical audits, and Section 10.2.3.2 shall apply accordingly to any such audits performed by Nycomed.

10.2.4.2.2.3.8                         Compensation for Grant of Compound Manufacturing Rights.  For the period during which Partner is manufacturing the Compound hereunder, Nycomed shall continue to receive, and Partner shall continue to make payment of, the Margin Payment set out in Section 11.3. The Parties are in agreement that, except as set forth in Section 10.2.4.2.2.3.2 and subject to Section 10.2.2.3, with respect to the manufacture of Compound hereunder, Partner will not claim costs and expenses relating to such manufacture against Nycomed, and that Nycomed will not claim compensation for its assistance in enabling Partner to manufacture Compound hereunder.

10.3           Forecasting, Ordering, Shipping and Delivery. With respect to order planning and ordering of Bulk Product, the following principles shall apply:

10.3.1                                      Rough Cut Capacity Planning. Promptly following the Effective Date and in any event no later than in the month of October 2009 for the first Contract Year, and in the month of July of all subsequent Contract Years, Partner agrees to submit to Nycomed and update its best estimate rough cut capacity planning of its anticipated requirements of Bulk Product for the subsequent sixty (60) months period on which Nycomed’s manufacturing capacity planning will be based (the “Rough Cut Capacity Planning” and each, a “Rough Cut Capacity Plan”).

10.3.2                                      Launch Quantities. Promptly following the Effective Date, the Parties shall agree in good faith on Partner’s initial requirements of Bulk Product (including Promotional Samples) intended to be delivered by Nycomed to Partner prior to the Launch Date and during the six (6) months thereafter, thereby specifying the applicable quantities and relevant scheduled delivery dates (the “Launch Period”, the “Launch Period Net Requirements Plan” and the “Launch Quantities”).

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10.3.3                                     Rolling Twenty One (21)-Monthly Net Requirements Plan. Promptly following the Effective Date and thereafter on or between the fifteenth (15th) and twenty-fifth (25th) day of each calendar month and as regards Partner’s requirements of Bulk Product, following the Launch Period, Partner undertakes to submit to Nycomed and update its rolling monthly net requirements plan (the “Rolling Monthly Net Requirements Plan” or “NRP”) of its anticipated requirements of Bulk Product, for the subsequent twenty (21) months period in the format to be agreed by the Parties at Supply Chain Working Group level. The quantities of Bulk Product indicated in the first [***] of each such NRP shall be binding on Partner.  The quantities of Bulk Product indicated in each of months [***] of any such NRP cannot reflect an increase or decrease of greater than [***] compared to the quantity specified for the same calendar month in the immediately preceding NRP. In case Partner does not update its Rolling Monthly Net Requirements Plan on a monthly basis, the forecasts communicated as of the previous month for the months [***] shall become the forecasts for the months [***] of the following period for which no revised NRP has been sent, provided however that Partner shall be obliged to update its NRP in any event on a quarterly basis.

10.3.4                                      Placement of Orders. As regards Launch Quantities, promptly following the date as of which the Parties have agreed upon the Launch Period Net Requirements Plan, Partner shall place its binding orders for Bulk Product, to be delivered in accordance with the Launch Period Net Requirements Plan during the Launch Period.

For all quantities of Bulk Product to be delivered following the Launch Period, Partner shall, together with each Rolling Monthly Net Requirements Plan, and starting no later than [***] prior to expiry of the Launch Period, and thereafter within the first ten (10) calendar days of each calendar month (M), place its binding orders for Bulk Product to be delivered no sooner than [***] following the order date. As provided in Section 10.3.3, Partner shall be obliged to order and purchase the quantities of Bulk Product indicated for the first [***] of the applicable Rolling Monthly Net Requirements Plan, and Nycomed shall, subject to Section 10.3.5, be obliged to supply such amount.

The minimum order volume of any orders of Bulk Product shall be the applicable batch sizes as set out in Schedule 10.3.4, or multiples thereof.

10.3.5                                      Acceptance of Orders and Supply Obligations of Nycomed. Nycomed undertakes to use Commercially Reasonable Efforts to accept orders placed by Partner for delivery within the Launch Period that comply with the Launch Period Net Requirements Plan agreed pursuant to Section 10.3.2.

Nycomed undertakes to use Commercially Reasonable Efforts to accept all orders for Bulk Product placed in accordance with NRPs delivered pursuant to Sections 10.3.3 and 10.3.4.  Nycomed further agrees to use Commercially Reasonable Efforts to manufacture and supply quantities in excess of the quantities referred to in the preceding sentence always provided that Nycomed shall be entitled to give due and proportionate consideration to requirements of other customers.

10.3.6                                      Delivery Terms.

10.3.6.1                                  General. All shipments of Bulk Product shall be made at EXW Oranienburg (Incoterms 2000) terms or at EXW (Incoterms 2000) terms related to such other facility as may be designated by the Parties, always provided, however, that Nycomed agrees to hand over Bulk Product to the carrier named by Partner at Nycomed’s Oranienburg manufacturing facility, further provided that Partner ensures that such carrier will be timely named and take over Bulk Product at Nycomed’s Oranienburg manufacturing facility at the delivery dates agreed between Nycomed and Partner.

10.3.6.2                                  Consignee of Shipments. Shipment of Bulk Product shall be made to Partner, Partner’s Toll Packager or another Person appointed by Partner, as instructed by Partner.

10.3.6.3                                   Invoicing. Nycomed shall invoice Partner for the Bulk Product shipped to Partner or its appointee in accordance with Sections 11.4 and 11.5 of this Agreement.

10.3.7                                      Shipping Costs Related to Transportation and Costs of Nationalization.  Partner shall pay all costs, expenses, taxes, levies, tariffs, brokerage fees, insurance premiums and other costs and charges assessed or levied in connection with the transport of Bulk Product from a facility of Nycomed or its appointee indicated in Section 10.3.6 to Partner’s or its appointee’s designated facility (collectively, the “Shipping Costs”). If Nycomed pays any such Shipping Costs on behalf and on request of Partner, then Nycomed shall invoice such Shipping Costs to Partner in accordance with Sections 11.4 and 11.5.  Further, Partner agrees to bear all Costs of Nationalization regarding Bulk Product and as further provided under Section 11.2.5.

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10.3.8                                      Samples.  Nycomed shall properly store and retain, or have its Suppliers properly store and retain, samples (identified by Batch number) of (i) Bulk Product that it supplies to Partner and (ii) materials released for and used to manufacture Bulk Product (except water, compressed gases and highly volatile compounds) in conditions and for times consistent with all applicable regulations and cGMPs and to permit appropriate or required internal and regulatory checks and references (“Shipment Samples”), as set out further in the Quality Agreement.

10.3.9                                      Accompanying Shipping Documentation.  With each shipment of Bulk Product, Nycomed shall provide Partner with the following (collectively, the “Shipping Documentation”):

10.3.9.1                                   Shipping Documents.  Concurrent with each such shipment, Nycomed shall provide Partner with commercially appropriate shipping documents, including, without limitation, bills of lading.

10.3.9.2                                   Certificate of Conformance and Certificate of Analysis.  Concurrent with each such shipment of each Batch, Nycomed shall further provide Partner (a) with a certificate of conformance that shall (i) identify the applicable Batch number of Bulk Product, and that shall (ii) record conformance of the shipment with the Bulk Product Specifications; and that shall (iii) confirm that the relevant Bulk Product was manufactured in accordance with cGMPs and regulatory filings, and (b) with a certificate of analysis including the Batch number, the date of manufacture, the analytical test results, the Bulk Product Specifications reference numbers, the microbiological test results and the date of expiry, as to be further detailed in the Quality Agreement.

10.3.10                                    Stability Testing. Nycomed agrees to perform the annual stability testing of Bulk Product pursuant to the Quality Agreement and as may be agreed between the Parties from time to time, including any testing required by a Regulatory Authority (collectively, the “Stability Testing”). The costs of any Stability Testing shall form part of Nycomed’s manufacturing cost (and is included in the Manufacturing Compensation).

For any additional stability testing specially requested by Partner (in each case, the “Special Stability Testing”), Partner shall compensate Nycomed an amount of [***] per hour for all work carried out in respect of Special Stability Testing relating to the Bulk Product. Nycomed shall be entitled to review the hourly rate as of the 1st of January each year, and Nycomed may reasonably increase such hourly rate upon reasonable justification and in any event by a percentage reflecting at least the applicable rate of inflation and wage increases. Nycomed may invoice for such Special Stability Testing in accordance with Sections 11.4.2 and 11.4.3 as and when it presents the corresponding Special Stability Testing report exhibiting, summarizing and evaluating all applicable data to Partner (each, an “Special Stability Testing Report”), and Partner shall make payment within 30 (thirty) days of receipt of each Special Stability Testing Report.

10.4           Bulk Product Warranty and Deficient Bulk Product. With respect to deficiencies of Bulk Product supplied by Nycomed or its designee to Partner for Commercialization by Partner in the Territory, the Parties agree as follows:

10.4.1                                       Warranty of Nycomed for Bulk Product. Nycomed represents and warrants to Partner as follows:

(i)           Bulk Original Product delivered to Partner hereunder has a minimum stability of [***] from the date of manufacture and shall, at the time of dispatch by Nycomed or its appointee pursuant to Section 10.3.6, have a remaining stability of at least [***];

(ii)          Bulk Product shall, at the time of dispatch by Nycomed or its appointee pursuant to Section 10.3.6, be free from any Defects;

(iii)         Bulk Product shall, at the time of delivery by Nycomed pursuant to Section 10.3.6, not be adulterated or misbranded by Nycomed in the sense of the Act; and

(iv)          Bulk Product shall be manufactured by or for Nycomed in accordance with all applicable laws, rules and regulations, including without limitation the then current Good Manufacturing Practices as promulgated by the European Union and the FDA.

(v)           For the purposes of this Section 10.4, the term “Deficient Bulk Product” shall mean Bulk Product not conforming to the warranty assumed by Nycomed pursuant to Section 10.4.1 (i)-(iv), and the terms "Deficiency" or "Deficient" shall refer to any deficiency covered by Nycomed's warranty pursuant to Section 10.4.1 (i)-(iv). For clarity, the warranty of Nycomed pursuant to this Section 10.4.1 shall not apply in the event and to the extent that Deficiencies of Bulk Product are attributable to causes that occur following dispatch by Nycomed, including, without limitation, improper storage or improper handling following dispatch by Partner or its designees.

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(vi)          Nycomed further represents and warrants that Nycomed avails of stability data (a) regarding Bulk Original Product allowing for a minimum stability of [***], and (b) regarding finished Original Product that form part of the NDA for Regulatory Approval of the Original Product indicating a minimum shelf life of finished Original Product from the date of conversion of Bulk Original Product into finished Original Product of at least twenty four (24) months less the period that has elapsed from the date of manufacture of Bulk Original Product until its conversion into finished Original Product. The Supply Chain Working Group shall work to increase (x) the stability of Bulk Original Product to [***], (y) the remaining stability of Bulk Original Product at the time of dispatch by Nycomed or its appointee pursuant to Section 10.3.6 to at least [***] and (z) the shelf life of the finished Original Product to [***].

10.4.2                                       Inspection and Acceptance. Partner agrees to inspect and confirm incoming shipments of Bulk Product as follows:

10.4.2.1                                    Incoming Inspection. Partner agrees to inspect Bulk Product supplied by Nycomed for damages, completeness, correctness and compliance with order specifications (but not compliance with Bulk Product Specifications) and, as far as reasonably possible, any other Patent Deficiencies within then [***] following arrival at Partner’s warehouse, on the basis of the Shipping Documentation and a reasonable visual inspection of the applicable shipment.

10.4.2.2                                    Additional Quality Control Procedures. If and to the extent agreed between the Parties, Partner shall perform, additional quality control procedures with respect to Bulk Product supplied by Nycomed in order to check if Product supplied meets the Bulk Product Specifications.

10.4.2.3                                    Notification of Deficiencies. (i) Partner shall provide written notice to Nycomed of any Patent Deficiencies within [***] after arrival at Partner's warehouse. (ii) Partner shall provide written notice to Nycomed of any Latent Deficiencies, whether detected in the course of quality control procedures performed pursuant to Section 10.4.2.2 or otherwise, within [***] of discovery by Partner, provided that, in relation to Latent Deficiencies, any notification of the relevant Latent Deficiency must be made by Partner within the shelf life of the allegedly Deficient Bulk Product plus [***].

10.4.2.4                                    Disagreement on Deficiencies. Any non-compliance of Bulk Product with the Bulk Product Specifications shall be confirmed or rejected by the quality control laboratory of Nycomed or its designee. If Partner does not agree to Nycomed's findings, the question of whether or not the allegedly Deficient Bulk Product fail to meet the Bulk Product Specifications or are otherwise Deficient shall be submitted to an independent laboratory reasonably agreed by both Parties, for determination. Such independent laboratory shall determine the conformity of the Bulk Product under evaluation with the Bulk Product Specifications in conformity with the Methods of Analysis forming part of the Bulk Product Specifications on the basis of Shipment Samples retained by Nycomed and submitted by Nycomed to such independent laboratory. The determination of such independent laboratory shall be binding upon the Parties, and the costs of the activities of such laboratory shall be paid by the Party in error. If so requested by Partner in writing, Nycomed shall use Commercially Reasonable Efforts to effect, as soon as reasonably possible, a replacement delivery of a similar quantity of the allegedly Deficient Bulk Product to Partner, free of charge (the "Preliminary Replacement Delivery"). In the event of a determination that the delivery under evaluation was not Deficient, Partner shall make payment to Nycomed of the Manufacturing Compensation applicable to such Preliminary Replacement Delivery pursuant to Section 11.4, within forty-five (45) days of such determination.

10.4.2.5                                    Acceptance of Shipment. Failure of Partner (i) to perform the incoming inspection pursuant to Section 10.4.2.1 and to notify Nycomed in the applicable time period specified in Section 10.4.2.3 above of any Patent Deficiency; or (ii) to perform quality control procedures as may be agreed pursuant to Section 10.4.2.2 and to notify Nycomed within the agreed time periods in Section 10.4.2.3 above of any Latent Deficiency; or (iii) to notify Nycomed within the applicable time periods specified in Section 10.4.2.3 above of any Latent Deficiency after its discovery by Partner, shall constitute a waiver of Partner’s rights relating to such Deficiencies.

10.4.3                                       Remedies. Subject to appropriate notification of Nycomed of Deficiencies of Bulk Product as set out in Section 10.4.1 in accordance with Section 10.4.2.3 above and a confirmation of any disputed Deficiencies in accordance with Section 10.4.2.4 above, Nycomed shall, at the election of Partner (i) use Commercially Reasonable Efforts to promptly replace any such Deficient Bulk Product with non-Deficient Bulk Product or (ii) credit Partner the Manufacturing Compensation and reasonable Out-of-Pocket Costs in accordance with this Section 10.4.3 paid by Partner for any such Deficient Bulk Product, in both cases referred to in (i) and (ii) only unless Nycomed has made a Preliminary Replacement Delivery pursuant to Section 10.4.2.4. In the event that Nycomed should have made a Preliminary Replacement Delivery, the Preliminary Replacement Delivery shall be subject to the terms of this Article 10. [***].

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10.4.4                                       Exclusion of Further Remedies. Subject always to Nycomed's obligations under Section 12.5.3 (Costs Associated with Field Alert, Product Recall or Market Withdrawal) and Section 14.1.1 (Indemnification by Nycomed) hereof and subject to Section 14.2 (General Limitation of Liability), any warranties or remedies in addition to those set forth above, whether expressed or implied, in particular claims for damages resulting from Deficient Bulk Product including, without limitation, any claims for loss of profit or any compensation for delayed replacement delivery of Bulk Product not conforming to Nycomed's warranty pursuant to Sections 10.4.1(i) - 10.4.1(iv), are expressly excluded.

10.4.5                                       Risk of Expiry of Bulk Product. Subject to compliance by Nycomed with shelf life requirements of Bulk Product set out in Section 10.4.1(i), the risk of expiry of Bulk Product supplied by Nycomed to Partner shall be borne exclusively by Partner. For clarity, expired Bulk Product shall, for purposes of the first sentence of this Section 10.4.5, be valued at the Manufacturing Compensation actually paid by Partner pursuant to Sections 11.2.

10.4.6                                       Change of Specifications. Section 9.3.5 notwithstanding, any changes of the Bulk Product Specifications shall be subject to the change control procedures and the applicable notification and consent requirements as set forth in the Quality Agreement. Where applicable, until such Quality Agreement and such change control procedures are agreed, the Bulk Product Specifications may be changed with the written consent of both Parties (not to be unreasonably withheld or delayed), or as required by Regulatory Authorities.

Article 11
Financial Terms of Commercialization

11.1           Supply Price of Bulk Product. The Supply Price of Bulk Product for use as commercial Product, for use as Promotional Samples, for use as Clinical Samples and for use as Phase IV Study Samples, as may be applicable, shall be determined and reviewed each Contract Year in accordance with the principles set forth below (collectively and individually, the “Supply Price”):

11.1.1                                      Supply Price of Bulk Product for use as Commercial Product. The Supply Price of Bulk Product for use as commercial Product shall correspond to the aggregate of (i) the Manufacturing Compensation pursuant to Section 11.2 and (ii) the Margin Payment pursuant to Section 11.3.

11.1.2                                       Supply Price of Bulk Product for use as Promotional Samples, Clinical Samples and Phase IV Study Samples. The Supply Price of Bulk Product for use as Promotional Samples, for use as Clinical Samples and for use as Phase IV Study Samples shall correspond to the Manufacturing Compensation pursuant to Section 11.2; provided that Nycomed shall supply to Partner (i) at Nycomed’s actual cost, quantities of active pharmaceutical ingredient reasonably required for Technical Development with respect to any Product, and (ii) free of charge, for each of the [***], Bulk Product for [***] of the Promotional Samples distributed by Partner during each such Original Product Year. Partner shall submit to Nycomed a commercially reasonable forecast of its requirement of Promotional Samples during the [***] at least [***] prior to the launch of Original Product in the Territory. Nycomed shall only be obliged to supply Bulk Product free of charge in accordance with sub-section (ii) hereof for the [***]

11.2           Manufacturing Compensation.

11.2.1                                       General. For all deliveries of Bulk Product to Partner or its designee, regardless of the intended use, Partner shall make payment to Nycomed of a manufacturing compensation calculated on a per tablet basis, and corresponding, always subject to adjustments pursuant to Section 11.2.2, to

[***]

per tablet.

11.2.2.                                      Adjustment of Manufacturing Compensation.

11.2.2.1                                   General. No more than once in a Contract Year, upon 30 days prior written notice to Partner, Nycomed may reasonably increase the Manufacturing Compensation in accordance with this Section 11.2.2 to reflect changes of the Relevant Price Adjustment Factors as hereinafter defined that have occurred (i) since the Effective Date, in case of the first such adjustment, or (ii) within the period that has elapsed from the last such adjustment of the Manufacturing Compensation; provided that any such price increase shall not exceed the increase in the Index der Erzeugerpreise Gewerblicher Produkte” (“Index of Producer Prices of  Industrial Products”), as edited by the Statistisches Bundesamt der Bundesrepublik Deutschland, internet link http://www.destatis.de/jetspeed/portal/cms/Sites/destatis/Internet/DE/Navigation/Statistiken/Zeitreihen/WirtschaftAktuell/Preise/Tabellenuebersicht__nk.psmlfor the applicable Contract Year.  Such notice to Partner shall set forth in reasonable detail the changes in the Relevant Price Adjustment factors resulting in the applicable price increase.

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11.2.2.2                                   Principles Applying to Adjustment of Manufacturing Compensation.

11.2.2.2.1                                Relevant Price Adjustment Factors. Subject to Sections 11.2.2.1 and  11.2.2.3, Nycomed shall be entitled to increase the Manufacturing Compensation by a reasonable percentage resulting from any applicable weighted percentile increase of the price adjustment factors referred to in (i) to (iv) below (individually and collectively, the “Relevant Price Adjustment Factors”):

(i)           [***]

(ii)          [***]

(iii)         [***]

(iv)          [***]

11.2.2.2.2                                Recalculation of Manufacturing Compensation in Consideration of Relevant Price Adjustment Factors. Subject to Section 11.2.2.1, the percentile adjustment of the Manufacturing Compensation shall be calculated on the basis of the applicable percentile changes of the Relevant Price Adjustment Factors, whereby the percentages determined pursuant to (i), (ii), (iii) and (iv) above shall be appropriately weighted in accordance with their proportional influence on such Manufacturing Compensation.

11.2.2.3                                    Dispute on Adjustment of Manufacturing Compensation. If Partner should object against an adjustment by Nycomed of the Manufacturing Compensation pursuant to Sections 11.2.2.1 and 11.2.2.2 in writing within a period of six (6) weeks following receipt of the notice from Nycomed pursuant to Section 11.2.2.1 (in each case, a “Partner Objection Notification”), a Senior Officer of Nycomed and a senior officer of Partner shall discuss and attempt to resolve the matter. If the issue should not have been resolved within a period of one (1) month from receipt by Nycomed of the relevant Partner Objection Notification, then the issue of an adjustment of the Manufacturing Compensation shall be determined by a reputable international accounting firm to be promptly agreed by the Parties in good faith and to be retained by Nycomed (the “Auditing Company”; PriceWaterhouseCoopers and KPMG are acceptable to both Parties).

Such Auditing Company shall sign a standard form confidentiality agreement prepared by Partner and shall then be entitled to review Nycomed’s financial and other books and records to the extent necessary to make such final determination of, and to communicate to the Parties, the relevant change of the Manufacturing Compensation resulting from the application of the principles set forth in Sections 11.2.2.1 and 11.2.2.2. Such determination shall be final and binding upon the Parties. Such Auditing Company shall only be entitled to communicate to Partner the relevant change of the Manufacturing Compensation, but shall in no event be entitled to reveal to Partner any details of its review of Nycomed’s books and records and its related calculation including, without limitation, the prices charged to Nycomed by its Suppliers.

The costs of such Auditing Company shall be borne by Nycomed, if there is a deviation to the detriment of Partner, and by Partner, if there is no deviation or a deviation to the detriment of Nycomed.

Such determination by such Auditing Company shall, if relevant, retroactively, apply to the calculation of the Manufacturing Compensation for all deliveries of Bulk Product scheduled to be made following notification by Nycomed to Partner of the relevant price adjustment.

11.2.3                                        Payment Terms, Payment of Manufacturing Compensation. All invoices payable in connection with the supply of Bulk Product and the Manufacturing Compensation shall be payable in Euro, or such other currency as may be agreed by the Parties, within forty-five (45) days from the date of invoice, which shall correspond to the date of dispatch. If paid in a currency other than Euro as may be agreed by the Parties, then the conversion shall be based on an unweighted average of the daily exchange rates for the applicable Contract Year, all in a manner consistent with a Party’s normal practices used to prepare its audited financial statements for internal and external reporting purposes.

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11.2.4                                        Costs of Nationalization. Partner’s rights regarding Costs of Nationalization related to Deficient Bulk Product pursuant to Section 10.4.3 notwithstanding, Partner, its Affiliates or permitted sublicensees shall bear the Costs of Nationalization of Bulk Product. The Parties agree to use Commercially Reasonable Efforts to minimize the Costs of Nationalization of Bulk Product.

11.2.5                                        Retention of Title; Counterclaims. Title to any Delivery of Bulk Product shall remain with Nycomed until Partner has paid the pertaining Manufacturing Compensation in full, provided, however, that Partner shall be entitled to Package (or have Packaged in accordance with Section 2.2.1.3) and resell Bulk Product in the ordinary course of business. Except as provided in Section 11.2.3, Partner shall not be entitled to set off any payments due to Nycomed against any counterclaims of Partner against Nycomed or exercise a relating right of retention.

11.3           Quarterly Margin Payment.

11.3.1                                        Quarterly Margin Payment and Payment Thereof.  Section 17.4.5 notwithstanding, within forty-five (45) calendar days following the end of each Contract Quarter and based on Partner’s Quarterly Payment Reports pursuant to Section 15.1.4, Partner shall make to Nycomed margin payments on Partner’s Net Sales made in the immediately preceding Contract Quarter of any Product, calculated on the basis of the margin payment rates and percentages set out in the below table (individually, each a “Margin Payment” and, collectively, the “Margin Payments”):

Margin Payment Calculation Scheme
Net Sales	Margin Payment Rate
Net Sales up to US$ [***]	[***]
Net Sales over US$ [***]	[***]
Net Sales over US$ [***]	[***]
Net Sales over US$ [***]	[***]
Net Sales over US$ [***]	[***]

11.3.2                                        Third Party Royalties. Section 11.2.3 notwithstanding, Partner shall be entitled to credit against such Margin Payments Nycomed’s share of Third Party royalties pursuant to Section 7.4 to the extent that such Third Party royalties are not paid directly by Nycomed and have accrued, and are due and payable, in the relevant Contract Quarter.

11.4           General Payment Provisions.

11.4.1                                        Currency. Unless otherwise expressly provided to the contrary in this Agreement, all payments under this Agreement shall be made in United States dollars. If and to the extent (i) that there is a sharing and reconciliation of Development Costs or other costs including, without limitation, Daxas® Extension Program Costs, or (ii) that a Party is obliged to reimburse to the other Party any other costs incurred by such other Party, and (iii) if the costs subject of compensation have been incurred by the relevant Party in currencies other than US dollars, then any such costs incurred in a currency other than US dollars will be converted to US dollars, based on an unweighted average of the daily exchange rates for the applicable period in which the relevant costs have been incurred, as published by The Board of Governors of the US Federal Reserve System in Statistical Release H.10 (http://federalreserve.gov/releases/H10/Current).

11.4.2                                        Payment. All sums due to either Party shall be payable within the time periods specified in this Agreement, and absent any such specification, within forty-five (45) days from the date of receipt of invoice, by bank wire transfer in immediately available funds to such bank account as each of Nycomed and Partner shall designate. Nycomed shall notify Partner by facsimile transmission (at such number as may be indicated by Partner) as to the date and amount of any such wire transfer by Nycomed one Business Day prior to such transfer. Partner shall notify Nycomed by facsimile transmission (at such number as may be indicated by Nycomed) as to the date and amount of any such wire transfer by Partner one Business Day prior to such transfer. Each Party shall bear bank charges arising on its side associated with any such transfer.

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11.4.3                                        Late Payments. In the event that either Party should fail to make timely payment of any amount due and payable pursuant to this Agreement, interest shall accrue, from the time that notice of late payment is received by the paying Party, at a rate of interest of two percent (2%) above the average rate(s) of the London Inter-Bank Offering Rate (“LIBOR”) for U.S. dollars, as quoted on the British Banker’s Association’s website currently located at www.bba.org.uk (or such other source as may be mutually agreed by the Parties) from time to time, effective for the applicable days of the period of default (i.e., from receipt of the late payment notice until payment is made). The applicable LIBOR period shall be the period closest to the period for which interest is calculated.

11.4.4                                        Settlement of Budgeted Expenses Only. If and to the extent that there is a sharing and reconciliation of Development Costs or other costs including, without limitation, Daxas® Extension Program Costs, a Party may submit any such costs for reconciliation and cost sharing only to the extent made or incurred in conjunction with an approved budget line item in a Development Plan as approved and revised from time to time by the JDC and the JCC in accordance with Article 4. An overrun of a single budget-line item not exceeding [***] will be permitted as long as the overall budget for the applicable Development activity contained in the Daxas® Extension Program or in the applicable Development Plan (as the case may be) will not be overrun by more than [***].

11.5           Taxes and Taxation.

11.5.1                                        Withholding Tax. In the event that, in the absence of double taxation treaties or similar arrangements, or under existing Treaties, withholding tax should be levied on any payments to be made by a Party to the other Party under this Agreement, the owing Party (the “Debtor”) shall be entitled to deduct such withholding tax from payments to be made to the Party entitled to any such payment (the “Creditor”) hereunder and pay such withholding tax to the competent tax authorities of the relevant country following prior information of and coordination with the Creditor. In such case, the Debtor shall procure proper tax receipts, and shall forward these tax receipts to the Creditor in order to enable the Creditor to obtain any available withholding tax credit. Should any tax exemption for withholding tax purposes then be available under the laws of the relevant country, a double taxation treaty or any similar arrangement in force at that time, the Debtor shall use Commercially Reasonable Efforts to enable the Creditor to obtain such exemption.

11.5.2                                        Value Added Tax, Sales and Excise Taxes for Supply of Goods. All prices quoted in this Agreement for the supply of goods are to be considered net of, and not inclusive of, value added taxes, sales taxes, excise taxes and similar taxes.

11.5.3                                        Value Added Tax for Services Rendered. To the extent that this Agreement covers the rendering of services and such services and the pertaining compensation are subject to value added tax under the tax laws where such services are rendered, the Party rendering such services shall be entitled to invoice value added tax on such services to the other Party, unless such other Party demonstrates that, in relation to the services in question, it is subject to value added tax under the tax laws of the state of such other Party's domicile or place of business.

11.5.4                                        Other Taxes. Except as expressly set forth in this Agreement, each Party shall be solely responsible for all taxes payable with respect to any payments or other compensation received by it under this Agreement.

11.5.5                                        Additional Tax Matters. Each Party shall be entitled to all tax benefits, including tax credits and/or tax deductions attributable to amounts that such Party may have funded regarding Technical Development, Clinical Development, Phase IV Development and the Daxas® Extension Program hereunder. Each Party shall file its federal, state, and local tax returns on a basis consistent with this Agreement. In the event that a Party, in its reasonable judgment, determines that it must obtain information and verification regarding the use or application of such expenditures in order to prepare its tax returns or to respond to any inquiry during a tax audit or any other inquiry relating to such treatment of its tax return, or to defend its tax position in any proceeding including litigation, then, to the extent that there is a cost sharing pursuant to this Agreement, the other Party shall reasonably cooperate with the requesting Party and furnish it with such information as it may reasonably require at the requesting Party’s request and expense.

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11.5.6                                        Minimization of Exposure to Value Added Tax. Each Party shall use Commercially Reasonable Efforts in assisting the other Party in minimizing any applicable value added tax.

Article 12
Compliance with Legal Requirements, Pharmacovigilance and Product Recall

12.1           Compliance with Legal Requirements. In performing this Agreement, each Party undertakes to, and to cause its permitted designees and permitted sublicensees and subcontractors to, comply with all Legal Requirements. To the extent that this Agreement (i)requires a Party’s approval regarding any activity of the other Party pertaining to this Agreement, or (ii)entitles a Party to make the final determination of an issue regarding the its territory, any such approval shall not relieve such Party of its duty of compliance with Legal Requirements. Regardless of any such approval of the other Party, the Party requiring approval shall refrain from any of such activities if there are reasonable doubts as to the compliance of such activities with the Legal Requirements, until the matter has been finally clarified by competent counsel or advice by the applicable Regulatory Authority.

12.2           Duties to Inform. The Parties shall, among other things, cooperate to keep each Party informed, commencing within forty-eight (48) hours of notification of any action by, or notification or other information which it receives (directly or indirectly) from a Regulatory Authority, whether in the Territory or in the ROW, (i) which raises any material concerns regarding the safety or efficacy of any Product or Compound, (ii) which indicates or suggests a potential material liability for either Party to Third Parties arising in connection with any Product or Compound, or (iii) which is reasonably likely to lead to a Recall or Market Withdrawal of any Product or Compound. Subject always to Sections 12.1, 12.3 and 12.4, neither Party shall be obliged to disclose such information in breach of any contractual restriction which it could not reasonably have avoided.

12.3           Notification.

12.3.1                                        Notification of Nycomed by Partner.  Partner shall promptly notify Nycomed upon becoming aware of any of the following, including any corrective actions initiated by Partner and copies of all relevant material documentation relating thereto, to the extent Controlled by Partner:

(i)           Governmental or regulatory inspections of Packaging, distribution or other related facilities used for Bulk Product and Product;

(ii)          Inquiries by Regulatory Authorities concerning clinical investigation activities (including inquiries of investigators, clinical monitoring organizations and other related parties) relating to Bulk Product and Product;

(iii)         Any material communication from Regulatory Authorities pertaining to the manufacture (including Packaging), sale, promotion or distribution of Bulk Product, Product or Compound in the Territory;

(iv)          Any other Regulatory Authority reviews or inquiries relating to Bulk Product or Product or Compound in the Territory or investigations of Bulk Product or Product;

(v)            Receipt of a warning letter of any Regulatory Authority relating to Bulk Product, Product or Compound; or

(vi)           An initiation by any Regulatory Authority of any investigation, detention, recall, seizure or injunction concerning Bulk Product, Product or Compound.

12.3.2                                        Notification of Partner by Nycomed.  Nycomed shall promptly notify Partner upon becoming aware of any of the following, including any corrective actions initiated by Nycomed and copies of all relevant material documentation relating thereto, to the extent Controlled by Nycomed:

(i)             Governmental or regulatory inspections of manufacturing facilities used for Bulk Product or Compound designated for export into the Territory;

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(ii)            Inquiries by Regulatory Authorities concerning clinical investigation activities (including inquiries of investigators, clinical monitoring organizations and other related parties) relating to Bulk Product or Product;

(iii)           Any material communication from Regulatory Authorities pertaining to the manufacture, sale, promotion or distribution of Bulk Product, Product or Compound in the Territory and any material communication from Regulatory Authorities in the ROW received by Nycomed pertaining to material issues regarding the quality and safety of Bulk Product, Product or Compound;

(iv)            Any other Regulatory Authority reviews or inquiries relating to Bulk Product, Product or Compound in the Territory or investigations of Product;

(v)              Receipt of a warning letter of any Regulatory Authority relating to Product, Bulk Product or Compound; or

(vi)             An initiation by any Regulatory Authority of any investigation, detention, recall, seizure or injunction concerning Bulk Product, Product or Compound.

12.4           Pharmacovigilance.

12.4.1                                        General. The Parties undertake to co-operate in the collection, review, assessment, tracking and filing of information related to Adverse Events and Adverse Drug Reactions associated with the Product and, in the case of Nycomed, other products incorporating the Compound for use in fields other than the Field, in accordance with US 21 CFR 312.32, 314.80 and the Pharmacovigilance Standard Operating Procedure (SOP) (“Roflumilast Pre- and Post Marketing Surveillance Standard Operating Procedures (SOP)”) and related pharmacovigilance exchange agreement that shall be negotiated in good faith by the Parties and attached to this Agreement as Schedule 12.4.  Without limitation, the Parties agree to promptly communicate to each other all information that comes to their attention pertaining to Adverse Events and Adverse Drug Reactions or side effects developing in persons who have been administered the Product. Information regarding serious Adverse Events and serious Adverse Drug Reactions (whether expected or unexpected and all as defined in Schedule 12.4) of which a Party becomes aware, shall be transmitted to the impacted Party without undue delay within the time periods specified in Schedule 12.4. Nycomed shall be responsible for maintaining a global safety database for the Product consistent with industry practices, to which Partner shall have access at all times during the Term, except during such limited times that the database is offline for routine maintenance. Partner shall be responsible for AE and ADR processing, expedited, and periodic reporting of AEs and ADRs to the Regulatory Authorities in the Territory in accordance with all applicable AE regulatory reporting requirements in the Territory, and Nycomed shall be responsible for such activities in the ROW, both at their respective cost and expense. Nycomed shall provide summary reports of adverse events at regular intervals consistent with the intervals required under international reporting requirements for period reporting (U.S. Periodic Reporting requirements and Periodic Safety Reporting requirements in the EU), and at other times, upon reasonable written request by Partner, such summary reports to be set up in accordance with Periodic Safety Reporting requirements in the EU.

12.4.2                                        Pharmacovigilance Audits. Nycomed may perform audits in accordance with the Quality Agreement so as to ascertain that Partner is performing its obligations regarding pharmacovigilance in accordance with all Legal Requirements and this Agreement.

12.5           Field Alert, Product Recall and Market Withdrawal of Product in the Territory.

12.5.1                                        Temporary or Permanent Market Withdrawal in the Territory for Safety Concerns. Subject to Section 12.7, Nycomed and Partner, at any time, shall be entitled to cease, permanently or temporarily, Commercialization of Product in the Territory, if continued sale of Product in the Territory shall be in violation of any applicable laws or, with reasonable prior consultation with the other Party, if Partner, in good faith, believes that it has an ethically valid, compelling reason based on medical or scientific concerns relating to the safety of Product (in each case, a “Market Withdrawal” of Product). Section 5.1.2.3 notwithstanding, Nycomed and Partner shall have no liability whatsoever to each other as a result of the Regulatory Authority failing to grant, failing to maintain or revoking, the Regulatory Approval for Product based on medical or safety concerns, or as a result of Partner, in good faith, ceasing the sale of Product in the Territory (and, in case of Nycomed, also in the ROW) as provided pursuant to this Section 12.5.1.

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12.5.2                                        Product Recall in the Territory.

12.5.2.1                                     Recall or Market Withdrawal Required by Regulatory Authority. In the event of a Recall or Market Withdrawal of Product in the Territory required by the Regulatory Authority, the Party receiving notice thereof shall notify the other Party of such communication immediately, but in no event later than one (1) Business Day, after receipt thereof. Any such Recall shall be administered by Partner with Nycomed’s reasonable assistance, in a manner which is appropriate and reasonable under the circumstances and in conformity with any requests or orders of such Regulatory Authority as well as accepted trade practices.

12.5.2.2                                     Field Alert or Recall of Product for Failure to Meet Product Specifications. In the event that any Batch of Product or part thereof should fail to meet the Product Specifications, then Partner as the Responsible Regulatory Party that is holding the Regulatory Approval for the relevant Product in the Territory, in its sole responsibility and discretion, shall be entitled to make all decisions with respect to any resulting Field Alert, Recall, Market Withdrawals or other corrective action related to Product that has been distributed in the Territory, with reasonable prior consultation with Nycomed. Prior to making any such decision, Partner shall notify Nycomed in writing. If any such Field Alert, Recall, Market Withdrawal or other corrective action could be reasonably foreseen to damage or adversely affect the Product, whether inside or outside the Territory, then Nycomed shall have the right to review, comment upon and, with Partner’s consent (not to be unreasonably withheld or delayed), participate in any such statements to the extent feasible and appropriate under the circumstances; provided, however, that Partner shall have the final responsibility and sole discretion to implement and execute any such Field Alert, Recall, Market Withdrawal or other corrective action.

12.5.2.3                                    Recall of Product in Other Circumstances. If Nycomed or Partner intends to issue a Field Alert or Recall Product for reasons other than a Recall or Market Withdrawal ordered by a Regulatory Authority pursuant to Section 12.5.2.1, other than a Field Alert or Recall for failure of any Product to comply with the Product Specifications pursuant to Section 12.5.2.2 or other than a temporary or permanent Market Withdrawal for medical or scientific concerns pursuant to Section 12.5.1, then, in the event that the Parties are unable to agree upon a Product Recall, Partner shall, within its reasonably exercised discretion and subject to appropriate consultation and coordination with Nycomed, be entitled to make the final decision.

12.5.3                                        Costs Associated with Field Alert Product Recall or Market Withdrawal. All direct costs and expenses associated with implementing a Field Alert, Recall or Market Withdrawal with respect to the Product in the Field in the Territory including, without limitation, Out-of-Pocket Costs of Third Parties retained for implementing a Field Alert, Recall or Market Withdrawal, the Out-of-Pocket Costs and other direct costs and expenses of notifying customers, the Out-of-Pocket Costs and other direct costs and expenses of examining and re-Packaging Product, if applicable, and the Out-of-Pocket Costs and other direct costs and expenses associated with shipment of such Recalled Product and of the necessary replacement and destruction of such Product which is removed from the marketplace, shall be allocated between Partner and Nycomed as follows:

[***].

12.6           Batch Tracing. Partner shall at all times utilize, and cause its permitted designees to utilize, within the Territory a batch tracing and Recall system that will enable Partner, to identify, on a prompt basis, customers within the Territory who have been supplied with Product of any particular batch, and to Recall such Product from such customers.

12.7           Ordering and Purchase Obligations of Partner in the Event of a Product Market Withdrawal or a Product Recall; Reimbursement of Costs.

12.7.1                                        Market Withdrawal Notice. The Parties shall immediately notify each other of any discontinuance of sales pursuant to Section 12.5.1 or any Product Recall pursuant to Section 12.5.2 hereof in the Territory (the “Market Withdrawal Notice”) or, where relevant, of any Product Recall.

12.7.2                                        Ordering and Purchase Obligations of Partner in case of Market Withdrawal or Recall.

12.7.2.1                                     Market Withdrawal or Recall Predominantly Attributable to Nycomed; Cessation of Partner’s Obligations. In the event of a Market Withdrawal or Recall pursuant to Section 12.5.1 or Section 12.5.2 that is attributable predominantly to the fault of Nycomed or its permitted designees, Partner may cancel any orders for Bulk Product previously placed by Partner and any of its permitted designees and Partner shall be released from any obligation to order any specified quantity of Bulk Product in any month, always provided, however, that this shall apply in case of a Recall only if and to the extent (i) that the Recall relates to a Deficiency of Bulk Product and (ii) that pending supplies and future orders and future supplies of Bulk Product incorporate the relevant Deficiency.

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12.7.2.2                                     Market Withdrawal or Recall Predominantly Attributable to Partner; Continuation of Partner’s Obligations. If the event of a Market Withdrawal or Recall pursuant to Section 12.5.1 or 12.5.2 that is predominantly attributable to the fault of Partner or its permitted designees, the Market Withdrawal Notice shall not affect shipments of Bulk Product that have already been shipped by Nycomed to Partner, and Partner shall continue to be bound by its obligation to place orders for Bulk Product in accordance with Sections 10.3.3 and 10.3.4.

12.7.2.3                                     Market Withdrawal or Recall Not Predominantly Attributable to a Party. In the event of a Market Withdrawal or Recall pursuant to Section 12.5.1 or Section 12.5.2 that cannot be attributed to the predominant fault of Nycomed or its permitted designees or of Partner or its permitted designees, Partner may cancel any orders for shipments of Bulk Product that have not yet been shipped by Nycomed to Partner at the time when any such Market Withdrawal Notice is being issued by or communicated to Nycomed, or the Recall decision has been taken by or communicated to Nycomed, as relevant, and, pending resolution of the issue of a continuation of supplies and Commercialization, Partner shall be released from any obligation to order any specified quantity of Bulk Product in any month.

12.7.3                                         Completion of Processing and Packing and Reimbursement of Costs.

12.7.3.1                                      Completion of Processing and Packaging in Case of Market Withdrawal or Recall. Unless promptly instructed by Partner to the contrary in accordance with Sections 12.7.2.1 or 12.7.2.3, Nycomed may complete or cause the completion of the processing and packaging for shipment of any Units of Bulk Product that are in the process of being processed and packaged for shipment by Nycomed on the date when any Market Withdrawal Notice is being issued or Recall decision is being taken by Nycomed or received Nycomed, as applicable, and the resulting Bulk Product shall be shipped, invoiced and warrantied in accordance with the terms of this Agreement.

12.7.3.2                                      Reimbursement of Cost. Where Partner has instructed Nycomed to cease the processing and packaging for shipment of Bulk Product pursuant to Sections 12.7.2.1 or 12.7.2.3, Partner shall reimburse Nycomed, (i) in the cases referred to in Section 12.7.2.2 for one hundred percent (100%), and (ii) in the case referred to In Section 12.7.2.3 for fifty percent (50%), of any costs that Nycomed may have incurred (or to which Nycomed may be committed) in connection with materials used in the processing and packaging for shipment of Bulk Product by Nycomed before any Market Withdrawal Notice has been issued or Recall decision has been taken by Nycomed or received Nycomed, as applicable.

12.8           Market Withdrawal or Recall of Compound, Product and Products other than Product Incorporating Compound in ROW. Nycomed’s obligations pursuant to Section 12.3, 12.3 and 12.4 and under laws and regulations applicable in the ROW notwithstanding, nothing in this Agreement shall restrict Nycomed its Affiliates, licensees and distributors in deciding upon a market withdrawal or recall of Compound, Product or products other than Product incorporating Compound (whether alone or in combination with other active ingredients) in the ROW, whether for medical, safety, economic or other reasons.

12.9           Survival of Obligations. The provisions of this Article 12 shall survive any termination of this Agreement.

Article 13
Representations and Warranties

13.1           Representations and Warranties of Nycomed.  Further to its representations and warranties pursuant to Section 5.1.5.1 (Regulatory Activities), Section 6.6 (Representations and Warranties regarding Development Activities), Section 8.2.3 (Representations of Nycomed regarding Alternate Trademark) and Section 8.8.1 (Representations of Nycomed regarding Trademark), Section 9.5.4.2.4 (Representations and Warranties of Nycomed Regarding Performance of Daxas® Extension Program) and its warranties for Bulk Product pursuant to Section 10.4.1, Nycomed represents and warrants to Partner that, in each of the cases referred to in Sections 13.1.1 to 13.1.6 below, as of the Effective Date:

13.1.1                                          Intellectual Property. (i) Nycomed owns or Controls the Nycomed Technology and the Nycomed Manufacturing Technology; (ii) No claim has been notified in the Territory against Nycomed or its Affiliates challenging ownership of (y) any of the Nycomed Patents or the Nycomed Know How or (z) any of the Nycomed Manufacturing Patents, in the applicable countries set out in Section 2 of Schedule 1.3; (iii) there are no re-examination proceedings pending which have been notified against Nycomed or its Affiliates with respect to (y) any of the Nycomed Patents anywhere in the Territory or (z) any of the Nycomed Manufacturing Patents, in the applicable countries set out in Section 2 of Schedule 1.3; (iv) Nycomed has not been notified of any claims or proceedings that have been brought by a Third Party alleging the invalidity, misuse, unregisterability, unenforceability in whole or in part of (y) any of the Nycomed Patents in the Territory or (z) any of the Nycomed Manufacturing Patents in the applicable countries set out in Section 2 of Schedule 1.3; (v) Based on the facts of which Nycomed is aware as of the Effective Date, Nycomed believes that the use, sale, offer for sale or import of Compound or Product in the Field and in the Territory does not infringe the valid intellectual property rights of any Third Party; and (vi) In the course of Partner’s own patent investigation prior to the Effective Date Nycomed has disclosed to Partner all facts relating to the Nycomed Patents known to Nycomed relevant to Partner’s patent investigation regarding the validity and enforceability in whole or in part of any of the Nycomed Patents in the Territory.  Based on the facts of which Nycomed is aware as of the Effective Date, Nycomed believes that the manufacture by Nycomed of Compound and Bulk Product in the applicable countries set out in Section 2 of Schedule 1.3 does not infringe the valid intellectual property rights of any Third Party.  For the avoidance of doubt, Nycomed and Partner have made their own patent investigation prior to the Effective Date.

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For purposes of Section 13.1.1(ii) to Section 13.1.1(vi) and clause (iii) of the second sentence of Section 13.1.6, Nycomed means the employees in Nycomed’s legal department and intellectual property department who are responsible for the relevant activity or information and the members of Nycomed’s corporate senior management team.  For purposes of Section 13.1.1(ii) and Section 13.1.1(iii), “Affiliates” of Nycomed means the employees in such Affiliates’ respective legal departments and intellectual property departments who are responsible for the relevant activity or information and the members of such Affiliates’ respective corporate senior management teams.

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13.1.2                                          Safety and Efficacy of Original Product. Nycomed has disclosed to Partner all material information known to Nycomed with respect to the safety or efficacy of the Original Product, or any human risk factors related thereto, as well as all material pre-clinical and non-clinical data, and no such information or data has been falsified as to which Nycomed is aware or after a reasonable investigation should have been aware.

13.1.3                                          Power to Enter into Agreement. Nycomed has taken all necessary actions on its part to authorize the execution, delivery and performance of the obligations undertaken in this Agreement. This Agreement has been duly executed and delivered by and on behalf of Nycomed and constitutes legal, valid and binding obligations enforceable against Nycomed in accordance with its terms.

13.1.4                                          Corporate Standing. Nycomed is a limited liability company, duly organized, validly existing and in good standing under the laws of the Federal Republic of Germany, with the power and authority to sign, deliver and perform all of its obligations under this Agreement.

13.1.5                                          Violation of Laws or Contractual Obligations. The execution, delivery and performance of this Agreement: (i) do not, in any material respect, conflict with or violate any applicable statute, law, rule or regulation; (ii) do not conflict with or violate any organizational, charter or internal governance document of Nycomed; and (iii) do not conflict with or constitute a default under any contract, agreement or obligation of Nycomed.

13.1.6.                                         Third Party Agreements.  [***]

13.2           Representations and Warranties of Partner. Further to its representations and warranties pursuant to Section 5.1.5.1 (Regulatory Activities), Section 6.6 (Representations and Warranties of Partner Regarding Development Activities), Section 9.5.3.3 (Representations of Partner Regarding Phase IV Studies), Section 9.5.4.2.4 (Representations and Warranties of Partner Regarding Performance of Daxas® Extension Program) and Section 17.4.2 (Representations and Warranties Regarding the [***] Contract), Partner represents and warrants to Nycomed that, in all cases referred to in Sections 13.2.1 to 13.2.3 below as of the Effective Date:

13.2.1                                          Power to Enter into Agreement. Partner has taken all necessary actions on its part to authorize the execution, delivery and performance of the obligations undertaken in this Agreement. This Agreement has been duly executed and delivered by and on behalf of Partner and constitutes legal, valid and binding obligations enforceable against Partner in accordance with its terms.

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13.2.2                                          Corporate Standing. Partner is a corporation, duly organized, validly existing and in good standing under the laws of the Republic of Ireland, with the power and authority to sign, deliver and perform all of its obligations under this Agreement.

13.2.3                                          Violation of Laws or Contractual Obligations. The execution, delivery and performance of this Agreement: (i) do not, in any material respect, conflict with or violate any applicable statute, law, rule or regulation; (ii) do not conflict with or violate any organizational, charter or internal governance document of Partner; and (iii) do not conflict with or constitute a default under any contract, agreement or obligation of Partner.

13.3           Mutual Warranties and Representations of the Parties. Each Nycomed and Partner further represent and warrant to each other that with respect to all Regulatory Approvals for the Compound and Product in the Field in the Territory (i) to the best of its knowledge, the data and information generated and submitted by the respective party in its submissions to the Regulatory Authorities regarding the Compound and Product are and shall be free from fraud; (ii) to the best of its knowledge, Regulatory Approvals for the Compound and Product have not been and will not be prosecuted by it either through bribery or the payment of illegal gratuities; and (iii) to the best of its knowledge, Regulatory Approvals for the Compound and Product were obtained and shall be obtained without illegal behavior of any kind by it or its Affiliates.

13.4           MUTUAL DISCLAIMER OF WARRANTIES. EXCEPT FOR THE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY HEREBY DISCLAIMS ANY WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE COMPOUND, THE ORIGINAL PRODUCT, ANY LINE EXTENSION, AND ANY IMPROVED PRODUCT, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY FOR THE ENFORCEABILITY OR VALIDITY OF LICENSED PATENTS, OR THE NON-INFRINGMENT OF THIRD PARTY PATENTS BY THE PRACTICE OF THE LICENSED PATENTS, OR OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.  WITHOUT LIMITING THE FOREGOING, EACH PARTY MAKES NO REPRESENTATION OR WARRANTY TO THE OTHER PARTY REGARDING THE MATTERS SET FORTH IN THIS AGREEMENT EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT.

Article 14
Indemnification, Liability and Insurance

14.1           Indemnification

14.1.1                                          Indemnification by Nycomed. Nycomed hereby agrees to defend Partner and its Affiliates and their respective directors, officers, employees, agents, successors and assigns (collectively, the “Partner Indemnified Persons”) against any and all legal claims, suits, demands or actions of a Third Party (collectively, the “Claims”) for, and to indemnify and hold the Partner Indemnified Persons harmless from and against any and all losses, damages, costs, penalties, liabilities (including strict liabilities), judgments, amounts paid in settlement, fines and expenses (including court costs and reasonable fees of attorneys and other professionals) arising out of any and all Claims (individually and collectively, the “Losses”) for bodily injury, personal injury, death and property damage caused by:

14.1.1.1                                       Defects inherent in Bulk Product at the time of dispatch by Nycomed or Nycomed's permitted appointee;

14.1.1.2                                       the negligence or willful misconduct or wrongdoing of Nycomed or any Person for whose actions or omissions Nycomed is legally liable;

14.1.1.3                                       a breach by Nycomed of its representations, warranties and/or covenants hereunder; or

14.1.1.4                                       the manufacturing, development and commercialization, in each case in the ROW and, in case of development, also in the Territory, in each case in respect of Compound, Bulk Product or Product, by Nycomed and its Affiliates; and, to the extent Nycomed avails of corresponding contractual indemnification rights, with respect to Cooperation Partners (other than Partner, its Affiliates and designees), provided, however, Nycomed shall have no liability or obligations pursuant to this Section 14.1.1 to the extent that such Claims or Losses are subject to indemnification by Partner pursuant to Section 14.1.2.

14.1.2                                           Indemnification by Partner. Partner hereby agrees to defend Nycomed and its Affiliates and their respective directors, officers, employees, agents, successors and assigns (collectively, the “Nycomed Indemnified Persons”) against any and all Claims for, and to indemnify and hold the Nycomed Indemnified Persons, harmless from and against any and all Losses arising out of any and all Claims for bodily injury, personal injury, death and property damage caused by:

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14.1.2.1                                        the Development, manufacturing (except manufacturing by Nycomed for Partner), Packaging and Commercialization in the Territory and in the ROW, of Compound, Bulk Product and Product by Partner and its designees and its sublicensees;

14.1.2.2                                        the negligence or willful misconduct or wrongdoing of Partner or any Person for whose actions or omissions Partner is legally liable; or

14.1.2.3                                        a breach by Partner of its representations, warranties and/or covenants hereunder;

provided, however, Partner shall have no liability or obligations pursuant to this Section 14.1.2 to the extent that such Claims or Losses are subject to indemnification by Nycomed pursuant to Section 14.1.1.

14.1.3                                            Indemnification Procedure. Any Party seeking to be indemnified hereunder (the “Indemnified Party”) shall provide prompt written notice to the other Party (the “Indemnifying Party”) no later than ten (10) calendar days after becoming aware of any actual Claim in respect of which indemnification may be sought; provided, however, that the failure by the Indemnified Party to provide such prompt notice to the Indemnifying Party shall only be a bar to recovering Losses to the extent that the Indemnifying Party can demonstrate that it was actually prejudiced and directly damaged by such failure. In the event of any such actual or threatened Loss or Claim therefor, each Party shall provide the other information and assistance as the other shall reasonably request for purposes of defense, and each Party shall receive from the other all necessary and reasonable cooperation in such defense, including, but not limited to, the services of employees or agents of the other Party who are familiar with the transactions or occurrences out of which any such Loss may have arisen. The primary responsibility for defending any such Loss or claim shall be with the Indemnifying Party; provided, however, that the Indemnified Party shall have the right to participate in and with respect to the defense of any Loss with counsel of its own choosing, whose fees shall be borne by the Indemnified Party. The Indemnified Party shall not be entitled to settle any claim or agree to the entry of any judgment or other relief without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

14.2           GENERAL LIMITATION OF LIABILITY

14.2.1                                            LIMITATION OF LIABILITY FOR INDIRECT DAMAGES. [***], NEITHER PARTY SHALL HAVE ANY LIABILITY TO THE OTHER PARTY OR ITS AFFILIATES FOR ANY INDIRECT DAMAGES SUCH AS LOSS OF PROFITS, SPECIAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR INCIDENTAL DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE), WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, [***].

14.2.2                                            Direct Damages.

14.2.2.1                                         General Principle.  Subject to Section 10.2.2.3 and Section 14.2.2.2, each Party shall have liability to the other Party and/or its Affiliates only for direct damages, that is, damages directly caused by the Breach of a contractual obligation, and shall exclude damages only indirectly attributable to any such Breach, such as, without limitation, the damages referred to in Section 14.2.1 above.  For purposes of clarity, lost profits shall not be deemed direct damages.

14.2.2.2                                         [***]

14.2.2.3                                         INDEMNIFICATION.  EACH PARTY MAY CLAIM AND OBTAIN FULL AND COMPLETE INDEMNIFICATION PURSUANT TO SECTIONS 14.1.1 AND 14.1.2, REGARDLESS OF THE NATURE, TYPE AND EXTENT OF DAMAGES PAID OR PAYABLE

14.3           Adequate Insurance. During the Term and for a period of five (5) years after its expiration or termination, both Parties shall obtain and/or maintain, respectively, at their sole cost and expense, product liability insurance that meets the following requirements: (i) the insurance shall insure the respective Party and its Affiliates against all legal Third Party liability related to Product (whether a Party’s or its Affiliate’s legal liability arises from such Party’s or Affiliate’s conduct or by virtue of a Party’s or its Affiliate’s participation in this Agreement), including legal Third Party liability for bodily injury, property damage, wrongful death, and the pertaining contractual indemnity obligations imposed by this Agreement on Nycomed pursuant to Section 14.1.1 and on Partner pursuant to Sections 14.1.2; and (ii) the insurance shall be in amounts, respectively, that are the greater of such amounts as are (x) required by operation of law and (y) reasonable and customary in the industry for companies of comparable sizes and activities, (z) but in no event less than [***] United States dollars [***]. The Parties agree that such insurance requirement may be met by a Party by means of a self-insurance program reasonably acceptable to the other Party. If either Party determines to self-insure all or part of the risks required to be insured by this Agreement, such Party shall inform the other Party reasonably in advance and shall provide satisfactory evidence to the other Party that it can meet the insurance obligations customary in the pharmaceutical industry.

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14.4           Survival of Indemnification obligations. The provisions of this Article 14 shall survive any termination of this Agreement.

Article 15
Reports, Records and Audits

15.1           Reporting Duties of Partner. Each Party’s reporting duties, without limitation, pursuant to Section 12.2, Section 12.3 and Section 12.4 and Schedule 12.4, and each Party’s further reporting obligations pursuant to this Agreement and the Quality Agreement notwithstanding, Partner undertakes to submit to Nycomed the following reports:

15.1.1                                             Reports on Partner’s A&P Expenses. Within thirty (30) Business Days following the end of [***], Partner shall provide Nycomed with a report setting forth (each, an “A&P Expense Report”),

(i)           The aggregate A&P Expenses (by Contract Quarter) spent by Partner during such Contract Quarter or Contract Year (as applicable);
(ii)          A general summary of the marketing activities associated therewith, reasonably documenting conformance with such marketing activities and the related A&P Expenses; and
(iii)         Upon Nycomed's request, Partner shall further reasonably document such data, e. g., by submitting pertaining invoices of Third Parties.

15.1.2                                            Reports on Partner’s Detailing Activities. Within thirty (30) Business Days following the end of (x) each Contract Quarter during the first [***] and (y) each Contract Year beginning with the [***], Partner shall provide Nycomed with a report setting forth, for the most recently completed Contract Quarter or Contract Year, as applicable (each, a “Detailing Report”),

(i)            The aggregate number of Calls and Details performed during such period;
(ii)           The position of each Detail performed during such period;
(iii)          The number of Calls and Details, by position for each Detail, performed by Sales Representatives of Partner; and
(iv)           The number of Calls and Details, by position for each Detail, performed by Sales Representatives of Affiliates or subcontractors (contract sales forces) of Partner, for each relevant Affiliate and contract sales force.

15.1.3                                            Sales Reports. Partner shall provide to Nycomed the following reports:

15.1.3.1                                         Monthly Sales Reports. Within ten (10) Business Days following the end of each calendar month, Partner shall provide Nycomed with a report (in a form Partner usually produces for internal purposes) setting forth, for the most recently completed calendar month and for each dosage and pack size of each Product (each, a “Monthly Sales Report”),

(i)             The Gross Sales and the Net Sales of Product;
(ii)            The number of Units of Product sold;

15.1.3.2                                         Quarterly Sales Reports. Within forty five (45) calendar days following the end of each Calendar Quarter, Partner shall provide Nycomed with a report setting forth, for the most recently completed Calendar Quarter and for each dosage and pack size of each Product (each, a “Quarterly Sales Report”),

(i)              The number of Units of Product in inventory at its distribution facilities;
(ii)             Market share data and share of voice data (including competitors), subject to bona fide Third Party restrictions regarding data sources (e. g., IMS); and
(iii)            The number of Units of Product distributed as Promotional Samples.

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15.1.4                                             Quarterly Payment Reports. Within forty five (45) calendar days following the end of each Contract Quarter, and based on Partner’s applicable Sales Reports, Partner shall make quarterly payment reports to Nycomed for the preceding Contract Quarter (each, a “Quarterly Payment Report”).  Each report shall cover the most recently completed Contract Quarter and shall show, based on the Net Sales of Product sold during the most recently completed Contract Quarter indicated in the applicable Sales Reports, (i) the Margin Payment in US dollars, payable by Partner with respect to such Net Sales of Product; and (ii) the method used to calculate the Margin Payment owed to Nycomed. If no sales of Product are made during any reporting period, a statement to this effect is required.

15.1.5                                             Advance Reports.  Partner agrees to submit to Nycomed and update Advance Reports regarding each Marketing Plan in accordance with Section 9.5.2.1.1.

15.1.6                                             Further Information. Further to Section 15.1.3(v), during the Term, Partner agrees to promptly submit to Nycomed, free of charge, all information in its possession regarding the relevant US marketplace that may have a material impact on the implementation of this Agreement, including, without limitation, any major publications concerning the Product, changes of its reimbursement status, changes affecting the cooperation with wholesalers, changes of Partner’s discount and rebate policy, and material developments in the cooperation between Partner and managed care organizations.

15.1.7                                             Information Submitted by Third Parties. For any report requiring information from a Third Party, the time for a Party to report shall be no less than eight (8) Business Days.

15.2           General Record-Keeping Obligations. Each Party shall keep, and cause its applicable Affiliates and permitted designees to keep, at its and its applicable Affiliates' respective main place of business, full, true and accurate books and records and reasonable supporting documentation which may be necessary for the purpose of determining each Party's financial rights, and for the purpose of determining compliance of each Party with its financial and other obligations towards the other Party hereunder. Such books of account shall, without limitation, pertain, (a) as regards Partner, to (i) Technical Development Costs and Clinical Development Costs, if Nycomed has undertaken to share these costs or if relevant pursuant to Section 2.3, Section 2.4 and Sections 6.2 to 6.4, Section 9.5.4.4 or as a condition to access rights to Partner Technology; (ii) Phase IV Study Samples, Clinical Samples and Clinical Supplies, (iii) A&P Expenses, (iv) Details and Detailing, (v) the customers of Product and the respective sales, (vi) for each dosage and pack size of Product in Units, Gross Sales, Net Sales, stocks of Product, Promotional Samples, Phase IV Study Samples, Clinical Samples and Clinical Supplies, and (vii) and the distribution of Promotional Samples, and (b) as regards Nycomed, (i) Daxas® Extension Program Costs and (ii) Technical Development Costs and Clinical Development Costs, if Nycomed has undertaken to share these costs or if relevant pursuant to Section 2.3, Section 2.4 and Sections 6.2 to 6.4. Further, such books and records shall be kept in accordance with applicable laws and regulations and generally accepted accounting principles consistently applied by the recording Party across its entire pharmaceutical business and for as long as required by the laws and regulations applying to the relevant Party and in sufficient detail in order to enable the other Party to accurately determine any sums payable hereunder, and so as to accurately determine compliance by the recording Party with its obligations pursuant to this Agreement, in accordance with Section 15.3.

15.3           Audits.

15.3.1                                             General. The audit rights pursuant to this Agreement including, without limitation, the audit right of Nycomed pursuant to Sections 5.1.5.2, 9.6.5.2, 10.2.3 and 18.5.1, the right of Partner to conduct pharmaceutical audits pursuant to Section 10.2.3.2 and pharmacovigilance audits pursuant to Section 12.4.3, and Nycomed’s or each Party’s, as applicable, audit rights pursuant to Section 6.6 to conduct audits regarding Development activities and each Party’s audit rights pursuant to Article 9 of the Quality Agreements attached hereto as Schedule 10.2.3 notwithstanding, each Party may exercise audit rights in accordance with this Section 15.3. Thereby, it is understood that the audit rights pursuant to this Section 15.3 must be exercised through an Auditor, whereas all other audit rights pursuant to this Agreement, unless expressly referring to this Section 15.3, may be exercised by the auditing Party itself:

15.3.2                                             Audit Rights of Each Party. Each Party entitled to or required to make payments hereunder (the “Auditing Party”) shall have the right, during normal business hours and upon reasonable prior notice, to have an independent, reputable international auditing firm of its choice reasonably acceptable to the other Party (PWC and KPMG are accepted by both Parties) (the “Auditor”) to inspect such books records and pertaining documentation of the other Party (the “Audited Party”) to the extent reasonably necessary in order to determine, and to determine compliance with, payment and other obligations of the Audited Party towards the Auditing Party hereunder. Such audits shall occur at the Audited Party's, and its applicable Affiliate's, places of business where such records are to be kept and shall take place during regular business hours during the Term of this Agreement and for a period of three (3) years following its termination or such longer period as may be required by law; provided, however, that any such audit shall not take place more often than one (1) time per year and shall not cover records and supporting documentation for more than the preceding three (3) years. Subject to the execution by such Auditor of a reasonable standard form confidentiality undertaking prepared by such Auditor pursuant to which such Auditor shall be permitted to disclose his findings to the Auditing Party for the purposes of enforcing any claims of the Auditing Party against the Audited Party resulting from such Audit, such Auditor shall have the right to examine the such books records and pertaining documentation of the Audited Party kept pursuant to this Agreement and report to the Auditing Party the findings (but not the underlying data) of said examination of records as are necessary to evidence that the records were or were not maintained and used in accordance with this Agreement, and as to evidence and determine any resulting payment obligations pursuant to this Agreement. A copy of any report provided to the Auditing Party by such Auditor shall be submitted concurrently to the Audited Party.

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15.3.3                                             Results and Costs of Audit. The results of each such audit, if any, shall be binding on both Parties. The Auditing Party shall pay for any such audit, except that in the event that, as a result of any such audit, the Audited Party is finally required to make an adjustment payment of sums payable to the Auditing Party during the period of time subject to such inspection, of more than [***] percent [***], then the Audited Party shall reimburse the Auditing Party for its Out-of-Pocket Costs incurred in connection with conducting any such audit. Any resulting payments shall be made by the Audited Party (in the event of an under-payment) or the Auditing Party (in the event of an over-payment) within thirty (30) days of receiving such audit report.

15.3.4                                             Delay of Audit. The Audited Party shall not unreasonably delay an audit that the Auditing Party is entitled to perform in accordance with Section 15.3.2.

Article 16
Confidentiality; Publications

16.1           Confidential Information. For the purposes of this Agreement and always subject to Section 16.3, the term “Confidential Information” shall mean any and all information of a Party hereto that may be submitted by such Party, either directly or through an appointee of such Party, to the other Party, at any time and from time to time before and during the Term in relation to the subject matter covered by this Agreement, regardless of whether submitted in tangible (without limitation, written) form or in intangible form (without limitation, orally or electronically), and shall include, without limitation, all business, financial and technical information, intellectual property rights, trade secrets, Know-How, materials and/or plans and technology relating to the foregoing and pertaining to Compound, Bulk Product and Product and the cooperation between the Parties hereunder, related services and clinical trials, business forecasts and procurement requirements, technical and non-technical data, plans, projections, specifications, techniques, formulae, processes, testing methods, research, laboratory and clinical results and data, samples and/or customer and Supplier information, which the disclosing Party considers confidential and proprietary.  Confidential Information as defined herein shall, without limitation, be deemed to include all notes, analyses, compilations, studies, interpretations or other documents, whether in tangible form or on electronic or other data storage media, prepared by the receiving Party and its Representatives as defined hereinafter, which contain, reflect or are based on, in whole or in part, Confidential Information furnished to the receiving Party or its Representatives by the disclosing Party or its Representatives hereunder.

Results created by Partner, to the extent pertaining to the Development of Compound, Bulk Product or Product, shall be subject to Partner’s obligations of confidentiality and non-use pursuant to this Agreement, always subject, however, to the right of Partner to use such results always in accordance with the terms of this Agreement including for the purposes of exercising its rights and complying with its obligations thereunder.

16.2           Duties of Confidentiality and Non-Use. During the Term, and for a period of [***] years thereafter, each Party hereto will maintain in confidence all Confidential Information disclosed to it as a “receiving” Party by or on behalf of the other Party as a “disclosing” Party. The receiving Party shall not use, disclose or grant use of such other Party’s Confidential Information except as permitted under this Agreement. To the extent that disclosure is authorized and by Subject to the terms and conditions of this Agreement, the receiving Party may furnish Confidential Information of the disclosing Party only to its and its Affiliates’ directors, officers, employees, consultants, advisors, permitted sublicensees and subcontractors (hereinafter collectively referred to as "Representatives") of the receiving Party (collectively, the “Representatives” of the receiving Party). The receiving Party agrees that the submission of Confidential Information of the disclosing Party to Representatives of the receiving Party shall only be admissible if such Representatives are bound in written form by obligations of confidentiality and non-use at least as stringent as those assumed by the receiving Party hereunder.

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Each receiving Party shall use at least the same standard of care as it uses to protect its own Confidential Information to ensure that such Representatives do not disclose or make any unauthorized use of such Confidential Information of the disclosing Party. Each receiving Party shall promptly notify the other disclosing Party upon discovery of any unauthorized use or disclosure of Confidential Information by the receiving Party or any of its Representatives.

16.3           Exceptions. The term Confidential Information shall be deemed not include to any portion of the Confidential Information which the receiving Party can prove by competent written documentation or otherwise demonstrate beyond reasonable doubt:

16.3.1                                             was already known to the receiving Party, other than under an obligation of confidentiality to the disclosing Party, at the time of disclosure by the disclosing Party;

16.3.2                                             was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

16.3.3                                             becomes generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

16.3.4                                             was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information; or

16.3.5                                             was independently developed by the receiving Party without reference to or reliance on the disclosure by the disclosing Party.

16.4           Compulsory Disclosure. If a receiving or any of a receiving Party's Representatives are requested or become legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, civil or criminal investigative demand, or similar process) or is required by a regulatory body to make any disclosure that is prohibited or otherwise constrained pursuant to this Article 16, the receiving Party will, and will cause such of its Representatives to, as the case may be, provide the disclosing Party with prompt written notice of such request so that the disclosing Party may seek an appropriate protective order or other appropriate remedy. Subject to the foregoing, the receiving Party may, and may cause such Representatives to, furnish that portion (and only that portion) of the Confidential Information that, in the written opinion of its counsel reasonably acceptable to the disclosing Party, the receiving Party is legally compelled or is otherwise required to disclose or else stand liable for contempt or suffer other material censure or material penalty; provided, however, that the receiving Party must, and must cause its Representatives to, use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded any Confidential Information so disclosed.

16.5           Terms Confidential. The Parties agree that the terms of this Agreement shall be considered the Confidential Information of both Parties and shall not be disclosed by either Party except pursuant to Section 16.4, 16.6 or 16.7, and except (i) as required by applicable law, (ii) to a Third Party with whom Nycomed or Partner, as applicable, has entered into or proposes to enter into a business relationship related to the subject matter hereof, (iii) to a Third Party with whom Nycomed or Partner is in due diligence relating to a merger or an acquisition or a financing, and provided that such Third Parties are subject to appropriate confidentiality agreements providing for obligations of confidentiality and non-use consistent with this Article 16, and (iv) as to the content of Sections 9.1.1 and 17.4 of this Agreement to [***], and provided that [***] is subject to an appropriate confidentiality agreement providing for obligations of confidentiality and non-use consistent with this Article 16.

16.6           Permitted Disclosure. Each Party and its Representatives may disclose Confidential Information to the extent such disclosure is reasonably necessary for the purpose of the implementation of this Agreement, including without limitation, for purposes of appointing sublicensees or subcontractors (to the extent that sublicensing or subcontracting is permitted), for purposes of interacting with Regulatory Authorities, for purposes of the filing or prosecuting of patent applications, prosecuting or defending litigation, interacting with Regulatory Authorities or for purposes of complying with any applicable statute or governmental regulation.

16.7           Public Announcements. Notwithstanding the last sentence of Section 16.8, the Parties shall issue a joint press release announcing the execution of this Agreement in such form as the Parties shall mutually agree.  Except as set forth in Section 16.8 and in Section 23.12, neither Party shall originate any other publicity, news release or public announcements relating to this Agreement (including, without limitation, its existence, its subject matter, the Parties’ performance, any amendment hereto or performances hereunder), whether to the public or press, stockholders or otherwise, without the prior written consent of the other Party, save only such announcements that are required by law or the rules of any relevant stock exchange to be made or that are otherwise agreed to by the Parties. If a Party decides to make an announcement, whether required by law or otherwise, it shall give the other Party reasonable advance notice, of the text of the announcement so that the other Party shall have an opportunity to comment upon the announcement. To the extent that the receiving Party reasonably requests the deletion of any information in any such announcement, the disclosing Party shall delete such information unless, in the opinion of the disclosing Party’s legal counsel, such Confidential Information is required by law or the rules of any relevant stock exchange to be fully disclosed.

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16.8           Publications.  The Parties recognize the desirability of coordinating a worldwide strategy regarding publications for the Product in the Field.  The publication strategy with respect to the Product in the Territory shall be developed and implemented through the JDC.  The Parties shall also, through the JDC in coordination with the JCC, coordinate worldwide publication strategy and activities related to scientific conferences outside the Territory.  Each Party shall be afforded the opportunity to review and comment on any scientific paper or presentation with respect to the Product proposed by the other Party for publication, presentation or distribution (to the exclusion of publications or presentations already submitted as of the Effective Date to an external scientific paper or other scientific body for publication), whether inside or outside of the Territory and shall have fifteen (15) Business Days to complete such review and provide comments, which comments shall not be unreasonably rejected to the extent related to issues potentially affecting the Field or the Territory or uses outside the Territory. Such deadline shall be abbreviated should a shorter reaction be required due to any applicable reaction deadlines imposed by the respective scientific journals, review boards or other applicable publication bodies.  With respect to scientific or medical publications and presentations by either Party, its Affiliates or its sublicensees, each Party agrees that upon request, it will delete references to the other Party’s Confidential Information in any such publication or presentation and will delay such publication or presentation for such reasonable period requested by the other Party to permit the filing of patent applications concerning any Partner Technology, Nycomed Technology or Improvement Technology disclosed in material proposed for such publication or presentation.  In no event will Confidential Information of a Party be published without the consent of such Party.  Each Party shall be free to publicly disclose the results of clinical trials involving the Product conducted by it or by the other Party (and its Affiliates and sublicensees), subject to prior review by the other Party for issues of patentability and protection of its Confidential Information, to the extent such disclosure is required by, and consistent with, regulatory, legal or best industry practice standards applicable to such Party.

Notwithstanding anything else in this Agreement, Partner shall in no way be limited or restricted from making any required safety reporting of any information, however sourced, to any Regulatory Authority or as otherwise required by law or regulation and upon any relevant timelines set by any Regulatory Authority, law or regulation.

Neither Party shall use the name of the other Party in any publicity or advertising without the prior written consent of the other Party.

Article 17
Competition
17.1           Exports. To the extent legally permitted, (i) Partner undertakes, and shall cause its Affiliates, not to export, distribute nor sell Product, whether directly or indirectly by knowingly supporting a Third Party to do so, outside the Territory and (ii) Nycomed undertakes, and shall cause its Affiliates, not to export, distribute or sell Product, whether directly or indirectly by knowingly supporting a Third Party to do so, into the Territory.

17.2           Non-Compete Obligations. During the [***], neither Party and its Affiliates shall, whether alone or in collaboration with a Third Party or by supporting a Third Party to do so, engage in any activity for the marketing, promotion or commercialization of Competing Products in the Field and in the Territory, other than (i) the Product, pursuant to this Agreement and (ii) in the case of Partner, [***].  For the purposes of this Agreement, the term “Competing Product” means [***].

17.3           Development and Commercialization Rights of Nycomed. Nothing in this Agreement shall restrict or prevent Nycomed in any manner from developing and commercializing Compound or products incorporating Compound, whether alone or in combination with one or several additional active ingredients, (i) in the ROW within or outside the Field and (ii) following the Term, within the Territory and outside or within the Field. Notwithstanding the foregoing and for clarity, (iii) Nycomed may develop Compound or products incorporating Compound, whether alone or in combination with one or several additional active ingredients, during the Term in the Territory, outside the Field. [***].

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17.4           [***]

17.4.1                                             Due Diligence Rights of Nycomed.  [***]

17.4.2                                             Representations and Warranties of Partner Regarding the [***] Agreements.  Partner’s representations and warranties pursuant to Section 13.2 notwithstanding, Partner represents and warrants to Nycomed as follows regarding the [***] Agreement:

17.4.2.1                                          General.  Partner represents and warrants to Nycomed that as of the Effective Date, other than the [***] Agreement, there are no written contracts or agreements pertaining [***] between Partner or any of its Affiliates, on the one hand, and [***] or any of its affiliates, on the other hand.  To the best of Partner’s knowledge, the [***] Agreements are valid, binding and enforceable in accordance with their respective terms, and Partner has not received any written notice of any material and continuing defaults, breaches or violations under the [***] Agreement by the parties thereto.

17.4.2.2                                          [***]

17.4.3                                              Covenants with Regard to the [***] Agreement.

17.4.3.1                                           Information Duties of Partner in relation to the [***] Agreement.  [***]

17.4.3.2                                           Nycomed Confidential Information.  Except as set forth in Section 16.5, Partner shall not make available to [***] any Confidential Information of Nycomed without the prior written consent of Nycomed.

17.4.3.3                                           Amendments to [***] Agreements. [***]

17.4.3.4                                           Exercise of Rights of Partner in Relation to the [***] Purchase Agreement.  [***]

[***]

17.4.5                                               Compensation of Nycomed for Commercialization of [***] Products by Partner.  [***]

17.4.6                                               Coordination of Commercialization Activities Regarding [***] Products.  [***]

Article 18
Term and Termination
18.1           Term.

18.1.1                                               Initial Term.  Unless terminated by either Party in accordance with its terms pursuant to Sections 18.2 to 18.4, this Agreement shall become effective on the Effective Date and shall run for an initial term ending with the last to expire Nycomed Patent covering a Product in the Territory (the “Initial Term”).

18.1.2                                               Follow-Up Term.  Thereafter, unless terminated by either Party in accordance with its terms pursuant to Sections 18.2 to 18.4, it shall continue to run for as long as Partner is developing and commercializing a Product in the Territory and in the Field (the “Follow-Up Term”), and the terms of any Improved Product Inclusion Agreement (the Initial Term and, if relevant, the Follow-Up Term being, subject to early termination pursuant to sections 18.2 to 18.4, the “Term”).

18.2           Either Party’s Right to Terminate for Cause. Each Party my terminate this Agreement for cause in any of the following events and subject to the following terms and conditions.

18.2.1                                               Termination for Material Breach. Without prejudice to any remedy or claim it may have against the other Party for material breach or non-performance of this Agreement, each Party shall have the right to terminate this Agreement for cause in the event that the other Party fails to materially comply with or perform any material provision of this Agreement (the “Breach”) in accordance with the following provisions:

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The non-breaching Party shall notify the breaching Party of any such Breach in writing, specifying such Breach in reasonable detail and stating its intention to terminate this Agreement for cause (the “Reminder”) if the breach is not remedied [***] from the date of the Reminder (the “Remedy Period”).

In the event that any such Breach pertains to obligations regarding the payment of monies and the applicable amount is not paid within such Remedy Period, then the non-breaching Party shall be entitled to terminate this Agreement by giving the other Party related written notice, such termination right to be exercised within a period of [***] from the end of such Remedy Period.  In the event that any such Breach pertains to obligations other than the payment of monies, the Parties shall proceed as set out hereinafter in Sections (a) to (e).

(a)    In the event that any such Breach pertains to obligations other than the payment of monies, the Party receiving the Reminder shall have [***] from its receipt of the Reminder in which to prepare and deliver to the other Party a written response to the Reminder that shall (i) provide in reasonable detail a commercially reasonable plan for curing the alleged Breach set forth in the Reminder (the “Remedy Plan”) and (ii) set forth a reasonable time period within which the Remedy Plan shall be complete and such alleged Breach shall be cured (the “Extended Remedy Period”).

(b)    In the event that the Party sending the Reminder reasonably determines that the Remedy Plan and the Extended Remedy Period are sufficient to cure the alleged Breach, then, unless the other Party elects to proceed pursuant to sub-Section (e) of this Section 18.2.1, such other Party shall cure such alleged Breach in accordance with such Remedy Plan and the related time frame.

(c)    In the event that the Party sending the Reminder reasonably determines (i) that the Remedy Plan and/or the Extended Remedy Period are insufficient to cure the alleged Breach or (ii) that the Breaching Party fails to properly perform under an accepted Remedy Plan and cure in all material respects the Breach within the extended Remedy Period set forth in an accepted Remedy Plan, then the Party sending the reminder may provide written notice to the Party receiving the Reminder that (y) it rejects the Remedy Plan or (z) it rejects performance thereunder, as may be applicable, and the reasons therefor in reasonable detail (the “Rejection Notice”).  A Rejection Notice shall constitute a written notice of a Dispute under Section 20.2.

(d)    The Party giving Rejection Notice may, together with such Rejection Notice, give a written notice of termination of this Agreement for uncured material Breach (a “Termination Notice”).  Any such Termination Notice shall be effective [***] from receipt by the terminated Party or such other longer period as the terminating Party may reasonably specify, unless the terminated Party should object against such Termination Notice within such period of [***], thereby specifying in reasonable detail the reasons for which the terminated Party believes that the terminating Party is not entitled to terminate for material Breach (the “Objection Notice”).  If the terminating Party should timely receive any such objection by the terminated Party, the terminated Party shall be obliged to promptly initiate Dispute Resolution pursuant to Section 20.2 and, failing which, arbitration pursuant to Section 20.3, regarding effectiveness of such Termination Notice.  In such case, the Termination Notice shall become effective [***] after final dispute resolution pursuant to Section 20.2 or, if the issue has not been resolved by dispute resolution pursuant to Section 20.2, by arbitration proceedings pursuant to Section 20.3, provided that such proceedings have not been resolved in favor of the Breaching Party or otherwise resulted in a final conclusion that the terminating Party is not entitled to terminate this Agreement for the reasons set forth in the Termination Notice.

(e)    In case the Party which has been notified of a Reminder containing the intention to terminate for Breach and a Remedy Period for the cure thereof is in good faith of the opinion that it has not Breached this Agreement, in order to avert termination by the Party sending the Reminder, shall be entitled to submit such issue to arbitration pursuant to Section 20.3 (in lieu of submitting a Remedy Plan) in order to have the court of arbitration issue a declaratory judgement on the issue. Provided that the Party challenging the Reminder has requested arbitration [***] from the receipt of the Reminder, the Party intending to terminate shall not do so for the duration of such arbitration procedure and the [***] referred to below. In case the court of arbitration holds that a Breach has been established that would qualify for termination, termination shall only be permitted in case the breaching Party has not cured such Breach within [***] from the receipt by the Breaching Party of such decision of the court of arbitration.

(f)    For clarity, each Party’s rights pursuant to Section 20.5 shall remain unaffected.

18.2.2                                               Termination for Reasons of Insolvency or Termination of Business Activities. Always subject to compulsory insolvency legislation applying to the impacted Party under the laws of the state of its incorporation, each Party may terminate this Agreement in its entirety upon written notice to the other (i) if the other Party becomes insolvent, (ii) if the other Party shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy, insolvency or similar laws or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the other Party or of its assets, (iii) if the other Party shall be served with an involuntary petition against it, filed in any bankruptcy, insolvency or similar proceeding (including, without limitation, a suit for the appointment of a receiver) and such petition is not dismissed within [***] following such filing, (iv) if the other Party shall make an assignment for the benefit of creditors or (v) if the other Party shall propose or be a party to any dissolution or liquidation or is dissolved or liquidated, or (each, an “Insolvency Event”). Such termination right may be exercised within [***] following the date as of which the Party entitled to terminate receives knowledge of the Insolvency Event affecting the other Party, by giving such other Party written notice. The Party affected by an Insolvency Event or a petition against it filed in any bankruptcy, insolvency or similar proceeding shall promptly communicate to the other Party in writing that such Insolvency Event has occurred or that such petition has been filed.

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18.2.3                                               Termination for Severe Safety Reasons. Each Party shall be entitled to terminate this Agreement by giving the other Party [***] prior written notice in the event that concerns as to the safety of the Product that [***]

Such termination right may be exercised within a period of [***] following the date as of which such safety concerns have come to the terminating Party's knowledge.

18.2.4                                               Termination for Reasons of Persisting Force Majeure. Each Party may terminate this Agreement by giving the other Party related written notice in the event that a Force Majeure Event pertaining to the other Party pursuant to Section 21.1 or Section 21.2 should persist for a period of time exceeding [***] and the Parties should have failed to renegotiate and agree on reasonably amended terms and conditions of this Agreement within an additional period of [***] (collectively, the “Waiting Period”). Such termination right may be exercised within a period of [***] from the expiry of such Waiting Period.

18.3           Termination for Cause by Nycomed. Further to and Section 18.2 notwithstanding, Nycomed may terminate this Agreement for cause in any of the following events and subject to the following conditions:

18.3.1                                               Termination for Change of Control or Acquisition Affecting Partner.

18.3.1.1                                            General Principle. Nycomed may terminate this Agreement if (i) Partner undergoes a Change of Control of Partner or an Affiliate of Partner acquires a Third Party (“Partner Acquisition”) and (ii) any such Change of Control affecting Partner or any such Partner Acquisition has a Nycomed Material Adverse Effect. For purposes of this Section 18.3.1.1(ii), a “Nycomed Material Adverse Effect” means the failure by Partner and/or its Affiliates to comply in all material respects with its obligations under this Agreement, including, without limitation, Section 17.2 (but subject to Section 18.3.1.3).

18.3.1.2                                            Notice. Partner shall inform Nycomed without undue delay (i) of the execution and the date of execution of a transaction resulting in a Change of Control affecting Partner or a Partner Acquisition, and (ii) of the effective date of any such Change of Control affecting Partner or any such Partner Acquisition (in each of the cases referred to in this Section 18.3.2.3(ii), a “Partner Merger Notice”) always provided that such Partner Merger Notice must be given on or following the date on which any such Change of Control affecting Partner any such or Partner Acquisition has become effective. If a Change of Control affecting Partner or a Partner Acquisition occurs and Nycomed is affected by a Nycomed Material Adverse Effect, then Nycomed may exercise its termination right under this Section 18.3.2 within the ninety (90) day period following receipt of the Partner Merger Notice, by giving Partner six (6) months prior written notice (such notice period hereinafter being referred to as the “Phase-Out Period”).

18.3.1.3                                            Right of Partner to Avert Termination by Nycomed. In the event of the occurrence of a Change of Control affecting Partner or a Partner Acquisition and following the related Partner Merger Notice pursuant to Section 18.3.2.3(ii), Partner may avert termination by Nycomed in certain cases as follows: In the cases of a Nycomed Material Adverse Effect referred to in the second sentence of Section 18.3.1.1 that result from the commercialization of a Competing Product (other than Product or [***]), Partner may avert termination if, prior to the expiry of the Phase-Out Period, Partner divests itself or definitively and permanently ceases the commercialization of each such Competing Product. In the cases and subject to the conditions referred to above, any termination by Nycomed for reasons of the applicable Partner Acquisition shall retroactively be deemed to be ineffective, and this Agreement shall continue to remain in full force and effect in accordance with its terms.

18.3.2                                                Challenge of Licensed Patents. Nycomed may terminate this Agreement by giving Partner written notice, if Partner or an Affiliate of Partner commences a legal action challenging any Valid Claim of any Patents Controlled by Nycomed related to the Compound, the Product or a use thereof, or if Partner or an Affiliate of Partner support any such related action brought by a Third Party. Nycomed may exercise such termination right at any time for as long as Partner or its relevant Affiliate is continuing or supporting continuance of such an action, by giving Partner [***] written notice.

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18.4           Termination by Partner. Further to and Section 18.2 notwithstanding, Partner may terminate this Agreement in any of the following events and subject to the following conditions and, in the cases referred to in Sections 18.4.2, 18.4.3 and 18.4.4, by providing [***] written notice to Nycomed:

18.4.1                                                Termination by Partner for Grant of Regulatory Approval of Original Product with Approval Requirements. Partner may terminate this Agreement, in the event that (i) the first Regulatory Approval of the NDA for the Original Product in the Field and in the Territory is granted with an Approval Requirement, and (ii) such Approval Requirement has a Material Adverse Impact on the commercial potential of the Original Product in the Territory as set out in Section 3.3.3.2.2.

Such termination right may be exercised as part of Partner’s Substantiated Notification pursuant to Section 3.3.3.2.3 (if Partner elects to terminate this Agreement instead of reducing the Milestone Fee), and shall become effective (a) upon receipt by Nycomed of the Substantiated Notification indicating Partner’s intent to terminate pursuant to Section 3.3.3.2.4, if Nycomed should have failed to timely object against Partner’s Substantiated Notification, or, in case of Nycomed’s timely objection, (b) if a Material Adverse Impact has been finally determined by Third Party Expert Arbitration in accordance with Section 3.3.3.2.5.

18.4.2                                                Termination by Partner for Substantial Additional Development Cost. In the event that the first Regulatory Approval of the NDA for the Original Product in the Field and in the Territory is granted subject to an Approval Requirement or other post-approval commitments (including without limitation the performance of clinical studies) imposed by the FDA that would be reasonably likely to require expenditures by Partner in excess of US Dollars [***], such right to be exercised within [***] from the date of receipt of the first Regulatory Approval by Partner.

18.4.3                                                Label [***]. In the event that the first Regulatory Approval of the NDA for the Original Product in the Field and in the Territory is granted [***], such right to be exercised within [***] from the date of receipt of the first Regulatory Approval by Partner;

18.4.4                                                Delay of Grant of First Regulatory Approval.  In the event that the grant of the first Regulatory Approval of the NDA for the Original Product in the Field and in the Territory, regardless of its scope, will occur after [***], which right may only be exercised (i) within [***] from a formal communication from the FDA in respect of such Regulatory Approval, or (ii) if following such communication Partner undertakes Development or regulatory activities to address such communication, under a Clinical Development Plan that has been coordinated and approved by the JDC in accordance with Sections 6.2.2 and 6.2.3 and Article 4, within [***] from receipt of results of such activities or from a formal communication from the FDA relating to such results.  Promptly following the FDA communication referenced in the preceding clause (i), Partner shall notify Nycomed whether it intends to undertake such Development or regulatory activities.  If Partner determines to undertake such activities, then Partner shall submit such Clinical Development Plan in respect thereof to the JDC, and the JDC shall review and approve such plan [***] so that Partner may comply with the [***] period referenced in the preceding clause (i).

18.5           Exercise of Termination Rights and Waiver of Certain Statutory Termination Rights.

18.5.1                                                Exercise of Termination Rights. Any notice of termination permitted under this Agreement shall be given in accordance with the Section 23.4 by reputable same-day or overnight courier or registered first class mail against confirmation of receipt.

18.5.2                                                Waiver of Certain Statutory Termination Rights: The Parties hereby agree that, to the extent permitted by law, any and all termination rights (“Kündigungs und Rücktrittsrechte”) further to those expressly set out in this Agreement, whether implied, based on statutory law or any other legal theory, shall be excluded. The right of either Party to terminate this Agreement for cause pursuant to § 314 BGB (German Civil Code), to the extent compulsory, remains unaffected.

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18.6           Ordinary Course of Business and Initiation of Smooth Transfer Prior to Notification of Termination.

18.6.1                                                Ordinary Course of Business Prior to Expiry or upon Notification of Termination.  Notwithstanding that a notification of termination of this Agreement has been served, Partner shall continue conducting business with the Product in an ordinary course of business until the termination of this Agreement becomes effective. Partner shall use its Commercially Reasonable Efforts so as to enable Nycomed or its designee to continue business with the Product following its termination on a continuing basis without suffering any losses attributable to a conduct of business by Partner outside the ordinary course, without limitation, such that sales that would in the normal course of business have been made by Nycomed or its designee following the effective date of termination are anticipated prior to the effective date of termination in an effort to secure Partner additional sales and sales revenues prior to the effective date of termination. Without limiting the generality of the forgoing, Partner shall, prior to the effective date of termination, refrain from any activities in the distribution channels outside of the ordinary course of business such as, without limitation, limitation, (i) anticipating sales into the period prior to the effective date of termination, when in the ordinary course of trading of the business prior to such date, such sales would not have arisen in such period; (ii) overstocking wholesalers outside the ordinary course of business; (iii) increasing orders for or stocks of Product above the ordinary course of business, without limitation, for the purposes referred to in the preceding clauses (i) and (ii); (iv) decreasing inventory of the Product below the level set forth in Section 10.2.4.2.2.1 of this Agreement; (v) granting rebates and discounts outside the ordinary course of business, without limitation, by means of product bundling and selling the Product in combination with other Partner products (so called “package deals”); and (vi) fulfilling its obligations under Article 9 of the Agreement prior to the effective date of termination in any other way than in the ordinary course of trading.

For clarity, the termination of this Agreement notwithstanding, Nycomed may audit Partner’s books, records and accompanying documentation pursuant to Section 15.3 in order to ascertain compliance by Partner with its obligations pursuant to this Section 18.6.1.

18.6.2                                                Initiation and Implementation of Smooth Transfer. Promptly following notification of termination, the Parties shall commence cooperating so as to ensure a smooth transition of Partner’s business with the Product to Nycomed or its designee, such transfer to become effective upon the effective date of termination, as the case may be, and such transition to coordinated and performed in accordance with Article 19. For such purpose, Partner agrees to cooperate with Nycomed in good faith so as to enable Nycomed or its designee, in the form required by the laws and regulations applicable in the Territory, to fully exercise the rights under the Regulatory Approvals for Product from the date as of which the termination of this Agreement becomes effective including, without limitation, by releasing Nycomed from its obligations of confidentiality and non-use pursuant to Article 16 of this Agreement to the extent required for that purpose. Partner undertakes to give Nycomed all reasonable assistance as may be required to achieve such transfer free of charge except in cases of the termination of this Agreement by Partner pursuant to Section 18.2.1 or 18.2.2 for Breach by or an Insolvency Event affecting Nycomed, in which cases Nycomed will reimburse Partner its reasonable Out-of-Pocket Costs associated with any such assistance against appropriate documentation.

Article 19
Rights and Duties upon Termination

19.1           Specific Rights and Duties Upon Expiration or Termination. Upon termination of this Agreement for any reason whatsoever, the Parties shall have the specific rights and obligations set forth in this Section 19.1.

19.1.1                                                Termination of Grant of Rights and Licenses.  Without prejudice to Section 19.2.3 and the provisions of this Agreement related to the grant of post-contractual rights and licenses (including, without limitation, Section 2.1.2.3 {Partner Improvement Technology}, Section 5.4 {Use of Regulatory Approvals}, Section 6.8.2 {Access Rights of Nycomed to Development Data}, Section 7.1.1.2. {Compensation for Nycomed License to Partner Improvement Technology}, Section 7.1.1.3 {Determination of Compensation for Practice by Nycomed of Partner Improvement Technology}, Section 9.2.3.1 {Access Rights of Nycomed to Partner Promotional Materials}, Section 9.5.3.6 {Access Rights of Nycomed to Results of Phase IV Studies}, Section 9.5.4.8 {Access Rights of Nycomed to Development Data Resulting from the Daxas® Extension Program}, Section 19.1.3 {Clinical Development and Phase IV Development}, Section 19.1.7 {Transfer of Stocks}), the rights to Package Bulk Product, Develop and Commercialize Product in the Territory and, where applicable in the ROW, and in the Field under the Trademark granted by Nycomed to Partner hereunder shall terminate upon the effective date of any termination of this Agreement.  For clarity, the post-contractual access rights of Nycomed to Improvement Technology Controlled by Partner shall be subject to all pertaining terms and conditions pursuant to this Agreement including, without limitation, Development Cost sharing pursuant to Section 2.1.2.2.2 and Section 2.1.2.2.3, and royalties pursuant to Section 7.1.1.2 and Section 7.1.1.3.

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19.1.2                                                Regulatory Rights. Partner’s obligations pursuant to Section 18.6.1, Section 18.6.2 and Schedule 18.6.2 notwithstanding, Partner shall forthwith take all commercially reasonable actions necessary, in the form required by the laws and regulations applicable in the Territory, so as to ensure that Nycomed or its designee may exercise Nycomed’s rights under the Regulatory Approvals for Product in the Territory in a full and unrestricted way as from the date as of which the termination of this Agreement becomes effective.

Section 5.2.1, Section 5.2.2 and Section 18.6.2 notwithstanding, to the extent that any Regulatory Rights as hereinafter defined should have vested in Partner or a designee of Partner, Partner shall, upon Nycomed’s first request, forthwith take all commercially reasonable actions necessary in order to effect the most expeditious transfer to Nycomed or its designee, in the form required by the laws and regulations applicable in the Territory, all regulatory rights relating to the Compound and the Product in the Field including, without limitation, all Regulatory Approvals, and scientific dossiers, governmental authorizations, social security approvals and other similar rights or benefits held by or for Partner which may be attached to the Product in the Territory (collectively, the “Regulatory Rights”) such that title to and ownership of such Regulatory Rights vests in Nycomed or its appointee as from the date as of which the termination of this Agreement becomes effective. In case of any delays, if necessary, Partner expressly permits Nycomed or its designee to reference Partner’s Regulatory Rights for the registration and/or Commercialization of the Product in the Territory and in the Field.

To the extent relevant and required by applicable legislation in the Territory, until such date as of which any such transfer may be completed, Partner agrees to confer to Nycomed Commercialization rights in the form as may be required under the Legal Requirements including, without limitation, the appointment of Nycomed or its designee, as the case may be, as Partner’s sales agent, so as to permit and assist Nycomed in an uninterrupted Commercialization of Product under the Trademark in the Territory.

The costs and expenses incurred by Partner in carrying out its obligations under this Section 19.1.2 shall be (i) borne by Partner if this Agreement has been terminated by Nycomed pursuant to Section 18.2.1, 18.2.2, 18.3.1.1 or 18.3.2, or by Partner pursuant to Section 18.4, (ii) reimbursed to Partner by Nycomed if this Agreement has been terminated by Partner pursuant to Sections 18.2.1 or 18.2.2, and (iii) shared equally by the Parties if this Agreement has been terminated by either Party pursuant to Sections 18.2.3 or 18.2.4.

19.1.3                                                Clinical Development and Phase IV Development. Partner shall, without undue delay, coordinate with Nycomed, to the extent relevant and applicable at that time, the continuation or cancellation by Nycomed or Nycomed’s designee, as the case may be, of all clinical studies related to Clinical Development or Phase IV Development that are ongoing at the effective date of termination, [***] (the “Further Clinical Trials”). The final decision whether or not any such Further Clinical Trial shall be continued or terminated shall be with Nycomed.

In the event that any such Further Clinical Trial is continued, Partner shall fully and reasonably co-operate with Nycomed in order to ensure an orderly transfer to Nycomed or Nycomed’s designee of any such Further Clinical Trial. In order to achieve such purpose, Partner undertakes to continue conducting any such Further Clinical Trial for a reasonable period of time following the date of termination of this Agreement in close coordination with Nycomed.

The costs and expenses incurred by Partner in carrying out its obligations under this Section 19.1.3 shall be (i) borne by Partner if this Agreement has been terminated by Nycomed pursuant to Sections 18.2.1, 18.2.2, 18.3.1.1 or 18.3.2, (ii) reimbursed to Partner by Nycomed if this Agreement has been terminated by Partner pursuant to Sections 18.2.1 or 18.2.2, and (iii) shared equally by the Parties if this Agreement has been terminated by either Party pursuant to Sections 18.2.3 or 18.2.4 or by Partner pursuant to Section 18.4.

19.1.4                                                Termination of Commercialization Activities. Save as provided in Section 19.1.7.1, Partner shall terminate its activities under this Agreement and shall, without limitation, cease to Commercialize Product in the Territory. In addition, save as provided herein, Partner undertakes to refrain from using the Trademark, or any trademark confusingly similar thereto.

19.1.5                                                Use of Nycomed Technology. Save as otherwise provided herein, Partner shall no longer be entitled to, and shall refrain from using, the Nycomed Technology including the Nycomed Know-How.

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19.1.6                                                Continuing Obligations of Confidentiality and Non-Use. Save as otherwise provided herein, without limitation regarding post-contractual access rights to intellectual property of a Party, the termination of this Agreement for any reason whatsoever notwithstanding, the Parties shall continue to be bound by the obligations of secrecy and non-use pursuant to Article 16.

19.1.7                                                Transfer of Stocks

19.1.7.1                                             General. Upon termination of this Agreement Nycomed shall decide within its reasonably exercised discretion (i) whether Partner shall sell to Nycomed or Nycomed’s designee all remaining stocks of Bulk Product and finished Product and/or, if Nycomed so elects, finished Promotional Samples, finished Phase IV Study Samples and finished Clinical Samples, which are in good salable condition and which have a normal remaining shelf life of at least [***] for the purposes of sell-out or, in case of Promotional Samples, Phase IV Study Samples and Clinical Samples, distribution by Nycomed or its designee, (ii) or whether Partner shall sell out or distribute and use as Promotional Samples, Phase IV Study Samples and Clinical Samples under the conditions as set forth herein during a period of six (6) months after termination. In the event Nycomed requires Partner to sell back to Nycomed or its designee the relevant stocks of Bulk Product, finished Product, finished Promotional Samples, finished Phase IV Study Samples and finished Clinical Samples to Nycomed or its designee, the related transfer price shall be equal to the Manufacturing Compensation paid by Partner for such Bulk Product, and, in case of finished Product, finished Promotional Samples, finished Phase IV Study Samples and finished Clinical Samples, the related transfer price shall be equal to the Manufacturing Compensation paid by Partner for such Bulk Product plus the Packaging costs of Partner.

In case that Nycomed should elect to proceed pursuant to Section 19.1.7.1(i), to the extent legally permitted, Partner grants Nycomed or its appointee the right to package or have packaged the applicable stocks of Bulk Product and to sell out the applicable stocks of Product in the original package make-up and such additional stock of Product in its make-up pursuant to this Agreement as Nycomed may reasonably require and manufacture for a smooth transfer of Partner’s business activities related to Product to Nycomed or its appointee, using Partner’s Promotional Materials.

19.1.7.2                                             Destruction of Stocks. Stocks of Bulk Product, finished Product, finished Promotional Samples, finished Phase IV Study Samples and finished Clinical Samples not transferred to Nycomed or Nycomed’s appointee or stocks not sold out by Partner in accordance with Section 19.1.7.1 shall be destroyed. The costs of such destruction shall be (i) borne by Partner if this Agreement has been terminated by Nycomed pursuant to Sections 18.2.1, 18.2.2, 18.3.1.1 or 18.3.2, or by Partner pursuant to Section 18.4, (ii) reimbursed to Partner by Nycomed if this Agreement has been terminated by Partner pursuant to Sections 18.2.1 or 18.2.2, and (iii) shared equally by the Parties if this Agreement has been terminated by either Party pursuant to Sections 18.2.3 or 18.2.4, unless the Parties reach another agreement with respect to such destruction. Nycomed or its duly authorized representative shall have the right to supervise any such destruction.

19.1.8                                                 Execution Payment, Development Milestone Fee and Sales Milestone Fees.  Section 3.6 notwithstanding, it is expressly understood that the Execution Payment, the Development Milestone Fee, and Sales Milestone Fees, to the extent paid by Partner, shall neither be refundable nor refunded in case of the termination of this Agreement for any reason whatsoever.

19.2           General Provisions Applying upon Expiration or Termination of this Agreement.

19.2.1                                                 Outstanding Payments. Save as otherwise provided, payments to be made by either Party arising out of the termination of this Agreement shall be due within thirty (30) Business Days after the termination of this Agreement (for any reason whatsoever) provided that the amount may be calculated at that time; if this is not the case, such payments shall become due within thirty (30) Business Days of the amount being calculated and such amount being correctly billed to the other Party.

19.2.2                                                 No Claims of Partner for Loss of or Enhancement of Business because of Termination. Upon termination of this Agreement, Partner shall not be entitled to compensation with respect to loss of business and/or enhancement of Nycomed’s business in the Territory, as the Parties do not consider Partner to be a sales agent (“Handelsvertreter”) pursuant to § 84 HGB (German Commercial Code) and corresponding EU (Directive 86/653/EEC), or a distributor that may be equated with a sales agent (“Handelsvertreter”).

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19.2.3                                                 Survival of Obligations. The termination of this Agreement for any reason whatsoever shall be without prejudice to any obligations or rights on the part of either Party which have accrued prior to such termination, and shall not affect or prejudice any provision of this Agreement which expressly or by implication survives termination (together with any provisions required to interpret such surviving provisions).  In addition the following provisions shall survive termination of this Agreement: Article 19 {Rights and Duties upon Termination}, Section 15.3 {Audits}, Article 16 {Confidentiality, Publications},  Section 18.5.1 {Audits Rights regarding orderly conduct of business prior to notification of termination}, Article 19 {Rights and Duties upon Termination or Expiration}, Section 15.2 {General Record-Keeping Obligations}, Article 20 {Governing Law, Dispute Resolution and Arbitration}, Article 21 {Force Majeure}, Article 23 {Miscellaneous}.

Article 20
Governing Law, Dispute Resolution and Arbitration

20.1           Governing Law. This Agreement shall be construed, and the respective rights of the Parties determined, shall be governed by and construed in accordance with, the laws of Germany, without giving effect to the choice of law principles thereof. If the English legal meaning differs from the German legal meaning of this Agreement and its terms, the German legal meaning shall prevail. The UNCITRAL Convention for the International Sale of Goods as well as any other unified law relating to the conclusion and implementation of contracts relating to the international sale of goods shall not apply.

20.2           Dispute Resolution. Save for disputes expressly assigned to Third Party determination pursuant to Section 10.4.2.4, Section 11.2.2.3 and Section 15.3 or to Third Party Expert Determination in accordance with Section 20.4 in accordance with the terms and conditions of this Agreement, the Parties shall first attempt to resolve any dispute, controversy or claim arising out of or relating to this Agreement in good faith negotiations (in each case, an attempt at “Dispute Resolution” and a “Dispute Resolution Procedure”).  Such Dispute Resolution Procedure may be initiated by each Party by submission of a written notification specifying in reasonable detail the issue in dispute, and its intention to initiate a Dispute Resolution Procedure (the "Notification"). Upon receipt of a Notification, representatives of the Parties shall promptly meet and attempt to resolve the dispute. If such representatives are unable to resolve promptly such disputed matter within [***] following receipt by a Party of the other Party’s Notification, either Party may refer the matter by written notice to the other to the head of each Party’s global prescription business (each, an “Officer” and collectively, the “Officers”) for discussion and resolution.

The Officers shall issue their resolution in writing. Section 4.6 shall apply accordingly to Dispute Resolution by the Officers pursuant to Section 20.2 always provided that the then acting Secretary of the JDC or JCC (as applicable) shall attend dispute resolution by such Officers (either in person or, where applicable, by means of telecommunication), and that the relevant Minutes shall be forwarded by such Secretary to such Officers for comment promptly after each such meeting (but in no event more than [***]) provided, that if such Officers cannot agree as to the content of the Minutes, such Minutes will be finalized to reflect such disagreement. The final minutes of each such Officer shall be distributed to the Parties by such Secretary.

If such Officers should be unable to resolve the applicable issue within such term of thirty (30) Business Days, then each Party may initiate Arbitration proceedings pursuant to Sections 20.3, 20.4 and 20.6.

20.3           Arbitration. Save for disputes expressly assigned to Third Party determination pursuant to Section 10.4.2.4, Section 11.2.2.3 and Section 15.3 or to Third Party Expert Determination in accordance with Section 20.4 in accordance with the terms and conditions of this Agreement, any dispute, controversy or claim arising out of or relating to this Agreement which the Parties are unable to amicably settle themselves by means of Dispute Resolution shall be settled by arbitration (the “Arbitration”) in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce in Paris (in force on the date when notice of arbitration is submitted, the “ICC Rules”) by three arbitrators acting in accordance with such rules (the “Tribunal”), one appointed by each Party, and the chairman to be appointed by the two Party-appointed arbitrators, such appointment to take place within two weeks from the appointment of the two Party-appointed arbitrators, failing which by the International Court of Arbitration pursuant to Article 8(4) of the ICC Rules. The Arbitration proceedings shall be held in London, England, in the English language. The decision of the court of Arbitration shall be final and exclusive and the prevailing Party may enter the arbitral award in any court having jurisdiction.

20.4           Third Party Expert Determination. Wherever in this Agreement (other than the cases referred to in Section 3.3.3.2.5, Section 10.4.2.4, Section 11.2.2.3 and Section 15.3) the Parties have indicated that the matter shall be referred to an expert (the “Expert”) for final determination (Section 7.1.1.3, Section 7.4.5, Section 9.6.2, Section 9.6.6, Section 22.2; collectively “Third Party Expert Determination”), the following provisions shall apply:

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20.4.1                                                 Nomination. Such expert shall be agreed by the Parties within 10 days of the request of either Party to appoint such an expert, failing which as nominated by the International Center for Expertise of the International Chamber of Commerce (the “ICC”) in Paris (internet link http://www.iccwbo.org/court/expertise/id4595/index.html). The nomination shall be subject to the conditions that (i) the Expert shall undertake to render his or her opinion within two (2) calendar months of the date of the submission by both Parties of their Proposals pursuant to Section 20.4.2, and (ii) the Expert shall undertake to deliver a written opinion evidencing the basis of his or her decision.

20.4.2                                                 Party Proposals. Within in a period of thirty (30) days from the nomination by such Expert by the Parties or the ICC, each Party shall submit to such Expert its proposal for the resolution of the conflict under evaluation (each, a “Proposal”).

20.4.3                                                 Expert Decision. Except for the cases referred to in Section 22.2, such Expert shall select one of the Parties' Proposals in its entirety, without any modifications or other changes, and to the exclusion of the other Party's Proposal. In the cases referred to in Section 22.2, the Expert shall proceed as provided in Section 22.2.

Further, such Expert shall determine the procedure for reaching his/her decision as he/she thinks fit provided that he/she provides each of Nycomed and Partner with at least one opportunity to present their views (both in writing and in person) and aims to reach a decision within two (2) calendar months of the submission by both Parties of their Proposals pursuant to Section 20.4.2. With respect to the costs of Third Party Expert Determination, Section 20.6 shall apply.

20.5           Injunctive Relief. By agreeing to Arbitration, Third Party Expert Arbitration or Third Party Expert Determination, the Parties do not intend to deprive any competent court of such court's jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of the Arbitration or Third Party Expert Determination proceedings and the enforcement of any award or judgment. Without prejudice to such provisional remedies in aid of Arbitration, Third Party Expert Arbitration or Third Party Expert Determination proceedings as may be available under the jurisdiction of a national court, the Tribunal shall have full authority to grant provisional remedies as it deems appropriate and to award damages for failure of any Party to respect the Tribunal's order to that effect.

20.6           Expenses of Arbitration and Third Party Expert Determination. The expenses of any Arbitration, Third Party Expert Arbitration or Third Party Expert Determination shall be borne by the Parties in proportion as to which each Party prevails or is defeated in Arbitration or Third Party Expert Determination. Each Party shall bear the expenses of its counsel and other experts retained in any Dispute Resolution, Arbitration or Third Party Expert Determination.

Article 21
Force Majeure

21.1           Force Majeure Affecting Either Party. Notwithstanding any other provision of this Agreement, Nycomed and Partner shall each be excused for any delay or default in performing any of their respective obligations hereunder if such delay or default is caused by conditions beyond its reasonable control including, but not limited to, acts of God, government restrictions (including import and export restrictions), wars, insurrections, terrorism, labor disturbances, shortages of equipment, fuel or labor, destruction of facilities or materials by fire, earthquake, storm or other casualty, any law, rule, order, decision, decree, judgment or injunction of any court, governmental officer or regulatory body, epidemic, or failure of public utilities or common carrier.

21.2           Force Majeure Affecting Nycomed. Notwithstanding Nycomed’s obligations pursuant to Section 9.3.5, and notwithstanding any other provision of this Agreement, Nycomed's delay or default caused by its Suppliers’ delay or default or by its Suppliers’ termination of or failure to renew any agreements with such Suppliers, shall be considered a Force Majeure Event if Nycomed has fulfilled all of its material obligations under such agreements and has used reasonable efforts to maintain such agreements in force.

21.3           [***]

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21.4           Consequences of Persisting Force Majeure. The Party affected by a Force Majeure event pursuant to Sections 21.1 to 21.3 (in each case, a “Force Majeure Event”) shall notify the other Party without undue delay in writing of any such Force Majeure Event and the underlying reasons for the delay or default. The Parties shall then reasonably cooperate in good faith so as to seek a resolution of the delay or failure to perform and to reasonably remove the Force Majeure Event. Always subject to Section 10.2.4.2.2.2 and Section 10.2.4.2.2.3, if the Party not affected by the Force Majeure Event is able and willing to perform the relevant obligation, the other Party shall not unreasonably withhold or delay its consent.

The costs and expenses of so removing any such Force Majeure Event shall be borne by the Party whose performance is affected by such Force Majeure Event. The Parties shall use all reasonable diligence to avoid, remove or mitigate the consequences of any such Force Majeure Event. The Party whose performance is affected by a Force Majeure Event shall continue performance with reasonable dispatch wherever such causes have been removed.

In the event that a Force Majeure Event pursuant to Section 21.1 or Section 21.2 should persist for a period of time exceeding [***], then the Parties shall undertake, for an additional period of [***], a good faith effort to renegotiate the terms and conditions of this Agreement so as to arrive at an equitable solution reasonably acceptable to both Parties. Should the Parties have failed to so renegotiate and agree on amended terms and conditions of this Agreement regarding the relevant Force Majeure Event within such additional period of [***], the Party whose performance is not affected by such Force Majeure Event shall be entitled to terminate this Agreement pursuant to Section 18.2.4.

21.5           Losses Resulting from Force Majeure. Subject to Section 14.1, in the event of such Force Majeure Event, each Party shall, Section 21.4 notwithstanding, bear its own losses resulting therefrom.

Article 22
Coming into Force and Antitrust Clearance Requirements

22.1           Reporting and Waiting Requirements under the HSR Act.

22.1.1                                                 Good Faith HSR-Determination. Partner undertakes to determine in good faith and at its cost and expense whether the transaction contemplated under this Agreement will be subject to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (15 U.S.C. Sec. 18a), and the rules and regulations promulgated thereunder (collectively, the “HSR Act”), and will, to the extent required and at its cost and expense, make a filing under the HSR Act.

22.1.2                                                 Representations and Warranties of Partner regarding HSR Act. In the event that Partner will come to the conclusion that no filing under the HSR Act is required, Partner will notify Nycomed of such conclusion.

22.1.3                                                 HSR Filing. In the event that Partner makes the good faith determination that a filing of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to the matters set forth in this Agreement under the HSR Act is required, each of Partner and Nycomed will, in a timely manner after the Execution Date of this Agreement, file with the United States Federal Trade Commission (the “FTC”) and the antitrust division of the United States Department of Justice (the “DOJ”), any notification and report form required of it in the reasonable opinion of both Parties under the HSR Act with respect to the transactions contemplated hereby, together with all required documentary attachments thereto. The Parties will cooperate with one another to the extent necessary in the preparation of any notification and report form required to be filed under the HSR Act. Each Party will be responsible for its own costs, expenses, and filing fees associated with any filing under the HSR Act.

22.1.4                                                 US Antitrust Law.  To the best of Partner’s knowledge (after consultation with US antitrust counsel), Partner represents and warrants to Nycomed that the execution, delivery and performance of this Agreement does not, in any material respect, conflict with or violate the competition law of the Territory, including, without limitation, the Sherman Antitrust Act of 1890 and the Clayton Antitrust Act of 1914 (each as amended).

22.2           Antitrust Clearance Requirements under EU Antitrust Law. Relying on the advice of reputable counsel experienced in the competition law of the European Union, the Parties have made the good faith determination that the transaction covered by this Agreement is not subject to the competition law of the European Union, as it will have no effects within the European Union (whether or not it would otherwise have benefited from a block exemption or have been exempted pursuant to Article 81(3) of the EC Treaty).

Execution copy

In the event that either Party should allege that the competition law of the European Union applies and any term of this Agreement does not comply with the laws and regulations of the European Community, the Parties shall amend this Agreement in good faith so as to conform to such relevant laws and regulations of the European Community in a way that most closely approximates the purpose and economic effect of the invalid provision and the Parties’ presumed intentions, thereby adjusting, to the extent reasonably required, the terms and conditions of this Agreement in order to resolve any inequities. Section 23.5 notwithstanding, if the Parties should have been unable to agree on the issue of whether or not this Agreement complies with the laws of the European Community and/or an appropriate amendment so as to harmonize this Agreement with such laws and regulations within three months from the first written request of a Party to do so, the issues of the compliance of this Agreement with the laws and regulations of the European Community shall be resolved and, if applicable, a corresponding amendment this Agreement shall be determined, by a Third Party Expert Determination pursuant to Section 20.4 always provided, however, that Section 20.4.3 shall not apply, and that such Third Party Expert shall be entitled to determine the appropriate amendments to be made to this Agreement in accordance with this clause.

Article 23
Miscellaneous

23.1           Entire Agreement. This Agreement constitutes the entire understanding of the Parties with respect to the subject matter hereof and supersedes and replaces all prior understandings between the Parties hereto including, without limitation, the Confidentiality Agreement.

23.2           Prevailing Agreement. In the event of any conflict between the provisions of this Agreement and a schedule attached hereto, the provisions of this Agreement shall prevail, unless the relevant clause of the relevant schedule expressly provides that it shall prevail, thereby referencing the clause of this Agreement over which the applicable schedule is intended to prevail.

23.3           Amendments. Modifications and amendments to this Agreement shall be effective only if made in writing. This also applies to a waiver of the written form. Evidence for the contents of this Agreement may only be produced in the form of written documents duly executed by each of the Parties hereto.

23.4           Notices. Unless otherwise provided for in this Agreement, any notice or request required or permitted to be given under or in connection with this Agreement or the subject matter hereof, shall be given in the English language in writing by prepaid registered or first-class airmail, by reputable same-day or overnight courier, or facsimile to the recipient at its address as set forth hereunder or to such other address or addressee as may have therefor been furnished in writing by the recipient to the sending Party provided, however, that any notice of termination shall be given by reputable same-day or overnight courier or registered mail against confirmation of receipt to the relevant address as indicated below.

Execution copy

If directed at Nycomed:	If directed at Partner:
Nycomed GmbH Attention: Legal Department Byk-Gulden-Strasse 2 D-78467 Konstanz Federal Republic of Germany

Forest Laboratories Holdings Limited
Attention: Chief Executive Officer
Milner House
18 Parliament Street
Hamilton, HM11
Bermuda

with a copy to and provided that notification of Forest Laboratories Holdings Limited only will suffice to constitute effective notice:

Forest Laboratories, Inc.
Attention: Chief Executive Officer
909 Third Avenue
New York, NY 10024
USA

Telephone: [***]	Telephone: [***]
Facsimile: [***]	Facsimile: [***]

Any change of these addresses shall be promptly communicated in writing to the other Party.

Any such aforementioned notice or request shall be deemed to be effective upon receipt by the Party to which it is addressed.

23.5           Severability and Gaps. Subject to Section 22.2, in the event of the invalidity of any provisions of this Agreement or of this Agreement containing any gaps, the Parties agree that such invalidity or gap shall not affect the validity of the remaining provisions of this Agreement. The Parties will replace an invalid provision or fill any gap with valid provisions that most closely approximate the purpose and economic effect of the invalid provision or, in case of a gap, the Parties’ presumed intentions. In the event that the terms and conditions of this Agreement are materially altered as a result of the preceding sentences, the Parties shall renegotiate the terms and conditions of this Agreement in order to resolve any inequities. Nothing in this Agreement shall be interpreted so as to require either Party to violate any applicable laws, rules or regulations. Nothing contained in this Section shall permit modification of the Execution Payment, the Development Milestone Fee and Sales Milestone Fees pursuant to Article 3.

23.6           Waiver and Estoppel. Failure of either Party to insist upon a strict and punctual performance of any of the provisions hereof shall not constitute a waiver nor an estoppel against asserting the right to require such performance, nor shall a waiver or estoppel in one instance constitute a waiver or estoppel with respect to a later breach, whether of similar nature or otherwise. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Party entitled to enforce such term, but any such waiver shall be effective only if in writing signed by the Party against whom such waiver is to be asserted.

23.7           No Agency, No Joint Venture, No Partnership. Nothing herein contained shall be deemed to create an agency, joint venture, amalgamation, partnership or similar relationship between Nycomed and Partner, and this Agreement shall not be deemed a partnership agreement. Notwithstanding any of the provisions of this Agreement, neither Party shall at any time enter into, incur, or hold itself out to Third Parties as having authority to enter into or incur, on behalf of the other Party, any commitment, expense, or liability whatsoever, and all contracts, expenses and liabilities undertaken or incurred by one Party in connection with or relating to the development, manufacture, promotion or sale of Product shall be undertaken, incurred or paid exclusively by that Party, and not as an agent or representative of the other Party. Without limitation, Partner shall market, distribute and sell Product under the Trademark in its own name and for its own account, and Partner shall act as an independent trader as regards both Nycomed and the customers, without being authorized to contract for or to act in the name of Nycomed unless specifically authorized by Nycomed in writing.

Execution copy

23.8           Assignment.

23.8.1                                                 Assignment of this Agreement. The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, Nycomed, Partner and, subject to Section 18.3.2, their respective successors by operation of law and permitted assigns.  Section 23.8.2 notwithstanding, Nycomed may assign or otherwise transfer this Agreement and all of its rights and obligations thereunder (i) in connection with any merger, reorganization, or sale of all or substantially all of its assets to which this Agreement relates (without limitation, the sale of its respiratory business); and (ii) to an Affiliate of Nycomed. Partner may assign or otherwise transfer this Agreement and all of its rights and obligations thereunder (y) in connection with any merger or sale of all or substantially all of its assets to which this Agreement relates (without limitation, the sale of its respiratory business); and (z) to an Affiliate of Partner.  In the event of any such assignment or transfer by either Party to an Affiliate of the assigning or transferring Party each of Nycomed and Partner, respectively, shall continue to be responsible for their performance under this Agreement.

23.8.2                                                 Assignment of Bottling Tooling Agreement. Partner consents to the assignment by Nycomed of the Bottling Tooling Agreement to Partner or, if agreed by the Toll Packager, an Affiliate of Partner, in accordance with Section 10.5 thereof with effect from the date of such assignment in accordance with Section 10.1.2.3 hereof, and, subject to such Section 10.1.2.3, all rights and obligations of Nycomed under such Bottling Tooling Agreement shall pass to Partner or such Affiliate of Partner, as may be applicable, with effect from the date of such assignment. Partner agrees to continue negotiating in good faith the Toll Packaging Agreement with the Toll Packager promptly following the Effective Date, replacing Nycomed as the negotiating party.

23.10         Construction and Interpretation.

23.10.1                                               Headings; Singular and Plural. The heading references herein are for convenience purposes only, do not constitute a part of this Agreement and shall be deemed not to limit or affect any of the provisions hereof and their interpretation. The singular and plural numbers can be substituted for each other when the context requires such substitution.

23.10.2                                               Construction and Interpretation. Representations and/or warranties given or assumed by a Party hereunder shall not be construed as a “Garantie” in the sense of § 444 German Civil Code or otherwise such that the limitations of liability pursuant to Section 14.2 may become inapplicable. For clarity, it is expressly agreed that this agreement shall be construed such, and that the English legal terms used in this Agreement shall be translated into the applicable German law and interpreted such, that the limitations of liability pursuant to Section 14.2 shall in any event prevail.

Further, any liability of a Party to the other Party under this Agreement shall require fault (“Fahrlässigkeit” or “Vorsatz” as provided in § 276 German Civil Code), and nothing in this Agreement shall be construed as a waiver of the requirement of fault with respect to the liability of each Party to the other Party under this Agreement. Notwithstanding the foregoing provision of this Section 23.10.2,
(i) the remedies of Partner in case of Defects of Bulk Product pursuant to Section 10.4.3 shall not be conditioned upon the fault of Nycomed
(ii) each Party’s obligation to bear the costs of a recall of Product pursuant to Section 12.5.3 shall not be conditioned upon the fault of a Party
(iii) the rights of Partner pursuant to Section 14.1.1.1 and the corresponding indemnification obligations of Nycomed shall, to the extent based on Defects of Bulk Product that are subject of indemnification pursuant to Section 14.1.1.1, not be conditioned upon the fault of Nycomed; and
(iv) the rights of Partner pursuant to Section 14.1.1.4 and the corresponding indemnification obligations of Nycomed shall not be conditioned upon the fault of Nycomed; and
(v) the rights of Nycomed pursuant to Section 14.1.2.1 and the corresponding indemnification obligations of Partner shall not be conditioned upon the fault of Partner.

23.10.3                                               Use of Terms “and” or “or”. The word “and” or “or” shall be deemed to mean “and”, “or” or “and/or”, where the context so admits or requires.

23.10.4                                               Use of Term “Including”. The term “including” as used herein means including without limitation.

23.10.5                                               Use of the Term “May”. As used herein, “may” shall mean having the right to do something and “may not” means the prohibition of something.

Execution copy

23.10.6                                               Use of the Term Appointee or Designee. As used herein, the term “appointee” or “designee” shall mean a Person to which a Party has sublicensed or subcontracted rights or obligations resulting from this Agreement, to the extent permitted.

23.10.7                                               Good Faith. Regardless of whether so specified in each instance, when the Parties discuss, negotiate, agree, conduct their business with each other, or decide or take any other action with respect to each other, they shall do so in good faith.

23.10.8                                               Mutual Agreement. The Parties acknowledge that they may, from time to time, reach agreements, which modify their rights and obligations pursuant to this Agreement. Nothing herein shall limit their right to do so, provided, however, that any such agreement shall be in writing, duly signed on behalf of both of the Parties.

23.11         Legal Costs of this Agreement. Each Party shall bear its own legal costs pertaining to the negotiation and execution of this Agreement.

23.12         Initial Press Release. The timing and content of the initial press release relating to this Agreement, including its existence, the subject matter to which it relates and the transactions contemplated herein will, except as otherwise required by law or any compulsory stock exchange rules and regulations, be determined jointly by the Parties.

23.13         Counterparts. This Agreement may be executed in duplicate, which may be delivered via facsimile or other means of electronic communication, both of which shall be deemed to be originals, and both of which shall constitute one and the same Agreement.

[Remainder of page intentionally left blank – Signature page follows]

Execution copy

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written above by their duly authorized representatives.

Nycomed GmbH	Forest Laboratories Holdings Limited

Name: Dr. Barthold Piening	Name: Howard Solomon

Title: Executive Vice President Operations	Title: Chairman

Signature: /s/ Barthold Piening	Signature: /s/ Howard Solomon

Name: Dr. Thomas Trah

Title: Vice President Strategic Partnering

Signature: /s/ Thomas Trah

Place, Date: Konstanz, August 07, 2009	Place, Date: New York, August 07, 2009

Execution copy

List of Schedules to this Agreement:

Schedule 1.1:	Bulk Product Specifications
Schedule 1.3:	Nycomed Licensed Patents
Schedule 1.4:	Partner Patents
Schedule 1.5:	Product Specifications
Schedule 1.6:	Draft Toll Packaging Agreement
Schedule 1.7:	Trademark
Schedule 9.5.4.1:	Daxas® Extension Program
Schedule 9.6.1.1:	[***]
Schedule 10.2.3:	Quality Agreement
Schedule 10.3.4:	Batch Size
Schedule 12.4:	Roflumilast Pre- and Post Marketing Surveillance (SOP)

Execution copy

SCHEDULE 1.1

to the Collaboration and Distribution Agreement on Roflumilast between
 Nycomed and Partner regarding the USA
___________________________________________________________________________

Bulk Product Specifications

[To be specified in the Quality Agreement. Pending execution of the Quality Agreement in accordance with Section 10.2.3.1, the Bulk Product Specifications shall correspond to the specifications of Bulk Product as set out in the NDA for the Original Product as of the Effective Date, whereby the primary Packaging and transportation Packaging of Bulk Product that does not form part of such NDA shall, pending execution of such Quality Agreement, be determined by Nycomed within its reasonably exercised discretion in conformity with applicable Legal Requirements.]

Execution copy

SCHEDULE 1.3

to the Collaboration and Distribution Agreement on Roflumilast between
 Nycomed and Partner regarding the USA
___________________________________________________________________________

Nycomed Licensed Patents

Section 1 – Nycomed Patents
No.	US Patent No., US Application No., and/or US Publication No.
1. Substance Patent	US 5,712,298
2. [***]	[***]
3. [***]	[***]
4. [***]	[***]
5. [***]	[***]
6. [***]	[***]

Section 2 – Nycomed Manufacturing Patents
No.	Applicable Countries
1. [***]	[***]
2. [***]	[***]
3. [***]	[***]

Execution copy

SCHEDULE 1.4

to the Collaboration and Distribution Agreement on Roflumilast between
 Nycomed and Partner regarding the USA
___________________________________________________________________________

Partner Patents

[Note:  Not applicable as of Effective Date]

Execution copy

SCHEDULE 1.5

to the Collaboration and Distribution Agreement on Roflumilast between
 Nycomed and Partner regarding the USA
___________________________________________________________________________

Product Specifications

[To be specified in the Quality Agreement.  Pending execution of the Quality Agreement in accordance with Section 10.2.3.1, the Product Specifications shall correspond to the specifications of Product as set out in the NDA for the Original Product as of the Effective Date.]

Execution copy

SCHEDULE 1.6

to the Collaboration and Distribution Agreement on Roflumilast between
 Nycomed and Partner regarding the USA
___________________________________________________________________________

Draft Toll Packaging Agreement

Execution copy

SCHEDULE 1.7

to the Collaboration and Distribution Agreement on Roflumilast between
 Nycomed and Partner regarding the USA
___________________________________________________________________________

Trademark

Trademark	Application No.	Registration No.	Application Date	Registration Date
[***]		[***]		[***]
[***]	[***]		[***]
[***]	[***]		[***]
[***]	[***]		[***]
[***]	[***]		[***]
[***]		[***]		[***]

Execution copy

SCHEDULE 9.5.4.1

to the Collaboration and Distribution Agreement on Roflumilast between
 Nycomed and Partner regarding the USA
___________________________________________________________________________

Daxas® Extension Program

[To be attached at an appropriate time in accordance with Section 9.5.4.1]

Execution copy

SCHEDULE 9.6.1.1

to the Collaboration and Distribution Agreement on Roflumilast between
 Nycomed and Partner regarding the USA
___________________________________________________________________________

[***]

Execution copy

SCHEDULE 10.2.3

to the Collaboration and Distribution Agreement on Roflumilast between
 Nycomed and Partner regarding the USA
___________________________________________________________________________

Quality Agreement

[To be attached at an appropriate time in accordance with Section 10.2.3.1]

Execution copy

SCHEDULE 10.3.4

to the Collaboration and Distribution Agreement on Roflumilast between
 Nycomed and Partner regarding the USA
___________________________________________________________________________

Batch Size

For Original Product, as per NDA for Original Product: [***]

Execution copy

SCHEDULE 12.4

to the Collaboration and Distribution Agreement on Roflumilast between
 Nycomed and Partner regarding the USA
___________________________________________________________________________

Roflumilast Pre- and Post Marketing Surveillance (SOP)

[To be attached at an appropriate time]